THIS LEASE AGREEMENT HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS LEASE AGREEMENT CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE AGREEMENT MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL EXECUTED COUNTERPART CONTAINING THE RECEIPT EXECUTED BY LESSOR OR, IF LESSOR HAS ASSIGNED ITS RIGHTS TO A THIRD PARTY IN ACCORDANCE WITH THIS LEASE AGREEMENT, SUCH THIRD PARTY ON THE SIGNATURE PAGE OF THIS LEASE AGREEMENT.



                                 LEASE AGREEMENT

                               dated __ June, 2001

                                     between

                         INVESTORS ASSET HOLDING CORP.,
     AS  OWNER  TRUSTEE
     (Lessor)

     -  and  -

     AEROVIAS  DE  MEXICO,  S.A.  DE  C.V.
     (Lessee)
     ___________________________________

     -  relating  to  -
     Boeing/McDonnell  Douglas  MD-87
     Manufacturer's  Serial  No:  49587
     U.S.  Registration  No.:  N753RA
     _____________________________________


EXECUTION  COPY
M73918.7
========

     TABLE  OF  CONTENTS


CLAUSE  PAGE

1.      DEFINITIONS and INTERPRETATION                    1
1.1.    Definitions                                       1
1.2.    Interpretation                                   12

2.      REPRESENTATIONS and WARRANTIES                   13
2.1.    Lessee's Representations and Warranties          13
2.2.    Lessee's Further Representations and Warranties  14
2.3.    Repetition                                       15
2.4.    Trustee's Representations and Warranties         15
2.5.    Lessor's Representations and Warranties          16
2.6.    Repetition                                       17

3.      CONDITIONS PRECEDENT                             17
3.1.    Lessor's Documentary Conditions Precedent        17
3.2.    Lessor's Other Conditions Precedent              18
3.3.    Lessor's Waiver                                  19
3.4.    Lessee's Conditions Precedent                    19

4.      COMMENCEMENT                                     20
4.1.    Leasing                                          20
4.2.    Delivery                                         20
4.3.    Delivery Inspection                              20
4.4.    Acceptance and Risk                              20

5.      PAYMENTS                                         21
5.1.    Rental Periods                                   21
5.2.    Basic Rent                                       21
5.3.    Extension Option                                 21
5.4.    Payments                                         21
5.5.    Gross-up                                         22
5.6.    Taxation                                         22
5.7.    Information                                      23
5.8.    Taxation of Indemnity Payments                   24
5.9.    Default Interest                                 25
5.10.   Contest                                          25
5.11.   Verification                                     27
5.12.   Forms                                            28
5.13.   Absolute                                         28
5.14.   Deposit                                          29

6.      MANUFACTURER'S WARRANTIES                        30
6.1.    Assignment                                       30
6.2.    Proceeds                                         30
6.3.    Parts                                            30
6.4.    Agreement                                        30

7.      LESSOR'S COVENANTS and DISCLAIMERS               30
7.1.    Quiet Enjoyment                                  30
7.2.    Registration and Filings                         30
7.3.    Exclusion                                        30
7.4.    Lessee's Waiver                                  30
7.5.    Adverse Tax Change                               30
7.6.    Lessee's Confirmation                            30
7.7.    Lessor Contribution                              30

8.      LESSEE'S COVENANTS                               30
8.1.    Duration                                         30
8.2.    Information                                      30
8.3.    Lawful and Safe Operation                        30
8.4.    Taxes and Other Charges                          30
8.5.    Sub-Leasing                                      30
8.6.    Inspection                                       30
8.7.    Protection of Title                              30
8.8.    General                                          30
8.9.    Records                                          30
8.10.   Registration and Filings                         30
8.11.   Maintenance and Repair                           30
8.12    Removal of Engines and Parts                     30
8.13.   Installation of Engines and Parts                30
8.14    Non-Installed Engines and Parts                  30
8.15.   Pooling of Engines and Parts                     30
8.16.   Equipment Changes                                30
8.17.   Title to Parts                                   30
8.18    Third Parties                                    30

9.      INSURANCE                                        30
9.1.    Insurances                                       30
9.2.    Requirements                                     30
9.3.    Insurance Covenants                              30
9.4.    Failure to Insure                                30
9.5.    Continuing Indemnity                             30
9.6.    Application of Insurance Proceeds                30
9.7.    Additional Insurance                             30

10.     INDEMNITY                                        30
10.1.   General                                          30
10.2.   Mitigation                                       30
10.3.   Duration                                         30

11.     EVENTS OF LOSS                                   30
11.1.   Total Loss                                       30
11.2.   Requisition                                      30

12.     RETURN OF AIRCRAFT                               30
12.1.   Redelivery                                       30
12.2.   Final Checks                                     30
12.3    Final Inspection                                 30
12.4.   Non-Compliance                                   30
12.5.   Export Documentation                             30
12.6.   Acknowledgment                                   30

13.     DEFAULT                                          30
13.1.   Events                                           30
13.2.   Rights                                           30
13.3.   Repossession and Removal                         30
13.4.   Default Payments                                 30

14.     ASSIGNMENT and TRANSFER                          30
14.1.   No Assignment by Lessee                          30
14.2.   Lessor Assignment                                30
14.3.   Grants of Security Interests                     30
14.4.   Sale and Leaseback by Lessor                     30
14.5.   Further Acknowledgments                          30
14.6.   Certain Protections for Lessee's Benefit         30

15.     MISCELLANEOUS                                    30
15.1.   Waivers; Remedies Cumulative                     30
15.2.   Delegation                                       30
15.3.   Certificates                                     30
15.4.   Appropriation                                    30
15.5.   Currency Indemnity                               30
15.6.   Severability                                     30
15.7.   Remedy                                           30
15.8.   Expenses                                         30
15.9.   Time of Essence                                  30
15.10.  Notices                                          30
15.11.  Law and Jurisdiction                             30
15.12.  Sole and Entire Agreement                        30
15.13.  Indemnities                                      30
15.14.  Counterparts                                     30
15.15.  Confidentiality                                  30




SCHEDULE  1     TERMINATION  VALUE

SCHEDULE  2     DESCRIPTION  OF  AIRCRAFT

SCHEDULE  3     CERTIFICATE  OF  ACCEPTANCE

SCHEDULE  4     CONDITION  AT  DELIVERY

SCHEDULE  5     OPERATING  CONDITION  AT  REDELIVERY

SCHEDULE  6     INSURANCE  PROVISIONS

SCHEDULE  7     FORM  OF  LEGAL  OPINION

SCHEDULE  8     FORM  OF  MONTHLY  STATUS  REPORT

SCHEDULE  9     BASIC  RENT  AND  DEPOSIT

SCHEDULE  9-A     FORM  OF  LETTER  OF  CREDIT

SCHEDULE  10     SUBSEQUENT  INVESTMENTS

                                 LEASE AGREEMENT


This LEASE AGREEMENT, dated ___ June, 2001 (this "Agreement"), is between Investors Asset Holding Corp., a Massachusetts corporation, not in its individual capacity but solely as owner trustee pursuant to the Trust Agreement (the "Lessor"), and Aerovias de Mexico, S.A. de C.V., a corporation formed under the laws of Mexico (the "Lessee").

                                    RECITALS:

(A) The Aircraft is owned by Lessor and is subject to an Aircraft Security Agreement [49587] dated as of June __, 2001 (the "Security Agreement"), between Lessor, as borrower, and General Electric Capital Corporation, a New York corporation (the "Agent"), as agent.

(B) Lessor and Lessee wish to provide for the leasing of the Aircraft to the Lessee upon and subject to the covenants, terms and conditions set out in this Agreement.

     In consideration of the foregoing and for other good and valuable consideration whose receipt and sufficiency Lessor and Lessee hereby acknowledge, Lessor and Lessee agree as follows:

1.     DEFINITIONS  and  INTERPRETATIONDEFINITIONS  and  INTERPRETATION
       --------------------------------

1.1.     DefinitionsDefinitions
         -----------

In this Agreement the following expressions shall, unless the context otherwise requires, have the following respective meanings:

AFFILIATE means, in relation to any Person, any other Person controlled directly or indirectly by that Person, any other Person that controls directly or indirectly that Person or any other Person under common control with that Person. For this purpose "control" of any Person means ownership of a majority of the voting power of the Person.

AGENT  has  the  meaning  specified  in  Recital  A.

AGREED MAINTENANCE PERFORMER means the Lessee or any other reputable maintenance organization that is experienced in maintaining aircraft and/or engines of the same type as the Aircraft and the Engines, and duly certificated by the Aviation Authority.

AGREED MAINTENANCE PROGRAM means the Lessee's current Maintenance Program (which includes the adoption of MSG-3) as the same may be amended from time to time with the approval of the Aviation Authority.

AGREEMENT  has  the  meaning  specified  in  the  preamble.

AIRCRAFT means the aircraft described in Part l of Schedule 2 (which term includes, where the context admits, a separate reference to all Engines, Parts and Aircraft Documents).

AIRCRAFT DOCUMENTS means the documents, data and records identified in Part 2 of
Schedule 2 and all additions, renewals, revisions and replacements from time to time made in accordance with this Agreement.

AIRFRAME  means  the Aircraft, excluding the Engines and the Aircraft Documents.

AMR  means  American  Airlines,  Inc.

APU means (i) the auxiliary power unit listed in Schedule 2, (ii) any and all Parts, so long as such Parts are incorporated in, installed on or attached to such auxiliary power unit or so long as title to such Parts is vested in the Lessor in accordance with the terms of Clause 8.17(a) after removal from such auxiliary power unit, and (iii) insofar as the same belong to Lessor, all substitutions, replacements or renewals from time to time made in or to such auxiliary power unit or to any of the Parts referred to in clause (ii) above, as required or permitted under this Agreement.

AVIATION AUTHORITY means the FAA or, if the State of Registration ceases to be the United States of America, the Person and/or Government Entity which, under the laws of the State of Registration, from time to time (a) has control or supervision of civil aviation; or (b) has jurisdiction over registration, airworthiness or operation of the Aircraft.

BANKRUPTCY  LAWS  has  the  meaning  specified  in  Clause  13.1.

BASIC  RENT  means  all  amounts  payable  pursuant  to  Clause  5.2.

BUSINESS DAY means a day (other than a Saturday or Sunday) on which banks are open for business in Mexico City (D.F.), Mexico, New York, New York, and Boston, Massachusetts.

CERTIFICATE OF ACCEPTANCE means a certificate in the form of Schedule 3 to be completed and executed by the Lessee on Delivery.

CINTRA GROUP AIRLINE means (i) any airline, duly certificated by the aviation authority in its jurisdiction of incorporation, owned or controlled by or under common control with Cintra, S.A. de C.V., a Mexican corporation, or any of its Subsidiaries or (ii) any subsidiary or Affiliate of Lessee which is duly certified by the aviation authority in its jurisdiction of incorporation.

CLAIM  has  the  meaning  specified  in  Clause  10.1.

CPCP  has  the  meaning  specified  in  Clause  12.2.

CYCLE  means  one  take-off  and  landing  of  an  airframe.

DAMAGE  NOTIFICATION  THRESHOLD  means  $500,000.

DEFAULT means any Event of Default and any event which with the giving of notice, lapse of time, determination of materiality or fulfillment of other condition or any combination of the foregoing would constitute an Event of Default.

DEFAULT  RATE  has  the  meaning  specified  in  Clause  5.9.

DELIVERY means the delivery of the Aircraft to the Lessee in accordance with the terms of this Agreement.

DELIVERY  DATE  means  the  date  of  the  Acceptance  Certificate.

DELIVERY LOCATION means Will Rogers World Airport, Oklahoma City, Oklahoma, U.S.A. or any other location mutually agreed by Lessor and Lessee.

DEPOSIT  means the amount, or other security, set forth or specified in Schedule
9.

DGAC means the Direccion General de Aeronautica Civil of the Secretaria de Comunicaciones y Transportes of Mexico.

DOLLARS  and  $  means  the  lawful  currency  of  the United States of America.

ENGINE  means  whether  or  not  installed  on  the  Aircraft:

(a)     each  engine  of  the  manufacture, model and serial number specified in
Part  1  of  Schedule  2,  title  to  which  shall  belong  to  the  Lessor;  or

(b) any engine which replaces that engine, title to which passes to the Lessor in accordance with Clause 8.17(a);

and in each case includes all modules and Parts from time to time belonging to, installed in or appurtenant to that engine but excludes any engine replaced in accordance with Clause 8.13(a) title to which has, or should have, passed to the Lessee in accordance with Clause 8.17(c) pursuant to this Agreement.

ENGINE LOSS means the occurrence of any of the events referred to in the definition of "Total Loss" but with the references therein to "Airframe" being construed as references to an Engine.

ENGINE LOSS DATE means the relevant date determined in accordance with the definition of "Total Loss Date" as if that definition applied to an Engine Loss.

ENGINE MANUFACTURER means the Pratt & Whitney Division of United Technologies Corporation.

EVENT  OF  DEFAULT  means  an  event  specified  in  Clause  13.1.

EXPIRY DATE means the day preceding the numerically corresponding day forty-eight (48) months after the Delivery Date, or, if the extension option has been elected by Lessee pursuant to Clause 5.3, sixty (60) months after the Delivery Date or if earlier the date on which:

(a) the Aircraft has been redelivered in accordance with this Agreement and all outstanding obligations of Lessee have been satisfied; or

(b) the Lessor receives the Termination Value following a Total Loss and any other amounts then due and owing in accordance with this Agreement.

FAA means the United States Federal Aviation Administration of the Department of Transportation or any Person or Government Entity succeeding to the functions thereof.

FAR means the Federal Aviation Regulations for the time being in force, issued by the FAA pursuant to the Federal Aviation Law and published in Title 14 of the Code of Federal Regulations.

FEDERAL AVIATION LAW means Title 49 of the United States Code, as amended, or any successor statutory provisions and the regulations promulgated under such provisions.

FINANCIAL INDEBTEDNESS means any indebtedness in respect of (a) moneys borrowed,
(b) any liability under any debenture, bond, note, loan stock, acceptance credit, documentary credit or other security, (c) the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession, (d) the capitalized value (determined in accordance with accounting practices generally accepted in the State of Incorporation) of obligations under finance leases, or (e) any guarantee, indemnity or similar assurance against financial loss of any Person in respect of the above.

FLIGHT HOUR means each hour or part thereof (rounded up to two decimal places) elapsing from the moment the wheels of an airframe leave the ground on take off until the moment the wheels of such airframe next touch the ground.

GOVERNMENT ENTITY means (a) any national government, political subdivision thereof or local jurisdiction therein, (b) any instrumentality, board, commission, court, or agency of any thereof, however constituted, and (c) any association, organization, or institution of which any of the above is a member or to whose jurisdiction any thereof is subject or in whose activities any of the above is a participant.

HABITUAL BASE means Mexico or, subject to the prior written consent of the Lessor (which will not be unreasonably withheld), any other country or countries in which the Aircraft is for the time being habitually based.

     HEAD  LEASE  has  the  meaning  specified  in  Clause  14.4.

     HEAD  LESSOR  has  the  meaning  specified  in  Clause  14.4.

     IATA  means  the  International  Air  Transport  Association.

INDEMNITEES means Lessor, Trustee, any Lessor Lender, any Owner Participant, any successors and permitted assigns of Lessor, Trustee or Owner Participant and their respective shareholders, members, Affiliates, partners, contractors, directors, managers, officers, servants, agents and employees.

LANDING GEAR means the landing gear assembly of the Aircraft excluding the wheels and brake units.

     LESSEE  has  the  meaning  specified  in  the  preamble.

     LESSOR  has  the  meaning  specified  in  the  preamble.

     LESSOR  CONTRIBUTION  has  the  meaning  specified  in  Clause  7.7.

LESSOR LENDER means (i) Agent, and any other lender for whom the Agent acts as a security agent under the Security Agreement and related loan documents; and (ii) any other Person to whom Lessor or Owner Participant grants a Mortgage for the purpose of any financing or refinancing to be accomplished by Lessor, any Owner Participant or any Affiliate thereof, and any Person that lends money to Lessor and for whom a Mortgagee holds a Mortgage and includes the successors and permitted assigns of such Persons.

LESSOR LIEN means any Security Interest from time to time created by or arising through the Lessor, any Lessor Lender, the Trustee or the Owner Participant that results from acts or omissions of, or claims against, the Lessor, any Lessor Lender, the Trustee or the Owner Participant not related to the operation of the Aircraft by the Lessee during the Term or the transactions contemplated by or permitted under this Agreement, and any Security Interest in respect of the Aircraft for Lessor Taxes.

LESSOR  TAXES  means:

(a) Taxes imposed or to the extent increased as a direct result of the incorporation, residence, presence or activities of the Lessor, Trustee, each Lessor Lender or Owner Participant, as the case may be, in the jurisdictions imposing the liability unrelated to the Lessor's, Trustee's, Lessor Lenders' or Owner Participant's dealings with the Lessee pursuant to this Agreement or to the transactions contemplated by this Agreement or the operation of the Aircraft by the Lessee;

(b) Taxes imposed on the gross or net income, profits, receipts, capital, franchises, excess profit or conduct of business or gains of the Lessor, Trustee, a Lessor Lender or Owner Participant, as the case may be, (i) by any Government Entity in the jurisdiction in which such Lessor, Trustee, Lessor Lender or Owner Participant, as the case may be, is organized or incorporated or in which it has its principal place of business, or (ii) by any Government Entity in any other jurisdiction where the Lessor, Trustee, a Lessor Lender or Owner Participant, as the case may be, is liable for such Taxes other than as a result of the transactions contemplated by this Agreement;

(c) Taxes imposed with respect to any period commencing or event occurring before the date of this Agreement or after the Expiry Date and unrelated to the Lessor's, Trustee's, a Lessor Lender's or Owner Participant's, as the case may be, dealings with the Lessee pursuant to this Agreement or to the transactions contemplated by this Agreement during such period;

(d) Taxes imposed as a direct result of the initial sale of the Aircraft to the Lessor or as a result of the sale or other disposition by the Lessor, the Trustee, a Lessor Lender or the Owner Participant, as the case may be, of all or a portion of its interest in the Aircraft or this Agreement or any interest in the Lessor, unless such sale or disposition occurs as a consequence of the exercise of remedies following an Event of Default;

(e)     Taxes  attributable  to  the  failure  of  the Lessor, Trustee, a Lessor
Lender or Owner Participant, as the case may be, to provide any forms or certificates reasonably requested by the Lessee;

(f) Taxes imposed on any Lessor's, Trustee's, a Lessor Lender's or Owner Participant's, as the case may be, assignee (i) if such Tax would not have been imposed on the Lessor, Trustee, Lessor Lender or Owner Participant, as the case may be, or (ii) to the extent such Tax exceeds the Tax that would have been imposed on the Lessor, Trustee, Lessor Lender or Owner Participant, as the case may be;

(g) Taxes attributable to the failure of the Lessor, Trustee, a Lessor Lender or Owner Participant, as the case may be, to comply with certification, information or reporting requirements or to file proper, accurate and timely reports or returns to avail itself of any applicable extensions or exemptions in
(i) their respective state of incorporation or the state of their respective principal place of business or any other jurisdiction in which the relevant Indemnitee would be subject to taxation with respect to its net income other than in connection with this transaction and, or (ii) such other jurisdictions as Lessee may advise;

(h) Taxes imposed in the nature of an intangible or similar tax upon or with respect to the value of an interest of the Lessor, Trustee, a Lessor Lender or Owner Participant, as the case may be, in the Aircraft, Airframe, Engine or any Part thereof, or in the Agreement, except to the extent such Taxes arise in any jurisdiction as a result of the use or operation of the Aircraft or the activities of the Lessee in such taxing jurisdiction;

(i) Taxes which arise out of or are caused by (i) the breach of any representation, warranty or covenant of such Lessor, Trustee, Lessor Lender or Owner Participant, as the case may be, (ii) any act or omission of the Lessor, Trustee, a Lessor Lender or Owner Participant, as the case may be, prohibited by this Agreement, (iii) the gross negligence or willful misconduct of such Lessor, Trustee, Lessor Lender or Owner Participant, or (iv) the existence of any Lessor Liens; and

(j) Taxes imposed as a result of any financing or refinancing of the Aircraft undertaken by the Lessor, Trustee, a Lessor Lender or Owner Participant.

MAINTENANCE PROGRAM means an FAA or Aviation Authority approved maintenance program for the Aircraft encompassing scheduled maintenance, condition monitored maintenance and/or on-condition maintenance of Airframe, Engines and Parts, including servicing, testing, preventative maintenance, repairs, structural inspections, system checks, overhauls, approved modifications, service bulletins, engineering orders, airworthiness directives, corrosion control, inspections and treatments.

MAJOR CHECKS means each of the MSG-3 packages P-1 through P-6, inclusive, as set out in the Agreed Maintenance Program, and any other heavy maintenance visit or segment thereof suggested for commercial aircraft of the same model as the Aircraft by its Manufacturer.

MANUFACTURER means (i) The Boeing Company, as successor by acquisition to McDonnell Douglas Corporation, and (ii) prior to such acquisition, McDonnell Douglas Corporation.

MEXICAN GAAP means generally accepted accounting principles as in effect from time to time in Mexico and, subject to changes in such principles from time to time, consistently applied in accordance with the past practices of a Person.

MEXICO  means  the  United  Mexican  States.

MINIMUM  LIABILITY  COVERAGE  means  $750,000,000  combined  single  limit.

     MORTGAGE  has  the  meaning  specified  in  Clause  14.3.

     MORTGAGEE  has  the  meaning  specified  in  Clause  14.3.

     MSG-3  means  The  Boeing  Company's  "MSG-3"  Maintenance  Program.

OWNER PARTICIPANT means, individually or collectively, as the case may require, each of American Income Fund I-C, a Massachusetts limited partnership, American Income Fund I-D, a Massachusetts limited partnership, American Income Fund I-E, a Massachusetts limited partnership, AFG Investment Trust A, a Delaware business trust, AFG Investment Trust B, a Delaware business trust, AFG Investment Trust C, a Delaware business trust, and AFG Investment Trust D, a Delaware business trust, in each case having an address c/o Equis Financial Group, 88 Broad Street, Boston, MA 02110, Attention: Mr. James Coyne, Telefax No.:
+1-617-695-0596.

PART  means,  whether  or  not  installed  on  the  Aircraft:

(a) any component, furnishing or equipment (other than a complete Engine) furnished with, installed on or appurtenant to the Airframe and Engines on Delivery; and

(b) any other component, furnishing or equipment (other than a complete Engine) title to which has, or should have, passed to the Lessor pursuant to Clause 8.17(a),

but excludes any such items title to which has, or should have, passed to the Lessee pursuant to Clause 8.17(c).

PERMITTED  LIEN  means:

(a) any Security Interest for Taxes not assessed or, if assessed, not yet due and payable, or being contested in good faith by appropriate proceedings;

(b) any Security Interest of a repairer, mechanic, carrier, hangar keeper, unpaid seller or other similar lien arising in the ordinary course of business or by operation of law in respect of obligations which are not overdue in accordance with applicable law (or, if applicable, generally accepted accounting principles and practices in the relevant jurisdiction) or are being contested in good faith by appropriate proceedings;

(c)     any  Lessor  Lien;

(d) the respective rights of the Lessor and the Lessee as herein provided (including such rights with respect to Subleases permitted hereunder);

(e) any other Security Interest with respect to which Lessee shall have provided a bond or other security in an amount and under terms reasonably satisfactory to Lessor (as evidenced by Lessor's prior written consent thereto); and

(f) Security Interests arising out of any judgment or award against the Lessee that is, within 60 days after entry, discharged, vacated or appealed, with execution stayed pending appeal;

but only if, in the case of (a) and (b): (i) adequate reserves have been provided by the Lessee for the payment of the Taxes or obligations in accordance with generally accounting principles and practices in the relevant jurisdiction; and (ii) such proceedings, or the continued existence of the Security Interest, do not give rise to any reasonable likelihood of the sale, forfeiture or other loss of the Aircraft or any interest therein or of criminal liability on the Lessor or any other Indemnitee.

PERSON means any individual person, corporation, partnership, limited liability company, firm, joint stock company, joint venture, trust, estate, unincorporated organization, association, Government Entity or organization or association of which any of the above is a member or a participant.

REDELIVERY CREDIT means the net amount, if any, determined to be payable by Lessor and due to Lessee pursuant to Schedule 5 after the return of the Aircraft and the due performance of all other obligations then due in accordance with this Agreement.

REDELIVERY LOCATION means Mexico City International Airport, or such other airport in the continental United States of America as may be specified by Lessor.

RENT  means  collectively,  all  Basic  Rent  and  all  Supplemental  Rent.

RENT DATE means the Delivery Date and the day after the last day of each Rental Period during the Term.

RENTAL  PERIOD  means  each  period  ascertained  in accordance with Clause 5.1.

SECURITY  AGREEMENT  has  the  meaning  specified  in  Recital  A.

SECURITY INTEREST means any mortgage, charge, pledge, lien, assignment, hypothecation, right of set-off, or any agreement or arrangement having the effect of creating a security interest, other than a Permitted Lien.

     SETTLEMENT  DATE  has  the  meaning  specified  in  Clause  11.1.

     SRM  has  the  meaning  specified  in  Clause  12.2.

STATE  OF  INCORPORATION  means  Mexico.

STATE  OF  REGISTRATION  means  the  United  States  of  America.

SUBSEQUENT INVESTMENT means each payment made or to be made by or on behalf of the Lessor after the Delivery Date pursuant to Clause 7.7 or Schedule 10.

SUBSIDIARY  means:

(a) in relation to any reference to financial statements, any company whose financial statements are consolidated with the financial statements of the Lessee in accordance with accounting principles generally accepted under accounting standards of the State of Incorporation; and

(b) for any other purpose, an entity from time to time (i) of which another has direct or indirect control or owns directly or indirectly more than 50% of the voting share capital, or (ii) which is a direct or indirect subsidiary of another under the laws of the jurisdiction of its incorporation.

     SUCCESSOR  has  the  meaning  specified  in  Clause  8.8.

SUPPLEMENTAL RENT means all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay under this Agreement to Lessor or any other Person, including payment of indemnities and Termination Value.

TAXES means all present and future taxes, levies, imposts, duties or charges in the nature of taxes, whatever and wherever imposed, including customs duties, value added taxes or similar taxes and any franchise, transfer, sales, use, asset, business, occupation, excise, personal property, stamp, income or other tax or duty imposed by any national or local taxing or fiscal authority or agency, together with any penalties, additions to tax, fines or interest thereon.

TERM means the period commencing on the Delivery Date and ending on the Expiry Date.

TERMINATION  VALUE  means  on  any  date  the  amount set forth for such date in
Schedule  1.

TOTAL  LOSS  means  with  respect  to  the  Airframe:

(a) the actual, arranged or constructive total loss of the Airframe (including any damage to the Airframe which results in an insurance settlement on the basis of a total loss, or requisition for use or hire which results in an insurance settlement on the basis of a total loss);

(b) the Airframe being destroyed, damaged beyond repair or permanently rendered unfit for normal use for any reason whatsoever;

(c) the requisition of title, or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention (for a period in excess of 120 days) for any reason of the Airframe by any Government Entity (whether de jure or de facto), but excluding requisition for use or hire not involving requisition of title; or

(d) the hi-jacking, theft, condemnation, confiscation, seizure or requisition for use or hire of the Airframe which deprives any Person permitted by this Agreement to have possession and/or use of the Airframe of its possession and/or use for more than 120 consecutive days.

TOTAL  LOSS  DATE  means:

(a) in the case of an actual total loss, the actual date on which the loss occurs or, if such date is unknown, the day on which the Aircraft was last heard of;

(b) in the case of any of the events described in sub-paragraph (a) of the definition of "Total Loss" (other than an actual total loss), the earlier of (i) 30 days after the date on which notice claiming such total loss is given to the relevant insurers, and (ii) the date on which such loss is admitted or compromised by the insurers;

(c) in the case of any of the events described in sub-paragraph (b) of the definition of "Total Loss", the date on which such destruction, damage or rendering unfit occurs;

(d) in the case of any of the events described in sub-paragraph (c) of the definition of "Total Loss", the date on which the relevant requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention occurs;

(e) in the case of any of the events described in sub-paragraph (d) of the definition of "Total Loss", the expiry of the period of 120 days referred to in such sub-paragraph (d);

and, in each case (other than an actual Total Loss), the Total Loss shall be deemed to have occurred at noon New York City time on such date.

     TRANSFER  has  the  meaning  specified  in  Clause  14.2.

     TRANSFEREE  has  the  meaning  specified  in  Clause  14.2.

TRUST  AGREEMENT  means  the  Amended  and Restated "IAHC/RENO AIR 1996-1 Trust"
Trust Agreement dated as of the date hereof between Trustee and the Owner Participant as the same may be supplemented from time to time.

TRUSTEE means Investors Asset Holding Corp., not in its individual capacity but solely as owner trustee, a Massachusetts corporation, whose chief executive office is at 88 Broad Street, Boston, MA 02110, pursuant to a Trust Agreement, with Owner Participant.

1.2.     InterpretationInterpretation
         --------------

a. In this Agreement, unless the contrary intention is stated, a reference to:

i. each of "the Lessor", "the Lessee" or any other Person includes without prejudice to the provisions of this Agreement any successor in title to it and any permitted assignee;

ii. terms used herein include, as appropriate, all genders and the plural as well as the singular;

iii. the term "including", when used in this Agreement, means "including without limitation" and "including but not limited to" and the term "or" shall include "and/or";

iv. any document shall include that document as amended, novated or supplemented and all schedules thereto;

v. a law (1) includes any statute, decree, constitution, regulation, order, judgment or directive of any Government Entity; (2) includes any treaty, pact, compact or other agreement to which any Government Entity is a signatory or party; (3) includes any judicial or administrative interpretation or application thereof; and (4) is a reference to that provision as amended, substituted or re-enacted; and

vi. a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement, including any sub-clause or sub-part of such clause or schedule.

b. The headings in this Agreement are to be ignored in construing this Agreement.



2.     REPRESENTATIONS  and  WARRANTIESREPRESENTATIONS  and  WARRANTIES
       --------------------------------

2.1.     Lessee's  Representations  and  WarrantiesLessee's  Representations and
         ------------------------------------------
Warranties

The  Lessee  represents  and  warrants  to  the  Lessor  as  follows:

a.     Status:  The  Lessee is a corporation duly organized and validly existing
       ------
under the laws of the State of Incorporation, has the corporate power to own its assets and carry on its business as it is being conducted and is (or will at the relevant time be) the holder of all necessary air transportation licenses required in connection therewith and with the use and operation of the Aircraft.

b.     Power  and  authority:  The  Lessee has the corporate power to enter into
       ---------------------
and perform, and has taken all necessary corporate action to authorize the entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement.

c.     Legal validity:  This Agreement constitutes the Lessee's legal, valid and
       --------------
binding  obligation.

d.     Non-conflict:  The  entry  into and performance by the Lessee of, and the
       ------------
transactions  contemplated  by,  this  Agreement  do  not  and  will  not:

i.     conflict  with  any  laws  binding  on  the  Lessee;

ii.     conflict  with  the  constitutional  documents  of  the  Lessee;  or

iii. conflict with or result in default under any document which is binding upon the Lessee or any of its assets, or result in the creation of any Security Interest over any of its assets.

e.     Authorization:  All  authorizations,  consents and registrations required
       -------------
by, and all notifications to be given by, the Lessee in connection with the entry into, performance, validity and enforceability of, this Agreement and the transactions contemplated by this Agreement have been (or will on or before Delivery have been) obtained, effected or given (as appropriate) and are (or will on their being obtained or effected be) in full force and effect, including the authorization from the DGAC to acquire the Aircraft on lease with foreign registration marks and to incorporate the Aircraft into Lessee's fleet; provided, that within thirty (30) days after the Delivery Date, a Spanish
           ----
translation of this Agreement, together with a notarized copy of the original English version of this Agreement, shall be filed with the DGAC.

f.     No  Immunity:
       ------------

i. The Lessee is subject to civil commercial law with respect to its obligations under this Agreement.

ii. Neither the Lessee nor any of its assets is entitled to any right of immunity and the entry into and performance of this Agreement by the Lessee constitute private and commercial acts.

g.     Financial  Statements:  the  audited consolidated financial statements of
       ---------------------
the  Lessee  and  its  Subsidiaries  most  recently  delivered  to  the  Lessor:

i.     have  been  prepared  in  accordance  with  Mexican  GAAP;  and

ii. fairly present the consolidated financial condition of the Lessee and its Subsidiaries as at the date to which they were drawn up and the consolidated results of operations of the Lessee and its Subsidiaries for the periods covered by such statements.

2.2.     Lessee's  Further  Representations  and  WarrantiesLessee's  Further
         ---------------------------------------------------
Representations  and  Warranties

The  Lessee  further  represents  and  warrants  to  the  Lessor  that:

a.     No  Default:  No  Default  or  Event  of  Default  has  occurred  and  is
       -----------
continuing  or  might  reasonably  be  expected to result from the entry into or
       --
performance  of  this  Agreement.

b.     Registration:
       ------------

i. It is not necessary or advisable under the laws of the State of Incorporation or the Habitual Base in order to ensure the validity, effectiveness and enforceability of this Agreement or to establish, perfect or protect the property rights of the Lessor and any Lessor Lender in the Aircraft, any Engine or Part that this Agreement or any other instrument relating thereto be filed, registered or recorded or that any other action be taken or, if any such filings, registrations, recordings or other actions are necessary, the same have been effected or will have been effected on or before Delivery or, as to the filing of this Agreement, together with a Spanish translation of this Agreement, with the DGAC, within thirty (30) days after the Delivery Date.

ii. Under the applicable laws of the State of Incorporation, the State of Registration and the Habitual Base, the property rights of the Lessor and any Lessor Lender in the Aircraft have been fully established, perfected and protected and, with respect to such rights, this Agreement will have priority in all respects over the claims of all creditors of the Lessee, with the exception of such claims as are mandatorily preferred by law and not by virtue of any contract.

c.     Litigation:  No litigation, arbitration or administrative proceedings are
       ----------
pending or, to the Lessee's knowledge, threatened against the Lessee which, if adversely determined, would be reasonably likely to have a material adverse effect upon its financial condition or business or its ability to perform its obligations under this Agreement.

d.     Pari  Passu:  The  obligations of the Lessee under this Agreement rank at
       -----------
least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of the Lessee, with the exception of such obligations as are mandatorily preferred by law and not by virtue of any contract.

e.     Material  Adverse  Change:  There  has been no material adverse change in
       -------------------------
the consolidated financial condition of the Lessee and its Subsidiaries or the financial condition of the Lessee since December 31, 2000.

f.     Taxes:  The  Lessee  has delivered all necessary returns and payments due
       -----
to the tax authorities in the State of Incorporation, the State of Registration and the Habitual Base other than any Taxes (i) which are being contested by the Lessee in good faith and by appropriate proceedings, (ii) which do not involve any material risk of the creation of a Lessor Lien on, or the sale, forfeiture, loss or other disposition of, the Aircraft, the Airframe or any Engine or interest therein, and (iii) where the failure to do so could not reasonably be expected to have a material adverse effect on the business or operations of Lessee or its ability to comply with its obligations hereunder.

2.3.     RepetitionRepetition
         ----------

The representations and warranties contained in Clause 2.1 and Clause 2.2 will be deemed to be repeated by the Lessee on Delivery with reference to the facts and circumstances then existing. The representations and warranties contained in Clause 2.1 will be deemed to be repeated by the Lessee on each Rent Date as if made with reference to the facts and circumstances then existing.

2.4.     Trustee's  Representations  and WarrantiesTrustee's Representations and
         ------------------------------------------
Warranties

The  Trustee  represents  and  warrants  to  the  Lessee  that:

a.     Status:  The Trustee is a corporation duly organized and validly existing
       ------
under the laws of the Commonwealth of Massachusetts and has full power to carry on its business as it is now being conducted, including to act as trustee pursuant to the Trust Agreement.

b.     Power  and  authority:  The  Trustee  has  the  power  to  enter into and
       ---------------------
perform, and has taken all necessary trust action to authorize the entry into, performance and delivery of, the Trust Agreement and the transactions contemplated by the Trust Agreement.

2.5.     Lessor's  Representations  and  WarrantiesLessor's  Representations and
         ------------------------------------------
Warranties

The  Lessor  represents  and  warrants  to  the  Lessee  that:

a.     Power and authority:  The Lessor has the power to enter into and perform,
       -------------------
and has taken all necessary trust action to authorize the entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement.

b.     Legal validity:  This Agreement constitutes the Lessor's legal, valid and
       --------------
binding  obligation.

c.     Non-conflict:  The  entry  into and performance by the Lessor of, and the
       ------------
transactions  contemplated  by,  this  Agreement  do  not  and  will  not:

i.     conflict  with  any  laws  binding  on  the  Lessor;

ii.     conflict  with  the  constitutional  documents  of  the  Lessor;  or

iii. conflict with or cause a default under any document which is binding upon the Lessor or any of its assets.

d.     Authorization:  So  far  as  concerns  the obligations of the Lessor, all
       -------------
authorizations, consents, registrations and notifications required under the laws of the United States of America in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement by the Lessor have been (or will on or before Delivery have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect.

e.     No  Immunity:
       ------------

i. The Lessor is subject to civil commercial law with respect to its obligations under this Agreement.

ii. Neither the Lessor nor any of its assets is entitled to any right of immunity and the entry into and performance of this Agreement by the Lessor constitute private and commercial acts.

f.     Lessor  Tax  Status:  The  Lessor  is  a taxpayer in the United States of
       -------------------
America and, upon the reasonable request of the Lessee, the Lessor will provide the Lessee with a copy of any relevant forms, duly completed by the Lessor, certifying that the Lessor has filed a tax return with the Internal Revenue Service of the United States of America.

g.     Right to Lease:  On the Delivery Date, the Lessor shall have the right to
       --------------
lease the Aircraft to the Lessee in accordance with the terms of this Agreement.

2.6.     RepetitionRepetition
         ----------

The representations and warranties in Clauses 2.4 and 2.5 will survive the execution of this Agreement. The representations and warranties contained in Clauses 2.4 and 2.5 will be deemed to be repeated by the Trustee and the Lessor, respectively, on Delivery and on each subsequent Rent Date as if made with reference to the facts and circumstances then existing.

3.     CONDITIONS  PRECEDENT
       ---------------------

3.1.     Lessor's  Documentary  Conditions  PrecedentCONDITIONS  PRECEDENT
         --------------------------------------------

The Lessor's obligation to lease the Aircraft to the Lessee under this Agreement is subject to the receipt of the following by the Lessor from the Lessee on or before Delivery in form and substance reasonably satisfactory to the Lessor, provided that it shall not be a condition precedent to the obligations of the Lessor that any document be produced, or action taken, which is to be produced or taken by it or any Person within its control:

a.     Constitutional  Documents  and  Board  Approval of Lessee:  a copy of the
       ---------------------------------------------------------
constitutional documents of the Lessee and evidence of the taking by Lessee of all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement;

b.     Opinion:  an  opinion,  in  the form set out in Schedule 7, in respect of
       -------
the Lessee's obligations under this Agreement issued by Lessee's chief internal legal counsel, and an opinion issued by White & Case, special New York counsel to Lessee, in a form reasonably acceptable to Lessor;

c.     Licenses:  copies  of  the Lessee's air transport license, air operator's
       --------
certificate and all other licenses, certificates and permits required by the Lessee (including any authorization required under FAR Part 129.14) in relation to, or in connection with, the operation of the Aircraft;

d.     Certificate:  a  certificate  of a duly authorized officer of the Lessee:
       -----------

i. setting out a specimen of the signature of the officer of the Lessee referred to in Clause 3.1(h); and

ii. certifying that each copy of a document specified in this Clause 3.1 is correct, complete and in full force and effect;

e.     Insurances:  a  certificate  of  insurance  and  brokers'  undertakings,
       ----------
substantially  in  the  form  of Part 3 and Part 2, respectively, of Schedule 6;

f.     Registration:  evidence  that  all filings, registrations, recordings and
       ------------
other actions have been or will be taken which are necessary to ensure the validity and effectiveness of this Agreement and to protect the respective rights of the Lessor and any Lessor Lender in the Aircraft or any Part;

g.     Process Agent: a letter from the process agent appointed by the Lessee in
       -------------
this Agreement accepting such appointment together with a power of attorney executed before a Mexican notary public, in form and substance satisfactory to Lessor, granting powers of attorney with respect to lawsuits and collections to such process agent;

h.     Execution  Power  of Attorney: a copy of the general power of attorney in
       -----------------------------
favor of an authorized officer of the Lessee, executed before a Mexican notary public, granting to such officer the power, on behalf of the Lessee, to execute, deliver and bind the Lessee to perform this Agreement and all related documents including the Certificate of Acceptance;

i.     DGAC  Approvals:  evidence, in form and substance reasonably satisfactory
       ---------------
to the Lessor, that the Lessee has obtained, or will obtain all necessary approvals, consents or authorizations from the DGAC or any other Government Entity in Mexico in respect of the leasing of the Aircraft by the Lessee under this Agreement and the operation of the Aircraft by the Lessee whilst the Aircraft is registered with the Aviation Authority;

j.     General: this Agreement, completed, duly executed and delivered by Lessee
       -------
and  such  other  documents  as  the  Lessor  may  reasonably  request;  and

k.     Asset  Tax  Election:  evidence  that  Lessee  has  elected  to treat the
       --------------------
Aircraft as a part of its property for purposes of the Mexican assets tax law (Ley del Impuesto al Activo).

3.2.     Lessor's  Other Conditions PrecedentLessor's Other Conditions Precedent
         ------------------------------------

The obligation of the Lessor to deliver and lease the Aircraft under this Agreement is also subject to the following additional conditions precedent:

a. that the representations and warranties of the Lessee under Clauses 2.1 and 2.2 are correct and would be correct if repeated on Delivery; and

b. that all payments due to the Lessor under this Agreement on or before Delivery, including the first payment of Basic Rent, shall have been received by the Lessor.

3.3.     Lessor's  WaiverLessor's  Waiver
         ----------------

The conditions specified in Clauses 3.1 and 3.2 are for the sole benefit of the Lessor and may be waived or deferred in whole or in part and with or without conditions by the Lessor. Without limiting the generality of the foregoing, Lessor hereby agrees to defer for ten (10) Business Days after the Delivery Date the obligation of the Lessee to deliver evidence of the election of the Lessee to treat the Aircraft as a part of its property for purposes of the Mexican assets tax law.

3.4.     Lessee's  Conditions  PrecedentLessee's  Conditions  Precedent
         -------------------------------

The Lessee's obligation to accept the Aircraft on lease from the Lessor under this Agreement is subject to the satisfaction by the Lessor of the following conditions precedent:

a.     Condition  of Aircraft:  the Aircraft shall be in the condition set forth
       ----------------------
in Schedule 4, the tests and inspections mentioned in Schedule 4 shall have been performed to the Lessee's reasonable satisfaction and the Aircraft Documents shall be in a condition acceptable to Lessee;

b.     Certificate:  the  receipt  by  the  Lessee  of  a  certificate of a duly
       -----------
authorized officer of the Lessor setting out a specimen of each signature of an officer signing this Agreement or any document or instrument in connection herewith;

c.     Representations  and Warranties:  that the representations and warranties
       -------------------------------
of the Trustee and Lessor under Clauses 2.4 and 2.5, respectively are correct and would be correct if repeated on Delivery; and

d.     Documents:  Receipt  by  Lessee  of  the following documents, in form and
       ----------
substance  satisfactory  to  Lessee:

i.     this  Agreement,  completed,  duly  executed  and  delivered  by  Lessor;

ii. a pro forma invoice for the Aircraft (for customs purposes only) signed by Lessor, as required for importation of the Aircraft into Mexico;

iii. evidence that the Aircraft has been validly registered under the laws of the State of Registration;

iv. quiet enjoyment letters from each Lessor Lender (if any), addressed to Lessee; and

v.     certificates  as  to  the  tax  residency  of  the  Lessor and each Owner
Participant.

4.     COMMENCEMENTCOMMENCEMENT
       ------------

4.1.     LeasingLeasing
         -------

The Lessor will lease the Aircraft to the Lessee and the Lessee will take the Aircraft on lease in accordance with this Agreement for the duration of the Term.

4.2.     DeliveryDelivery
         --------

The Aircraft will be delivered to, and will be accepted by, the Lessee at the Delivery Location on the Delivery Date which shall be on or about June _, 2001 or on such other day as may be agreed, immediately following satisfaction of the conditions precedent specified in Clauses 3.1, 3.2 and 3.4 (or their waiver or deferral by the party entitled to grant such waiver or deferral).

4.3.     Delivery  InspectionDelivery  Inspection
         --------------------

Lessee acknowledges that the Aircraft and Aircraft Documents have been made available for inspection by Lessee to Lessee's reasonable satisfaction prior to the date of this Agreement. Lessee confirms that it has performed such inspections as it deems necessary and, pursuant to such inspections and subject to the Aircraft meeting the conditions set forth in Schedule 4 and the satisfaction of Lessee with the Aircraft Documents, all of the Aircraft and the Aircraft Documents are in acceptable condition for Lessee to enter into this Agreement, to take Delivery of the Aircraft and Aircraft Documents and to lease the Aircraft and Aircraft Documents, subject to Schedule 10(b) hereof.

4.4.     Acceptance  and  RiskAcceptance  and  Risk
         ---------------------

a. Immediately following satisfaction of the conditions precedent specified in Clauses 3.1, 3.2 and 3.4 (or their waiver or deferral by the party entitled to grant such waiver or deferral), the Lessor and the Lessee shall forthwith complete Annex 1 to the Certificate of Acceptance (specifying the maintenance status of the Airframe, Engines, APU and Landing Gear) and the Lessee shall sign and deliver to the Lessor the Certificate of Acceptance.

b. On and from Delivery, the Aircraft and every Part will be in every respect at the sole risk of the Lessee, which will bear all risk of loss, theft, damage or destruction to the Aircraft from any cause whatsoever.

c. Upon or immediately following Delivery, the Lessor shall file this Lease and complete the registration of the ownership of the Aircraft at the FAA Aircraft Registry, and shall provide to the Lessee a copy of the certificate of registration and certificate of airworthiness.

d. Upon or immediately following Delivery, the Lessee shall deliver to Lessor a copy of the required Mexican import permit (pedimento de importaci n).

5.     PAYMENTSPAYMENTS
       --------

5.1.     Rental  PeriodsRental  Periods
         ---------------

The first Rental Period will commence on the Delivery Date and end on the day preceding the numerically corresponding day one (1) month after the Delivery Date. Each subsequent Rental Period will commence on the day of each month during the Term which numerically corresponds with the Delivery Date, and will end on the day immediately preceding the first day of the next Rental Period.

5.2.     Basic  RentBasic  Rent
         -----------

a.     Time  of  Payment:  The  Lessee will pay to the Lessor or its order Basic
       -----------------
Rent on the Delivery Date and in advance on each subsequent Rent Date. Payment must be initiated adequately in advance of the Rent Date to ensure that the Lessor receives credit for the payment on the Rent Date.

b.     Amount:  The  Basic  Rent  payable  on  the  Delivery  Date  and  on each
       ------
subsequent Rent Date in respect of the immediately following Rental Period shall
       --
be  the  amount  set  forth  in  Schedule  9.

5.3.     Extension  OptionPurchase  Option
         -----------------

Provided that no Default or Event of Default shall have occurred and be continuing, if Lessee shall have given written notice to Lessor not less than one hundred and eighty (l80) days prior to the original Expiry Date, which notice shall be irrevocable, Lessee shall have the option to extend the Term of this Agreement for an additional term of twelve (12) months. All of the terms and conditions of this Agreement with respect to the original Term (including the Basic Rent) shall continue in full force and effect during any such extension of the Term.
5.4.     PaymentsPayments
         --------

a. All payments of Rent by the Lessee to the Lessor under this Agreement will be made for value on the due date, for the full amount due, in Dollars and in same day funds, settled through the New York Clearing House System or such other funds as may for the time being be customary for the settlement in New York City of payments in Dollars by telegraphic transfer to such account in New York as Lessor may direct in writing, or to such other account in New York as the Lessor may advise from time to time, provided that the location of such other account does not subject Lessee to adverse tax consequences which would not have existed in the absence of such change in location.

b. If any Rent or other payment would otherwise become due on a day which is not a Business Day, it shall be due on the immediately succeeding Business Day.

5.5.     Gross-upGross-up
         --------

a. All payments by the Lessee under or in connection with this Agreement will be made without offset or counterclaim, free and clear of and without deduction or withholding for or on account of any Taxes (other than Lessor Taxes).

b. All Taxes (other than Lessor Taxes) in respect of payments under this Agreement shall be for the account of the Lessee.

c. If the Lessee is compelled by law to make payment to the Lessor or any Indemnitee under or in connection with this Agreement subject to any Tax, other than Lessor Taxes, and the Lessor or such Indemnitee does not actually receive for its own benefit on the due date a net amount equal to the full amount provided for under this Agreement, the Lessee will pay all necessary additional amounts to ensure receipt by the Lessor or such Indemnitee of the full amount so provided for.

5.6.     TaxationTaxation
         --------

a. The Lessee will, on written demand, pay and indemnify the Lessor, Trustee, any Lessor Lender and Owner Participant against all Taxes levied or imposed against or upon the Lessor, Trustee, any Lessor Lender, Owner Participant or the Lessee and relating to or attributable to the Lessee, this Agreement or the Aircraft directly or indirectly in connection with the importation, exportation, registration, ownership, leasing, sub-leasing, purchase, delivery, possession, use, operation, repair, maintenance, overhaul, transportation, landing, storage, presence or redelivery of the Aircraft or any part thereof or any rent, receipts, insurance proceeds, income or other amounts arising therefrom; provided, however, that the Lessee shall have no liability for Lessor Taxes except to the extent resulting from or increased by any Default or the exercise of any right or remedy pursuant to Clause 13. The verification provisions of Clause 5.11 shall be applied, upon the Lessee's request, with respect to any indemnity payments due pursuant to this Clause 5.6.a.

b. If the Lessor, Trustee, any Lessor Lender or Owner Participant (as the case may be) shall, in its reasonable opinion and based upon its own reasonable interpretation of any relevant laws or regulations, realize any Tax savings (by way of refund, deduction, credit or otherwise, including foreign tax credits and any reduction in Taxes) in respect of any amount with respect to which the Lessee shall have made a payment (or increased payment) pursuant to Clause 5.5 or 5.8, or shall have paid or indemnified the Lessor, Trustee, any Lessor Lender or Owner Participant pursuant to sub-clause (a) above, and such Tax savings shall not have been taken into account previously in calculating any indemnity payment made by the Lessee, then the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, shall, subject to the Lessee's obligations to repay such amount to the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, if the relevant Tax savings are subsequently disallowed or canceled (including by reason of such payment), promptly pay to the Lessee such amount as the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, shall, in its reasonable opinion (supported by a written calculation thereof setting forth in reasonable detail the basis for determination), have concluded to be the amount of such Tax savings (together with, in the case of a refund, any interest received thereon); provided however that none of the Lessor, Trustee, any Lessor Lender nor Owner Participant shall be obliged to make any payment to the Lessee pursuant to this sub-clause (b) to the extent that the amount of any Tax savings in respect of which such payment is to be made would exceed the aggregate amount of all prior payments made by the Lessee to, on behalf of or as indemnification of the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, under this Agreement for Taxes less the amount of all prior payments made pursuant to this sub-clause (b) in respect of such Tax savings, provided further, that any amount not paid to the Lessee pursuant to the foregoing limitation shall be carried forward to reduce pro tanto any future payments or indemnity that the Lessee may be required to make to the Lessor, Trustee, any Lessor Lender or Owner Participant (as the case may be) pursuant to Clause 5.5, 5.6(a) and 5.8. The Lessee acknowledges that nothing contained in this sub-clause (b) shall interfere with the right of the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, to arrange its tax affairs in whatsoever manner it thinks fit and, in particular, neither the Lessor, Trustee, any Lessor Lender nor Owner Participant shall be under any obligation to claim any Tax savings in priority to any other savings available to it; provided, however, that such Lessor, Trustee, any Lessor Lender or Owner Participant (as the case may be) shall not discriminate against the Lessee in its use and allocation of any credit or savings. Notwithstanding anything to the contrary, each of the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, shall in good faith use reasonable diligence in filing its tax returns and in dealing with taxing authorities to seek and claim any such Tax savings.

5.7.     InformationInformation
         -----------

If the Lessee is required by any applicable law, or by any third party, to deliver any report or return in connection with any Taxes, the Lessee will duly complete the same and Lessee will either make such report or return in such manner as will show the ownership of the Aircraft in Lessor and send a copy of such report or return to Lessor or will notify Lessor of such requirement and make such report or return in such manner as shall be reasonably satisfactory to Lessor. If actual notice is given by any taxing authority to Lessor, Trustee, a Lessor Lender or Owner Participant (as the case may be) that a report or return is required to be filed in its name with respect to any Taxes that are the responsibility of the Lessee under this Agreement, the Lessor, Trustee, such Lessor Lender or Owner Participant shall promptly notify Lessee of such required report or return. Lessor, Trustee, any Lessor Lender or Owner Participant (as the case may be) agrees to respond to any reasonable request of Lessee for information within its control with respect to the filing of any report or return, but Lessee agrees to duly complete the same or pay any reasonable costs, fees or other charges of independent counsel or independent accountants incurred in connection with such request. Lessee shall have no obligation under the preceding sentence if such Lessor, Trustee, Lessor Lender or Owner Participant (as the case may be) has failed to furnish the Lessee with such information as is within such Lessor's, Trustee's, Lessor Lender's or Owner Participant's control and is necessary to file such returns.

5.8.     Taxation  of  Indemnity  PaymentsTaxation  of  Indemnity  Payments
         ---------------------------------

a. Subject to the provisions of Clauses 5.10 and 5.11 hereof, if and to the extent that any sums payable to the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, by the Lessee under this Agreement by way of indemnity are insufficient, by reason of any Taxes payable in respect of those sums, for the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, to discharge the corresponding liability to the relevant third party (including any taxation authority), or to reimburse the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, for the cost incurred by it to a third party (including any taxation authority) the Lessee will, upon the written request for payment of such amount, pay to the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, such sum as will, after the tax liability has been fully satisfied, leave the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, with the same amount as it would have been entitled to receive in the absence of that liability, together with interest on the amount of the deficit at the Default Rate in respect of the period commencing on the date on which the payment of taxation is finally due or, if later, ten (10) days after the date on which the Lessor, Trustee, Lessor Lender or Owner Participant, as the case may be, notified the Lessee in writing of the deficit and made payment therefor, until payment by the Lessee (both before and after judgment).

b. Subject to the provisions of Clauses 5.10 and 5.11 hereof, if and to the extent that any sums constituting (directly or indirectly) an indemnity to the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, but paid by the Lessee to any Person other than the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, are treated as taxable in the hands of the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, the Lessee will, upon the written request for payment of such amount, pay to the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, such sum as will, after the tax liability has been fully satisfied, indemnify the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, to the same extent as it would have been indemnified in the absence of such liability, together with interest on the amount payable by Lessee under this sub-clause at the Default Rate in respect of the period commencing on the date on which the payment of taxation is finally due or, if later, ten (10) days after the date on which the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, notified the Lessee in writing of its liability for Taxes with respect to indemnity amounts treated as taxable in the hands of the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, until payment by the Lessee (both before and after judgment).

5.9.     Default  InterestDefault  Interest
         -----------------

If the Lessee fails to pay any amount payable under this Agreement on the due date, the Lessee will pay on demand from time to time to the Lessor or any Indemnitee, interest (both before and after judgment) on the amount, from the due date to the day of payment in full by the Lessee to the Lessor or Indemnitee, at a per annum rate equal to the lower of (i) the base rate or prime rate for commercial loans as announced from time to time by The Chase Manhattan Bank, N.A. at its principal lending office in New York, New York, plus 3.0% per annum (the "Default Rate"), or (ii) the maximum lawful per annum rate for commercial loans. In addition, should Lessee's failure to pay extend past the time period set forth in Section 13.1, Lessee shall pay one hundred fifty Dollars (US$150.00) per each unpaid invoice. All such interest will be calculated on the basis of the actual number of days elapsed and on a 365 day year.

5.10.     ContestContest
          -------

If a written claim is made against the Lessor, Trustee, a Lessor Lender or Owner Participant for any Taxes for which the Lessee is responsible under this Agreement or if the Lessor, Trustee, a Lessor Lender or Owner Participant claims any indemnity hereunder, such Lessor, Trustee, Lessor Lender or Owner Participant shall promptly notify the Lessee in writing within 30 days of its receipt of any written claim or knowledge of any indemnity claim and shall provide the Lessee such information regarding such claim as the Lessee may reasonably request. If the Lessee disputes the payment of any Taxes payable by the Lessor, Trustee, a Lessor Lender or Owner Participant, as the case may be, for which the Lessee is responsible under this Agreement or the payment of any indemnity claimed hereunder, the Lessor, Trustee, Lessor Lender or Owner Participant, as the case may be, will take such action as the Lessee may reasonably request, at the Lessee's expense, in good faith diligently to contest the validity, applicability or amount of such Taxes by (i) resisting payment thereof to the extent permitted by applicable law, (ii) not paying the same except under protest, if protest is necessary and proper, (iii) if payment is made, using reasonable efforts to obtain a refund thereof in appropriate administrative or judicial proceedings, and (iv) considering in good faith any other reasonable action as the Lessee may reasonably request, but will not be obliged to take any such action:

a. which the Lessor, Trustee, Lessor Lender or Owner Participant, as the case may be, considers, in its reasonable judgment, may materially prejudice it;

b. unless the Lessee shall have provided such Person with an opinion of counsel, reasonably acceptable to such Person, that a reasonable basis exists for such contest, which the Lessor, Trustee, Lessor Lender or Owner Participant, as the case may be, considers does not have a reasonable prospect of success;

c. for which the Lessee has not made adequate provision to the reasonable satisfaction of the Lessor, Trustee, Lessor Lender or Owner Participant, as the case may be, in respect of the expense concerned; or

d. if such action gives rise to any material likelihood of the Aircraft or any interest therein being sold, forfeited or otherwise lost or of criminal liability on the part of the Lessor, Trustee, Lessor Lender or Owner Participant, as the case may be.

In the event of a contest of any Taxes hereunder, the Lessor, Trustee, Lessor Lender or Owner Participant (as the case may be) shall keep the Lessee informed as to the progress of the contest and provide the Lessee with copies of correspondence and other documents received by such Lessor, Trustee, Lessor Lender or Owner Participant (as the case may be) from the taxing authority, consult with the Lessee if requested by the Lessee, make available for review and comment to the Lessee any written documents or materials relating to the contest that such Lessor, Trustee, Lessor Lender or Owner Participant (as the case may be) proposes to submit to the taxing authority, forward copies of all material submissions made in such contest, consider in good faith any request concerning the conduct of any such contest and without waiving its right to be indemnified hereunder with respect to such claim shall not settle any such claim or contest pursuant to this provision without the written consent of the Lessee.

Any contest required pursuant to the preceding sentence shall, at the option of such Lessor, Trustee, Lessor Lender or Owner Participant (as the case may be) be conducted by such Lessor, Trustee, Lessor Lender or Owner Participant (as the case may be) or the Lessee in the name of the Lessee or such Lessor, Trustee, Lessor Lender or Owner Participant; provided however that if a claim with respect to a Tax for which the Lessee has agreed to indemnify the Lessor, Trustee, Lessor Lender or Owner Participant (as the case may be) can be contested separately from the contest of any other Tax of such Lessor, Trustee, Lessor Lender or Owner Participant and in the name of the Lessee, and the separation of the contest of such Tax does not prejudice such Lessor, Trustee, Lessor Lender or Owner Participant in any way, then such Lessor, Trustee, Lessor Lender or Owner Participant shall permit the Lessee, at the Lessee's sole cost and expense, to contest such claim in the Lessee's name.

If the Lessor, Trustee, Lessor Lender or Owner Participant (as the case may be) shall obtain a refund or credit of all or any part of any Taxes paid by the Lessee, such Lessor, Trustee, Lessor Lender or Owner Participant shall pay to the Lessee the amount of such refund or credit (taking into account any Tax savings resulting therefrom), net of expenses not already paid or reimbursed by the Lessee, and any interest fairly attributable thereto plus an amount equal to the Tax savings realized by such Lessor, Trustee, Lessor Lender or Owner Participant as a result of any payment to the Lessee pursuant to this sentence.

The Lessee shall not be required to make payment to the Lessor, Trustee, a Lessor Lender or Owner Participant on any indemnification claim being diligently contested pursuant to this Clause 5.10 or in the verification process set forth in Clause 5.11 hereof unless (and only to the extent) the Lessor, Trustee or Owner Participant has been required to make any payment of taxes giving rise to such indemnification claim.

5.11.     VerificationVerification
          ------------

The Lessor, Trustee, a Lessor Lender or Owner Participant, as the case may be, shall provide the Lessee, upon the Lessee's request, with a written statement setting forth in reasonable detail the computation of the amount of any payment or increased payment to be made by the Lessee pursuant to Clause 5.5 and 5.8, or any indemnity by the Lessee pursuant to Clause 5.6(a), or any Tax savings in respect of which a payment is to be made to the Lessee pursuant to Clause 5.6(b). At the Lessee's request, the amount of any such payments or indemnities by the Lessee or payment by the Lessor, Trustee, a Lessor Lender or Owner Participant (as the case may be) to the Lessee pursuant to this Agreement shall be verified by the independent, internationally recognized accounting firm of the Lessor, Trustee, Lessor Lender or the Owner Participant, as they shall elect, or (if not) by another firm of accountants mutually acceptable to such Lessor, Trustee, Lessor Lender or Owner Participant and the Lessee, who shall be asked to verify, after consulting with the Lessor, Trustee, Lessor Lender or Owner Participant (as the case may be), whether such Lessor's, Trustee's, Lessor Lender's or Owner Participant's computations are correct and to report its conclusions to both the Lessee and such Lessor, Trustee, Lessor Lender or Owner Participant. The Lessor, Trustee, Lessor Lender or Owner Participant (as the case may be) and the Lessee hereby agree to provide the accountants with all information and materials as shall be reasonably necessary or desirable in connection herewith. The fees and disbursements of such accounting firm shall be paid by the Lessee unless such verification shall result in an adjustment in the Lessee's favor greater than or equal to the greater of (i) five percent (5%) of the total amount verified, or (ii) the fee charged by such accounting firm, in which case such fee shall be paid by such Lessor, Trustee, Lessor Lender or Owner Participant. Any information provided to such accountants by the Lessee or the Lessor, Trustee, Lessor Lender or Owner Participant (as the case may be) shall be and remain the exclusive property of the Lessee or such Lessor, Trustee, Lessor Lender or Owner Participant and shall be deemed by the parties to be (and the accountants will confirm in writing that they will treat such information as) the private, proprietary and confidential property of such Lessee, or Lessor, Trustee, Lessor Lender or Owner Participant, as the case may be, and no person other than the Lessee or the Lessor, Trustee, Lessor Lender or Owner Participant (as the case may be) and the accountants shall be entitled thereto, and all such materials shall be returned to the Lessee or the Lessor, Trustee, Lessor Lender or Owner Participant, as the case may be. Such accounting firm shall be requested to make its determination within thirty (30) days. In the event such accounting firm shall determine that such computations are incorrect, then such firm shall determine what it believes to be the correct computations. The computations of the accounting firm shall be final, binding and conclusive upon the Lessee and the Lessor, Trustee, Lessor Lender or Owner Participant (as the case may be) absent manifest error, and the Lessee shall have no right to inspect the books, records, tax returns or other documents of or relating to such Lessor, Trustee, Lessor Lender or Owner Participant to verify such computations or for any other purpose. If for any reason Lessee makes any payment with respect to Taxes imposed on Lessor, Trustee, a Lessor Lender or Owner Participant in respect of the transactions contemplated hereby, which Taxes are not the responsibility of Lessee under Section 5.5, 5.6 or 5.8, then the applicable Lessor, Trustee, Lessor Lender or Owner Participant shall pay to Lessee within ten (10) days of Lessee's demand therefor an amount equal to the amount paid by Lessee with respect to such Taxes, provided, however, that no such demand shall be honored unless made within thirty (30) days after the date of such payment, provided, further, that any such payment made after the ten (10) day period described above shall include interest on the amount due at the Default Rate for all periods after such ten (10) day period. If Lessor, Trustee, a Lessor Lender or Owner Participant shall obtain a refund of all or any part of such taxes paid by Lessee, such Lessor, Trustee, Lessor Lender or Owner Participant shall promptly pay to Lessee the amount of such refund less the amount of any taxes payable by such Lessor, Trustee, Lessor Lender or Owner Participant in respect of the receipt of such refund.

5.12.     FormsForms
          -----

Each of Lessor, Trustee, any Lessor Lender or Owner Participant agrees to furnish from time to time to the Lessee or to such other person as the Lessee may designate such duly executed and properly completed forms, including but not limited to Internal Revenue Service Form 6166 completed annually, that such Lessor, Trustee, any Lessor Lender or Owner Participant is legally able to deliver and as may be necessary in order to claim any reduction of, or exemption from any Tax which the Lessee may be required to indemnify against hereunder.

5.13.     AbsoluteAbsolute
          --------

The Lessee's obligations under this Agreement are absolute and unconditional irrespective of any contingency whatever including (but not limited to):

a. any right of offset, counterclaim, recoupment, defense or other right which either party to this Agreement may have against the other;

b. any unavailability of the Aircraft for any reason, including a requisition of the Aircraft or any prohibition or interruption of, interference with or other restriction against the Lessee's use, operation or possession of the Aircraft;

c. any lack or invalidity of title or any other defect in title, airworthiness, merchantability, fitness for any purpose, condition, design or operation of any kind or nature of the Aircraft for any particular use or trade, or for registration or documentation under the laws of any relevant jurisdiction, or any Total Loss in respect of or any damage to the Aircraft;

d. any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against the Lessor or the Lessee;

e. any invalidity, unenforceability or lack of due authorization of, or other defect in, this Agreement; or

f. any other cause which, but for this provision, would or might otherwise have the effect of terminating or in any way affecting any obligation of the Lessee under this Agreement.

provided, however, that this Clause 5.13 shall be without prejudice to the Lessee's right to claim damages and/or other relief from the courts in the event of any breach by the Lessor of its obligations under this Agreement, or in the event that, as a result of any lack or invalidity of title to the Aircraft on the part of the Lessor, the Lessee is deprived of its possession of the Aircraft.

5.14.     Deposit
          -------

The Lessor (or one or more Lessor Lenders) shall retain the Deposit during the Term as additional security for Lessee's obligations under this Agreement. On the Delivery Date, the Deposit, together with any interest earned thereon shall constitute a security deposit under this Lease, shall be non-refundable during the Term of this Lease, and shall be held by Lessor (or one or more Lessor Lenders) in an interest bearing account (which may be a general account and need not be segregated) as security for the timely and faithful performance by Lessee of all of Lessee's obligations under this Lease. If Lessee fails to pay Rent hereunder or to pay any other sums due or to or to perform any of the other terms and provisions of this Lease or an Event of Default has otherwise occurred and is continuing hereunder, Lessor may use, apply, draw upon or retain all or any portion of the Deposit in partial payment for sums due to Lessor by Lessee, to compensate Lessor for any sums it may in its reasonable discretion advance as a result of an Event of Default, or to apply toward losses or expenses Lessor may suffer or incur as a result of the occurrence of an Event of Default hereunder. If Lessor uses, draws upon or applies all or any portion of the Deposit, such application shall not be deemed a cure of any Default or Event of Default, and Lessee shall within five (5) Business Days after written demand therefor deposit with Lessor cash or other collateral acceptable to Lessor in an amount sufficient to restore the Deposit to its original level as set forth in
Schedule 9 hereto, and the failure of Lessee to do so shall be a material breach of this Lease by Lessee. Provided no Default has occurred and is continuing under this Lease, the Deposit shall be returned to Lessee, together with interest (net of any reasonable fees, commissions and other expenses incurred in connection with investment of the Deposit), if any, earned thereon, within five
(5) Business Days following the Expiry Date, or, if later, the date Lessee's obligations relating to the return of the Aircraft have been fully performed.

6.     MANUFACTURER'S  WARRANTIESMANUFACTURER'S  WARRANTIES
       --------------------------

6.1.     AssignmentAssignment
         ----------

Notwithstanding this Agreement, the Lessor will remain entitled to the benefit of each warranty, express or implied, and any unexpired customer and/or product support given or provided in respect of the Aircraft, any Engine or Part by any manufacturer, vendor, maintenance performer, subcontractor or supplier. Unless an Event of Default shall have occurred and be continuing, the Lessor hereby authorizes the Lessee to pursue any claim thereunder in relation to defects affecting the Aircraft, any Engine or Part and the Lessee agrees diligently to pursue any material claim which arises at its own cost. The Lessee will notify the Lessor promptly upon becoming aware of any such claim. The Lessor will provide such assistance to the Lessee in making a claim under any such warranties or customer and/or product support as the Lessee may reasonably request, and, if requested by the Lessee and at the Lessee's expense, will pursue a claim in its own name where the relevant manufacturer, vendor, maintenance performer, subcontractor or supplier has refused to acknowledge the Lessee's right to pursue that claim.

6.2.     ProceedsProceeds
         --------

All proceeds of any such claim as is referred to in Clause 6.1 which exceed the Damage Notification Threshold will be paid directly to the Lessor, but to the extent that such claim relates:

a.     to  defects  affecting  the  Aircraft  which  have  been  rectified;  or

b. to compensation for loss of use of the Aircraft, an Engine or any Part during the Term; or

c. to costs incurred by the Lessee in pursuing such claim (whether or not proceeds of such claim are payable to the Lessee); or

d.     to any proceeds in an amount less than the Damage Notification Threshold;

and provided no Default shall have occurred and be continuing, such proceeds shall be paid directly to the Lessee.

6.3.     PartsParts
         -----

Except to the extent the Lessor otherwise agrees in a particular case, the Lessee will assure that all engines, components, furnishings or equipment provided by the manufacturer, vendor, maintenance performer, subcontractor or supplier as a permanent replacement for a defective Engine or Part pursuant to the terms of any warranty or customer and/or product support arrangement comply with Clause 8.13(a), are installed on the Aircraft promptly and that title to any such engine or part vests in the Lessor in accordance with this Agreement. On installation those items will be deemed to be a Engine or Part, as applicable.

6.4.     AgreementAgreement
         ---------

To the extent any warranties or customer and/or product support relating to the Aircraft are made available under an agreement between any manufacturer, vendor, maintenance performer, subcontractor or supplier and the Lessee, this Clause 6 is subject to that agreement. Lessee shall take all such steps as are necessary and requested by the Lessor at the end of the Term to ensure the benefit of any of those assignable warranties or assignable customer and/or product support which have not expired are vested in the Lessor.

7.     LESSOR'S  COVENANTS  and  DISCLAIMERSLESSOR'S  COVENANTS  and DISCLAIMERS
       -------------------------------------

7.1.     Quiet  EnjoymentQuiet  Enjoyment
         ----------------

Provided no Event of Default shall have occurred and be continuing, neither the Lessor nor any Person claiming lawfully by, through or on account of the Lessor will interfere with the quiet use, possession and enjoyment of the Aircraft by the Lessee.

7.2.     Registration  and  FilingsRegistration  and  Filings
         --------------------------

The  Lessor  shall,  at  the  Lessor's  cost:

a. not do or suffer to be done anything which might reasonably be expected to adversely affect the registration of the Aircraft with the Aviation Authority; and

b. do all acts and things (including making any filing or registration with the Aviation Authority or any other Government Entity) as may be required following any change in the ownership of the Aircraft.

7.3.     ExclusionExclusion
         ---------

THE AIRCRAFT IS ACCEPTED BY THE LESSEE "AS IS, WHERE IS" AND LESSEE AGREES AND ACKNOWLEDGES THAT, SAVE AS IS EXPRESSLY STATED IN THIS AGREEMENT, LESSOR WILL HAVE NO LIABILITY IN RELATION TO, AND LESSOR HAS NOT AND WILL NOT BE DEEMED TO HAVE MADE OR GIVEN, ANY CONDITIONS, WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT, INCLUDING:

a. THE DESCRIPTION, AIRWORTHINESS, MERCHANTABILITY, FITNESS FOR ANY USE OR PURPOSE, VALUE, CONDITION, OR DESIGN, OF THE AIRCRAFT OR ANY PART; OR

b. ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM LESSOR'S NEGLIGENCE, ACTUAL OR IMPUTED (BUT EXCLUDING ANY SUCH OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT WHICH ARISES FROM LESSOR'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT); OR

c. ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT, FOR ANY LIABILITY OF LESSEE TO ANY THIRD PARTY, OR FOR ANY OTHER DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

7.4.     Lessee's  WaiverLessee's  Waiver
         ----------------

EXCEPT FOR THE LESSOR'S PERFORMANCE OF EACH COVENANT AND AGREEMENT OF LESSOR EXPRESSLY SET FORTH IN THIS AGREEMENT (INCLUDING ITS COVENANT OF QUIET ENJOYMENT), LESSEE HEREBY WAIVES, AS BETWEEN ITSELF AND THE LESSOR, ALL ITS
RIGHTS IN RESPECT OF ANY CONDITION, WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, ON THE PART OF LESSOR AND ALL CLAIMS AGAINST LESSOR HOWSOEVER AND
WHENEVER ARISING AT ANY TIME IN RESPECT OF OR OUT OF THE OPERATION OR PERFORMANCE OF THE AIRCRAFT OR THIS AGREEMENT, INCLUDING ANY RIGHTS ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LESSOR.

7.5.     Adverse  Tax  Change2Adverse  Tax  Change
         --------------------

If as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Mexico or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding application or interpretation of such laws (including a holding of a court of competent jurisdiction), which change or amendment becomes effective after Delivery, the Lessee determines, based upon the opinion of independent tax counsel or an independent accounting firm of recognized standing in Mexico, that it has or will become obligated to pay Taxes in excess of those payable on the date hereof due to the jurisdiction of incorporation, domicile or principal place of business of the Lessor, the Trustee or the Owner Participant, the Lessor, the Trustee or the Owner
Participant, as the case may be, shall, if requested by the Lessee, use reasonable efforts to assign or otherwise transfer its rights and interests in and to the Aircraft and this Agreement to an Affiliate in a jurisdiction that is not affected by such event; provided that such assignment or transfer can be made upon terms such that the Lessor, Trustee or Owner Participant, as the case may be, suffers no economic, legal or regulatory disadvantage. The Lessee shall pay all costs and expenses incurred by the Lessor in connection with any such assignment or transfer.

7.6.     Lessee's  ConfirmationLessee's  Confirmation
         ----------------------

LESSEE CONFIRMS THAT IT IS FULLY AWARE OF THE PROVISIONS OF CLAUSES 7.3 AND 7.4 AND ACKNOWLEDGES THAT BASIC RENT AND OTHER AMOUNTS HAVE BEEN CALCULATED NOTWITHSTANDING ITS PROVISIONS.

7.7.     Lessor  ContributionConfirmation
         --------------------

Provided that no Default has occurred and is continuing, the Lessor shall, at the Lessor's sole cost, make each Subsequent Investment as required in accordance with Schedule 10. The notification and verification provisions of Clause 5.11 shall apply, mutatis mutandi, to any amounts Lessee claims to be due from Lessor pursuant to this Clause 7.7 or Schedule 10; provided, however, that in place of a firm of accountants any disputes not resolved by the parties shall be determined by such other arbitrator(s) as the Lessor and Lessee shall agree upon, or if the parties cannot so agree, such arbitrator as shall be appointed in accordance with the International Arbitration Rules of the American Arbitration Association.

8.     LESSEE'S  COVENANTSLESSEE'S  COVENANTS
       -------------------

8.1.     DurationDuration
         --------

The  undertakings  in  this  Clause  8  and  in  Clause  12  will:

a.     except  as  otherwise  stated, be performed at the expense of the Lessee;
and

b. remain in force until redelivery of the Aircraft to the Lessor in accordance with this Agreement and thereafter to the extent of any accrued rights of the Lessor in relation to those undertakings.

8.2.     InformationInformation
         -----------

The  Lessee  shall:

a.     notify  the  Lessor  forthwith of the occurrence of any Event of Default;

b.     furnish  to  the  Lessor:

i. within 60 days after the last day of the first three fiscal quarters of each fiscal year of the Lessee, unaudited quarterly financial statements of the Lessee prepared for such quarter, including a balance sheet as of the last day of such quarter and statements of income and retained earnings and statements of cash flow for such fiscal quarter, all in reasonable detail (subject to year-end audit adjustments) and prepared in accordance with Mexican GAAP;

ii. as soon as available but not in any event later than 120 days after the last day of each fiscal year of the Lessee, audited consolidated financial statements of the Lessee prepared for such year, including a consolidated balance sheet of the Lessee and its Subsidiaries as of the last day of such year and consolidated statements of income and retained earnings and consolidated statements of cash flow for such fiscal year and on a comparative basis figures for the immediately preceding fiscal year, all in reasonable detail, each prepared in accordance with Mexican GAAP and certified by Coopers & Lybrand or another firm of internationally recognized independent certified public accountants as fairly presenting the financial position and the results of operations of Lessee and its Subsidiaries at the end of and for such fiscal year and as having been prepared in accordance with Mexican GAAP;

iii. at the same time as it is issued to the creditors of the Lessee, a copy of each notice or circular issued to the Lessee's creditors as a group; and

iv. on request from time to time such other information regarding the Lessee and its business and affairs as the Lessor may reasonably request;

c. on request, inform the Lessor as to the current serial numbers of the Engines and any engine installed on the Airframe;

d. promptly furnish to the Lessor all information which the Lessor from time to time reasonably requests regarding the Aircraft, any Engine or any Part and its use, location and condition, including the hours available on the Aircraft and any Engine until the next scheduled check, inspection, overhaul or shop visit, as the case may be;

e. on request, furnish to the Lessor evidence reasonably satisfactory to the Lessor that all Taxes and charges incurred by the Lessee with respect to the Aircraft have been paid and discharged in full;

f. provide the Lessor, within 15 days following the end of each Rental Period, with a monthly report on the Aircraft in the form set out in Schedule 8;

g. give the Lessor annual written notice of the time and location of all Major Checks during the succeeding 12-month period;

h.     promptly  notify  the  Lessor  of:

i. any loss, theft, damage or destruction to the Airframe, any Engine or any Part, or any modification to the Aircraft if the potential cost may reasonably be expected to exceed the Damage Notification Threshold;

ii. any claim or other occurrence likely to give rise to a claim under the Insurances (but, in the case of hull claims only, in excess of the Damage Notification Threshold) and details of any negotiations with the insurance brokers over any such claim; and

iii. any litigation, arbitration or administrative proceedings that are pending or, to the Lessee's knowledge, threatened against the Lessee which, if adversely determined, would have a material adverse effect upon its financial condition or business or its ability to perform its obligations under this Agreement.

All reports delivered to the Lessor, Trustee or Owner Participant pursuant to this Clause 8.2 shall be in English.

8.3.     Lawful  and  Safe  OperationLawful  and  Safe  Operation
         ----------------------------

The  Lessee  shall:

a. comply with the law for the time being in force in any country or jurisdiction in which the Aircraft is being operated which is applicable to the Aircraft or the use and operation of the Aircraft;

b. not use the Aircraft in any manner contrary to any requirement of the Aviation Authority or the DGAC or the manufacturers of the Aircraft, any Engine or any Part or any rule or regulation of the Aviation Authority or the DGAC or for any purpose for which the Aircraft is not designed or reasonably suitable; provided, that, after providing the Lessor with a certificate of its President, Director of Finance or chief internal legal counsel stating all relevant facts with respect thereto, the Lessee may, in good faith and by appropriate procedures, contest the validity or application of any such requirement, rule or regulation in any reasonable manner which does not materially adversely affect the Lessor, or any of its interests in or to the Aircraft or this Agreement;

c. ensure that the crew and engineers employed by it in connection with the operation and maintenance of the Aircraft have the qualifications and hold the licenses required by the Aviation Authority (or the DGAC, if applicable) and applicable law;

d. use the Aircraft solely in commercial or other operations for which the Lessee is duly authorized by the Aviation Authority, the DGAC and applicable law;

e. not knowingly use the Aircraft (or use it when the Lessee ought reasonably to have known that it was being so used) for the carriage of:

i. whole animals, living or dead, except in the cargo compartments according to IATA regulations, and except domestic pet animals carried in a suitable container to prevent the escape of any liquid and to ensure the welfare of the animal;

ii. acids, toxic chemicals, other corrosive materials, explosives, nuclear fuels, nuclear wastes or any nuclear assemblies or components, except as permitted for cargo aircraft under the "Restriction of Goods" schedule issued by IATA from time to time and provided that all the requirements for packaging or otherwise contained therein are fulfilled;

iii. any other goods, materials or items of cargo which could reasonably be expected to cause damage to the Aircraft and which would not be adequately covered by the Insurances; or

iv.     any  illegal  item  or  substance;

f. not utilize the Aircraft for purposes of training, qualifying or re-confirming the status of cockpit personnel except for the benefit of the Lessee's cockpit personnel, and then only if the use of the Aircraft for such purpose is not disproportionate to the use for such purpose of other aircraft of the same type operated by the Lessee;

g. not cause or permit the Aircraft to proceed to, or remain at, any location which is for the time being the subject of a prohibition order (or any similar order or directive) by:

i.     any  Government Entity of the State of Registration or the Habitual Base;
or

ii.     any Government Entity of the country in which such location is situated;
or

iii.     any  Government  Entity  having  jurisdiction  over  the  Aircraft;

provided, however, that the failure of the Lessee to comply with the provisions of this sentence shall not give rise to a Default or an Event of Default hereunder where such failure is attributable to a hijacking, medical emergency, equipment malfunction, weather condition, navigational error or other isolated extraordinary event (not within the Lessee's control) and the Lessee is diligently proceeding to rectify such failure as soon as is reasonably practicable; and

h. obtain and maintain in full force all certificates, licenses, permits and authorizations required for the use and operation of the Aircraft for the time being, and for the making of payments required by, and the compliance by the Lessee with its other obligations under, this Agreement.

8.4.     Taxes  and  Other  ChargesTaxes  and  Other  Charges
         --------------------------

Subject  to  Clauses  5.6(b),  5.10  and  5.11,  the  Lessee  will promptly pay:

a. all license and registration fees, Taxes (other than Lessor Taxes) and other amounts of any nature imposed by any Government Entity that are imposed on the Lessee or for which the Lessee is responsible under this Agreement with respect to the Aircraft, including the ownership, delivery, leasing, possession, use, operation, return, sale or other disposition of the Aircraft (where such sale or other disposition arises as a consequence of an Event of Default); and

b. all rent, fees, charges, Taxes (other than Lessor Taxes) imposed on the Lessee and other amounts in respect of any premises where the Aircraft or any Part thereof is located from time to time during the Term;

except to the extent that such payment is being contested in good faith by appropriate proceedings in respect of which adequate resources have been provided by the Lessee and non-payment of which does not give rise to any material likelihood of the Aircraft or any interest therein being sold, forfeited or otherwise lost or of criminal liability on the part of the Lessor.

8.5.     Sub-LeasingSub-Leasing
         -----------

a. Lessee will not, without the prior written consent of Lessor (except as set forth in clause (b) below), sub-lease or part with possession of the Aircraft, the Engines or any Part except that Lessee may part with possession
(i) with respect to the Aircraft, the Engines or any Part to the relevant manufacturers for testing or similar purposes or to an Agreed Maintenance Performer for service, repair, maintenance or overhaul work, or alterations, modifications or additions to the extent required or permitted by this Agreement, and (ii) with respect to an Engine or Part, as expressly permitted by this Agreement. For the avoidance of doubt, Lessee shall be entitled to enter into "wet lease" or charter arrangements with the Aircraft for short-term periods that, including all renewals, do not exceed six months so long as possession and operational control of the Aircraft remains with the Lessee at all times.

b. Lessee may sub-lease (a "Sub-Lease") the Aircraft to a Cintra Group Airline, incorporated in the State of Registration or the State of Incorporation, without the prior consent of the Lessor if the following conditions are fulfilled:

i.     no  Event  of  Default  shall  have  occurred  and  be  continuing;

ii. notwithstanding such Sub-Lease, Lessee shall remain primarily responsible to Lessor hereunder and the Sub-Lease, by its terms, shall be expressly subject and subordinate in all respects to this Agreement;

iii. the Sub-Lease shall include clauses identical to or having the same substantive effect as Clauses 2.1 (except that the State of Incorporation may be the state of incorporation of the relevant sublessee), 8, 9, 13, 15.12 and
Schedule 6 of this Agreement save that a Sub-Lease may impose additional or more stringent obligations on, or give fewer rights to, any Sub-Lessee than are imposed on Lessee under such provisions of this Agreement and that the term of the Sub-Lease shall not be capable of extending beyond the Expiry Date;

iv. the rights, title and interests of Lessor and the Indemnitees in and to the Aircraft and this Agreement shall be duly evidenced and protected to the reasonable satisfaction of Lessor and such Indemnitee (including as to the making of all necessary filings and registrations);

v. Lessee and the Sub-Lessee shall have executed and delivered to Lessor a security assignment in respect of the Sub-Lease together with an acknowledgment of such assignment, and, if requested by Lessor or any Lessor Lender, Lessee and the Sub-Lessee shall have executed and delivered to Lessor and any mortgagee an acknowledgment of any assignment by Lessor of such security agreement to such mortgagee, each such document to be in a form reasonably acceptable to the Lessor;

vi. the Sub-Lessee shall be a reputable air carrier and shall hold all necessary consents, licenses, permits and authorizations required under the applicable law of the state of incorporation or establishment of such carrier for the public transport of passengers and cargo, and shall not be subject to any event of the types described in Clause 13.1(g), (h) or (i) as of the commencement of the Sub-Lease;

vii. the Aircraft shall not be re-registered outside the State of Registration without the prior written consent of Lessor which shall not be unreasonably withheld. Lessor shall be entitled to withhold such consent if the suggested jurisdiction of re-registration is a jurisdiction which Lessor or any Lessor Lender reasonably determines to be unacceptable in terms of political or judicial risk;

viii. at least five Business Days prior to the execution by Lessee of any Sub-Lease, Lessee will provide Lessor with a copy of the draft Sub-Lease in order for Lessor to satisfy itself that the conditions set out in this Clause as to form of the Sub-Lease are fulfilled. Prior to delivery of the Aircraft under any Sub-Lease, Lessee will provide Lessor with an original counterpart of the Sub-Lease duly executed by Lessee and Sub-Lessee;

ix. Lessee shall be responsible for all reasonable costs incurred by Lessor in connection with the Sub-Lease;

x. the Sub-Lease shall provide that no further subleases of the Aircraft by the Sub-Lessee shall be permitted; and

xi.     Lessee shall give written notice to Lessor of any Sub-Lease at least ten
(10) days prior to the date on which such Sub-Lease is to be executed (which notice shall include the identity of any proposed change in the State of Registration and the Habitual Base of the Aircraft and, if then determined, the term and the delivery date of the proposed sublease).

c. In circumstances where the conditions set out in (b) above are not fulfilled in relation to any Sub-Lease, the consent of Lessor to such Sub-Lease shall be required.

8.6.     InspectionInspection
         ----------

a. The Lessor and any Person designated by the Lessor may, at any reasonable time and upon prior written notice (except in the event of a Default in which case no notice is required), visit, inspect and survey the Aircraft, any Engine or any Part for the purpose of verifying compliance by the Lessee with its obligations under this Agreement as to the maintenance, use or operation of the Aircraft; provided, that such inspection shall not unreasonably interfere with the operation of the Aircraft or the conduct of the Lessee's business.

b. The Lessor shall bear its own costs and expenses in connection with any such visit, inspection or survey unless the visit, inspection or survey discloses that the Lessee is in breach of its material obligations under this Agreement, in which case such costs and expenses, if reasonable, shall be paid by the Lessee on demand.

c.     The  Lessor  shall:

i. have no duty to make, or liability arising out of, any such visit, inspection or survey; and

ii. so long as no Event of Default has occurred and is continuing, not exercise such right other than on reasonable notice and so as not to disrupt unreasonably the maintenance or operation of the Aircraft.

8.7.     Protection  of  TitleProtection  of  Title
         ---------------------

The  Lessee  shall:

a. not do or knowingly permit to be done or omit or knowingly permit to be omitted to be done any act or thing which might reasonably be expected to jeopardize the respective rights, title and interest of the Lessor as owner of the Aircraft and lessor under this Agreement, the right, title and interest of any mortgagee of the Aircraft and assignee of this Agreement or the validity, enforceability or priority of any Mortgage;

b.     on  all  occasions  when the ownership of the Aircraft, any Engine or any
Part is relevant, make clear to third parties that title is held by the Lessor and is subject to any Mortgage;

c.     not  at  any  time:

i. represent or hold out the Lessor as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation or carriage (whether for hire or reward or gratuitously) which may be undertaken by the Lessee; or

ii.     pledge  the  credit  of  the  Lessor;

d. ensure that there is always affixed, and not removed or in any way obscured, a fireproof plate (having dimensions of not less than 6 in. x 4 in.) in a location reasonably adjacent to, and not less prominent than, the airworthiness certificate for the Aircraft and in a reasonably prominent position on each Engine stating:

    "This Aircraft/Engine is leased to Aerovias de Mexico, S.A. de C.V. Owner:
                                                                        -----
              Investors Asset Holding Corp., not in its Individual
                      Capacity but Solely as Owner Trustee
   Mortgagee: General Electric Capital Corporation as Agent, Lender and Secured
   ---------
                                     Party"
                                     ---

and Lessee agrees to make such changes to such lease identification plates as Lessor may reasonably request from time to time, at the expense of Lessor.

e. not create or permit to exist any Security Interest upon the Aircraft, any Engine or any Part;

f. not do or permit to be done anything which may reasonably be expected to expose the Aircraft, any Engine or any Part to penalty, forfeiture, impounding, detention, appropriation, damage or destruction and, without prejudice to the foregoing, if any such penalty, forfeiture, impounding, detention, appropriation, damage or destruction occurs, give the Lessor notice and use its best efforts to procure the immediate release of the Aircraft, such Engine or such Part, as the case may be;

g.     not  abandon  the  Aircraft,  the  Engine  or  any  Part;

h. pay or discharge or cause to be paid or discharged when due and payable or make adequate provision by way of security or otherwise for all debts, damages, claims and liabilities of Lessee, any Affiliate thereof or any other party acting by or through Lessee which have given or might reasonably be expected to give rise to a Security Interest over or affecting the Aircraft, any Engine or any Part;

i. not attempt, or hold itself out as having any power, to sell, lease or otherwise dispose of the Aircraft, any Engine or any Part other than as expressly permitted by this Agreement; and

j. do or cause to be done, at its sole cost and expense, any and all acts and things which are required under the terms of any applicable law (other than Federal Aviation Law) involving any jurisdiction in which Lessee operates, or any and all acts and things which the Lessor or any Lessor Lender may reasonably request, to perfect and preserve Lessor's ownership rights regarding and any Lessor Lender's security interest in and to the Aircraft within any such jurisdiction.

8.8.     GeneralGeneral
         -------

The  Lessee  will:

a. not make any substantial change in the nature of the business in which it is engaged if such change, in the reasonable opinion of the Lessor, might reasonably be expected to have a material adverse effect on the Lessee's performance of its obligations under this Agreement;

b. preserve its corporate existence, and will not merge or consolidate with any Person unless the successor Person resulting from such merger or consolidation (the "Successor"):

i. is the Lessee or an Affiliate incorporated in the State of Incorporation or the State of Registration;

ii. shall have a net worth immediately after such merger or consolidation of not less than the Lessee's net worth immediately prior thereto;

iii. shall be authorized under applicable law to perform the Lessee's obligations under this Agreement and any assignment or assumption relating thereto to the same extent as the Lessee;

iv. shall deliver to the Lessor an agreement, in form and substance reasonably satisfactory to the Lessor, containing an assumption by the Successor of the Lessee's representations and warranties under this Agreement (with such changes and qualifications as are appropriate), together with the due and punctual performance of all the Lessee's obligations under this Agreement; and

v. shall deliver to the Lessor an opinion of counsel reasonably satisfactory in form and substance to the Lessor to the effect that the agreements referred to in sub-clauses (iii) and (iv) above constitute the Successor's legal, valid and binding obligations; and

c. other than pursuant to a Sub-Lease permitted under Section 8.5 hereof, ensure that no change will occur in the Habitual Base of the Aircraft without the prior written consent of the Lessor.

8.9.     RecordsRecords
         -------

The Lessee shall procure that accurate, complete and current records of all flights made by, and all maintenance carried out on, the Aircraft (including, in relation to each Engine and Part subsequently installed, before the installation) are kept in English (to the extent required for FAR Part 129 operators and otherwise by applicable law), and shall keep the records in such manner as the Aviation Authority may from time to time require and ensure that they comply with the requirements of the manufacturers of the Aircraft, any Engine or any Part. The records will form part of the Aircraft Documents.

8.10.     Registration  and  FilingsRegistration  and  Filings
          --------------------------

The  Lessee  shall:

a. not do or suffer to be done anything that might reasonably be expected to adversely affect the registration of the Aircraft with the Aviation Authority or any filing necessary with the DGAC (to the extent that such is the Lessee's, and not the Lessor's, obligation under applicable law), or the title or interest of Lessor and the security interest of any Lessor Lender in the Aircraft and this Agreement;

b. do all acts and things (including making any filing or registration with the Aviation Authority, the DGAC or any other Government Entity) and executing and delivering all documents (including any amendment of this Agreement) as may be reasonably required by the Lessor:

i. following any change or proposed change in the ownership or financing of the Aircraft (but, in each case, at the Lessor's cost); or

ii. following any modification of the Aircraft, any Engine or any Part or the permanent replacement of any Engine or Part in accordance with this Agreement, so as to ensure that the rights of the Lessor under this Agreement apply with the same effect as before; or

iii. to establish, maintain, preserve, perfect and protect the rights of the Lessor under this Agreement; and

c. within thirty (30) days after the Delivery Date, cause a notarized copy of this Agreement, together with certified Spanish translation of this Agreement, to be filed with the DGAC and deliver a certified copy of such filing to the Lessor.

8.11.     Maintenance  and  RepairMaintenance  and  Repair
          ------------------------

The  Lessee  shall:

a. keep the Aircraft airworthy in all respects and in good repair and condition;

b. not make any material change to the Agreed Maintenance Program without the approval of the Aviation Authority, and not change the intervals between Major Checks of the Airframe without the consent of Lessor, not to be unreasonably withheld;

c. maintain the Aircraft in accordance with the Agreed Maintenance Program through Agreed Maintenance Performers and perform (at the respective intervals provided in and to the extent required by the Agreed Maintenance Program) all Major Checks;

d. maintain the Aircraft in accordance with FAA Part 129 and any other rules and regulations of the Aviation Authority as are applicable to passenger category aircraft of the same type as the Aircraft operated by non-United States air carriers; provided, that after providing the Lessor with a certificate of its President, Director of Finance or chief internal legal counsel stating all relevant facts with respect thereto, Lessee may, in good faith and by appropriate procedures, contest the validity or application of any such rule or regulation in any reasonable manner which does not materially adversely affect the Lessor, or any of its interests in or to the Aircraft or this Agreement;

e. comply with all mandatory inspection and modification requirements, airworthiness directives and similar requirements applicable to the Aircraft, any Engine or Part having a compliance date during the Term and that are required by the Aviation Authority; provided, that after providing the Lessor with a certificate of its President, Director of Finance or chief internal legal counsel stating all relevant facts with respect thereto, Lessee may, in good faith and by appropriate procedures, contest the validity or application of any such requirements or airworthiness directives in any reasonable manner which does not materially adversely affect the Lessor, or any of its interests in or to the Aircraft or this Agreement;

f. comply with all mandatory service bulletins issued by any manufacturer of the Aircraft, Engines or Parts and comply with all other service bulletins issued by any such manufacturer if and to the extent that the Lessee generally complies with such other service bulletins in relation to the other leased or owned Boeing/McDonnell Douglas MD-87 aircraft in its fleet;

g. comply with all applicable laws and the regulations of the Aviation Authority and any other aviation authorities with jurisdiction over the Lessee or the Aircraft, any Engine or Part, and comply with all requirements of the Manufacturer, the Engine Manufacturer and the manufacturers of Parts, that relate to the maintenance, condition, use or operation of the Aircraft or require any modification or alteration to the Aircraft, any Engine or Part; provided, that after providing the Lessor with a certificate of its President, Director of Finance or chief internal legal counsel stating all relevant facts with respect thereto, the Lessee may, in good faith and by appropriate procedures, contest the validity or application of any such regulations or requirements in any reasonable manner which does not materially adversely affect the Lessor, or any of its interests in or to the Aircraft or this Agreement;

h. maintain in good standing a current Certificate of Airworthiness for the Aircraft issued by the Aviation Authority except when the Aircraft is undergoing maintenance, modification or repair required or permitted by this Agreement, and from time to time provide to the Lessor a copy on request;

i. maintain the Engines with respect to overhaul build standards and disc replacements at a level which is not materially inferior to the level applied by the Lessee in relation to other engines of the same type as the Engines in its fleet;

j. maintain the Engines and the APU in an "on condition" program in accordance with the Approved Maintenance Program;

k. subject to Clause 11.1(c), procure promptly the replacement of any Engine or Part which has become time, cycle or calendar expired, lost, stolen, seized, confiscated, destroyed, damaged beyond repair, unserviceable or permanently rendered unfit for use, with an engine or part complying with the conditions set out in Clause 8.13(a); and

l. maintain, protect and preserve the Aircraft in a manner consistent with Lessee's practices applied to similar equipment owned by Lessee or leased from other lessors, without in any way materially favoring or disfavoring the Aircraft relative to such other equipment.

8.12     Removal  of  Engines  and  PartsRemoval  of  Engines  and  Parts
         --------------------------------

The Lessee will ensure that no Engine or Part installed on the Aircraft is at any time removed from the Aircraft other than:

a.     if  replaced  as  expressly  permitted  by  this  Agreement;  or

b. if the removal is of an obsolete item and is in accordance with the Agreed Maintenance Program; or

c.     pursuant  to,  and  in  accordance  with,  Clause  8.15;

d.     pursuant  to,  and  in  accordance  with,  Schedule  5,  Clause  2(b); or

e.     i.     during  the  course  of  maintaining,  servicing,  repairing, overhauling  or  testing  that  Engine  or  the Aircraft, as the case may be; or

ii.     as  part  of  a  normal  engine  or  part  rotation  program;  or

iii. for the purpose of making such modifications to the Engine or the Aircraft, as the case may be, as are permitted under this Agreement,

and then in each case only if it is reinstalled or replaced by an engine or part complying with Clause 8.13(a) as soon as practicable and in any event no later than the Expiry Date.

8.13.     Installation  of  Engines  and  PartsInstallation of Engines and Parts
          -------------------------------------

a. The Lessee will ensure that, except as permitted by this Agreement, no engine or part is installed on the Aircraft unless:

i. in the case of an engine, it is an engine of the same model as, or an improved or advanced version of, the Engine it replaces (provided, in the case of an improved or advanced version, it can be installed and operated on the Airframe without modification of the Airframe or the engine, whether or not the other installed Engine is also such an improved or advanced version) and it has attached to it a current "serviceable tag" issued by the manufacturer or supplier indicating that the engine is new, serviceable or overhauled, and the Lessee shall retain all such tags to the extent required under applicable law;

ii. in the case of a part, it is in as good operating condition, is of the same or a more advanced make and model and is of the same interchangeable modification status as the replaced Part and has attached to it a current "serviceable tag" issued by the manufacturer or supplier indicating that the part is new, serviceable or overhauled, and the Lessee shall retain all such tags to the extent required under applicable law; provided, that the replacement of parts will not, in the aggregate, result in the material diminution in the value or utility of the Aircraft;

iii. in the case of a part, it has become and remains the property of the Lessor free from Security Interests and on installation on the Aircraft will, without further act, be subject to this Agreement; and

iv. in each case, the Lessee has full details as to its source and maintenance records as required by the Aviation Authority for Part 129 operators.

b. If no Event of Default has occurred which is continuing, the Lessee will be entitled to install any engine or part on the Aircraft by way of replacement notwithstanding Clause 8.13(a) if:

i. there is not available to the Lessee at the time and in the place that engine or part is required to be installed on the Aircraft a replacement engine or part complying with the requirements of Clause 8.13(a);

ii. it would result in an unreasonable disruption of the operation of the Aircraft or the business of the Lessee to ground the Aircraft until an engine or part complying with Clause 8.13(a) becomes available for installation on the Aircraft; and

iii. as soon as practicable after installation of the same on the Aircraft but, in any event, no later than the Expiry Date, the Lessee removes any such engine or part and replaces it with the Engine or Part replaced by it or by an engine or part complying with Clause 8.13(a).

c. The Lessor agrees, for the benefit of the Lessee and any mortgagee or holder of any other Security Interest in any engine or part (other than an Engine or Part) owned by the Lessee, any lessor of any engine or part (other than an Engine or Part leased to the Lessee) and any conditional vendor of any engine or part (other than an Engine or Part purchased by the Lessee subject to a conditional sale agreement or any other security agreement), that no right, title to or interest in any such engine or part shall be exercised or asserted by the Lessor and the Lessor acknowledges and confirms that it will not acquire any right, title or interest to or in any such engine or part as a result of its installation on the Airframe.

8.14     Non-Installed  Engines  and  PartsNon-Installed  Engines  and  Parts
         ----------------------------------

a. The Lessee shall ensure that any Engine or Part which is not installed on the Airframe (or any other airframe as permitted by this Agreement) is, except as expressly permitted by this Agreement, properly and safely stored and kept free from Security Interests.

b. Notwithstanding sub-clause (a), the Lessee shall be permitted, if no Event of Default has occurred and is continuing, to install any Engine on an airframe and any Part on an airframe or engine:

i.     owned  and  operated  by  the  Lessee  free  from  Security Interests; or

ii. operated by the Lessee and either (1) leased or hired to the Lessee pursuant to a lease or conditional sale agreement on terms whereby the Lessee has full operational control of that aircraft or engine, or (2) owned by the Lessee and subject to a mortgage, a lease, conditional sale agreement or other agreement that constitutes a Security Interest vested in or held by any other Person, provided that:

(A) the terms of any such lease, conditional sale agreement or Security Interest will not have the effect of prejudicing the title and interest of the Lessor or any mortgagee in and to that Engine or Part; and

(B) the lessor under such lease, the seller under such conditional sale agreement or the secured party of any Security Interest, as the case may be, has confirmed and acknowledged in writing (which confirmation and acknowledgment may be contained in the lease, conditional sale agreement or document creating the Security Interest) to the Lessor, in form and substance reasonably satisfactory to the Lessor, that it will recognize the rights, title and interest of the Lessor and any mortgagee to and in that Engine or Part and that it will not acquire any rights of ownership whatever in relation thereto.

8.15.     Pooling  of  Engines  and  PartsPooling  of  Engines  and  Parts
          --------------------------------

The Lessee will not enter into nor permit any pooling agreement or arrangement in respect of an Engine or Part without the prior written consent of the Lessor, such consent not to be unreasonably withheld in any case where an Engine or Part is leased, let on hire or otherwise made available by the Lessee (on terms conferring no more than a contractual right in personam against the Lessee and not a right in rem against such Engine or Part) pursuant to a pooling agreement to which the Lessee is a party and:

a. the other parties to which are reputable, solvent commercial air carriers or the manufacturers or suppliers of the Engine or Part (or other reputable, solvent organizations whose business includes the administration of and participation in such pooling agreements or arrangements); and

b. which does not contemplate the transfer of title to the pooled Engine or Part; and

c. either provides that the Lessor (or any mortgagee designated by Lessor) will be sole loss payee in respect of any loss or damage to the Engine or Part, or provides for Lessor to acquire title to a substitute engine or part satisfying the conditions set out in Clause 8.13(a) if the Engine or Part is destroyed.

8.16.     Equipment  ChangesEquipment  Changes
          ------------------

a. The Lessee will not make any modification or addition to the Aircraft (each an "Equipment Change"), except for an Equipment Change that:

i. is expressly permitted or required by any other provision of this Agreement, or

ii. the Lessee may deem desirable in the proper conduct of its business, provided that no such Equipment Change impairs the condition or airworthiness of the Aircraft, or diminishes the value, useful life or utility of the Airframe, Engine or Part, or

iii.     has  the  prior  written  approval  of  the  Lessor,  or

iv. is made in order to conform the configuration of the Aircraft to Lessee's standard configuration for MD-87 aircraft.

b. So long as no Event of Default has occurred and is continuing, the Lessee may remove any Equipment Change if it can be removed from the Aircraft without diminishing or impairing the value, utility, condition or airworthiness of the Aircraft as compared to its value, utility, condition or airworthiness immediately prior to the Equipment Change assuming the Aircraft was in the condition required by this Agreement prior to the Equipment Change.

8.17.     Title  to  PartsTitle  to  Parts
          ----------------

a. Subject to Clause 8.13(c), title to all parts installed on the Aircraft, whether by way of replacement as the result of an Equipment Change or otherwise (except those installed pursuant to Clause 8.13(b) or Clause 8.15) will on installation, without further act, vest in the Lessor subject to this Agreement free and clear of all Security Interests. The Lessee will at its own expense take all such steps and execute, and procure the execution of, all such instruments that are necessary to ensure that title so passes to the Lessor according to all applicable laws. At any time when requested by the Lessor, the Lessee will provide evidence to the Lessor's reasonable satisfaction (including the provision, if required, to the Lessor of a legal opinion of Lessee's chief internal counsel) that title has so passed to the Lessor.

b. Except as referred to in Clause 8.16(b), any Engine or Part at any time removed from the Aircraft will remain the property of the Lessor until a replacement has been made in accordance with this Agreement and until title to that replacement has passed, according to applicable laws, to the Lessor subject to this Agreement free of all Security Interests, whereupon title to the Engine or Part will, provided no Event of Default has occurred and is continuing, pass to the Lessee.


8.18     Third  PartiesThird  Parties
         --------------

The Lessee shall ensure that no Person having possession of the Aircraft during the Term (other than the Lessor or any party acting through or on behalf of Lessor) will act in any manner inconsistent with the Lessee's obligations under this Agreement and that all such Persons shall comply with those obligations as if references to "Lessee" included a separate reference to those Persons.

9.     INSURANCEINSURANCE
       ---------

9.1.     InsurancesInsurances
         ----------

The Lessee will maintain in full force and effect during the Term insurances in respect of the Aircraft in form and substance reasonably satisfactory to the Lessor (the "Insurances" which expression includes, where the context so admits, any relevant re-insurances). The Insurances will be effected either:

a. on a direct basis with insurers of recognized standing who normally participate in aviation insurances in the leading international insurance markets and led by reputable underwriters reasonably satisfactory to the Lessor; or

b. with a single insurer or group of insurers reasonably satisfactory to the Lessor who does not retain the risk, but effects substantial reinsurance in the leading international insurance markets and through brokers and underwriters each of recognized standing and reasonably acceptable to the Lessor for a percentage reasonably acceptable to the Lessor of all risks insured (the "Reinsurances"), and the Lessor acknowledges and confirms that the current deductibles and exclusions, together with the existing brokers and insurers in respect of the insurances maintained by Lessee on the date of this Agreement are acceptable to it.

9.2.     RequirementsRequirements
         ------------

The Lessor's current requirements as to Insurances are as specified in this Clause and in Part 1 of Schedule 6. The Lessor may from time to time stipulate such other requirements for the Insurances as the Lessor reasonably considers necessary to ensure that the scope and level of cover is maintained in accordance with the then prevailing industry practice in relation to aircraft of the same type as the Aircraft and in relation to operators of similar standing to the Lessee. In the event that the Lessor proposes any such stipulation, it shall notify the Lessee accordingly and the Lessor and/or its brokers will then consult in good faith with the Lessee and the Lessee's brokers with regard to such proposed stipulation. If, following the consultation, the Lessor and the Lessee are satisfied that the stipulation should be made, the Lessee shall then comply with the stipulated requirements. If, however, the Lessor and the Lessee do not agree regarding the proposed stipulation, the Lessor and the Lessee (and their respective brokers) shall agree upon and name a third broker, to determine whether the proposed stipulation is required in order to ensure that the scope and level of cover is maintained in accordance with the then prevailing industry practice in relation to aircraft of the same type and in relation to operators of similar standing to the Lessee. The party whose position is not accepted by the third broker shall pay all costs and expenses of such broker in connection with the making of its determination.

9.3.     Insurance  CovenantsInsurance  Covenants
         --------------------

The  Lessee  shall:

a. ensure that all legal requirements as to insurance of the Aircraft, any Engine or any Part that may from time to time be imposed by the laws of the State of Registration or any jurisdiction to, from or over which the Aircraft may be flown, in so far as they affect or concern the operation of the Aircraft, are complied with and, in particular, those requirements compliance with which is necessary to ensure that:

i.     the  Aircraft  does  not  become  subject  to  detention  or  forfeiture;

ii.     the  Insurances  remain  valid  and  in  full  force  and  effect;  and

iii. the interests of the Indemnitees in the Insurances and the Aircraft or any Part are not thereby prejudiced;

b. not use, cause or permit the Aircraft, any Engine or any Part to be used for any purpose or in any manner not covered by the Insurances or outside any geographical limit imposed by the Insurances;

c. comply with the terms and conditions of each policy of the Insurances and not do, consent or agree to any act or omission that:

i.     invalidates  or  may reasonably be expected to invalidate the Insurances;

ii. renders or may reasonably be expected to render void or voidable the whole or any part of any of the Insurances; or

iii. brings any particular liability within the scope of an exclusion, exception or sub-limit to the Insurances;

d. not take out without the prior written approval of the Lessor any insurance or reinsurance in respect of the Aircraft other than those required or permitted under this Agreement unless relating solely to hull total loss, business interruption, engine break-down, profit commission and deductible risk;

e. commence renewal procedures at least 30 days prior to the expiration of any of the Insurances and provide to the Lessor:

i. if requested by the Lessor, a written status report of renewal negotiations 14 days prior to each expiration date;

ii. telefaxed confirmation of completion of renewal prior to each expiration date; and

iii. certificates of insurance (and where appropriate certificates of reinsurance), and broker's (and any reinsurance brokers') letter of undertaking substantially in the form set out in Parts 2 and 3 of Schedule 6, detailing the coverage and confirming the insurers' (and any reinsurers') agreement to the specified insurance requirements of this Agreement within seven days after each renewal date;

f. provide to the Lessor copies of those documents evidencing the Insurances which the Lessor may reasonably request (but not including information regarding premiums);

g. on request, provide to the Lessor evidence that the Insurance premiums have been paid;

h. not make any modification or alteration to the Insurances material and adverse to the interests of any of the Indemnitees;

i.     be  responsible  for  any  deductible  under  the  Insurances;  and

j. provide any other insurance and reinsurance related information, or assistance, in respect of the Insurances as the Lessor may reasonably request (but not including copies of the insurance policies (unless a dispute as to coverage arises) or information regarding premiums).

9.4.     Failure  to  InsureFailure  to  Insure
         -------------------

If the Lessee fails to maintain the Insurances in compliance with this Agreement, or to provide Lessor with the evidence thereof required under Clause 9, each of the Indemnitees will be entitled but not obligated (without prejudice to any other rights of the Lessor under this Agreement):

a. to pay the premiums due or to effect and maintain insurances satisfactory to it or otherwise remedy the Lessee's failure in such manner (including to effect and maintain an "owner's interest" policy) as it considers appropriate. Any sums so expended by it will become immediately due and payable by the Lessee to the Lessor on demand (and Lessor will endeavor to make such demand promptly following the incurring of such expenditure), together with interest thereon at the Default Rate from the date of expenditure by it up to the date of reimbursement by the Lessee (before and after any judgment); and

b. at any time while such failure is continuing to require the Aircraft to remain at any airport or to proceed to and remain at any airport designated by it until the failure is remedied to its reasonable satisfaction.

9.5.     Continuing  IndemnityContinuing  Indemnity
         ---------------------

The Lessor may require the Lessee to effect and to maintain insurance after the Expiry Date with respect to its liability under the indemnities in Clause 10 for such period as the Lessor may reasonably require (but in any event not more than the lesser of two years or until the next Major Check which "zero times" the Aircraft under MSG-3) providing for each Indemnitee to be named as additional insured. The Lessee's obligation under this Clause 9.6 shall not be affected by the Lessee ceasing to be lessee of the Aircraft or any of the Indemnitees ceasing to have any interest in respect of the Aircraft. Such insurance shall be maintained at the cost of Lessee until the Aircraft has been returned and Lessee has performed its obligations relating to such return under this Agreement and, thereafter, at the cost of Lessor.

9.6.     Application  of  Insurance  ProceedsApplication  of  Insurance Proceeds
         ------------------------------------

As  between  the  Lessor  and  the  Lessee:

a. All insurance payments received as the result of a Total Loss or an Engine Loss occurring during the Term will be paid to the Lessor (or any mortgagee designated by Lessor), and the Lessor shall promptly pay the balance of those amounts to the Lessee after deduction of all amounts then due and payable by the Lessee to the Lessor under this Agreement, including under Clause 11.1(b) and Clause 11.1(c).

b. All insurance proceeds in respect of any damage or loss to the Aircraft, any Engine or any Part occurring during the Term not constituting a Total Loss and in excess of the Damage Notification Threshold will be paid to the Lessor (or any mortgagee designated by Lessor) and applied in payment (or to reimburse the Lessee) for repairs or replacement property upon the Lessor being reasonably satisfied that the repairs or replacement have been effected in accordance with this Agreement. The insurer may pay insurance proceeds in amounts below the Damage Notification Threshold directly to the Lessee. Any balance remaining shall be paid to or retained by the Lessee.

c. All insurance proceeds in respect of third party liability will, except to the extent paid by the insurers to the relevant third party, be paid to the Lessor to be paid directly in satisfaction of the relevant liability or promptly to the Lessee in reimbursement of any payment so made.

d. Notwithstanding Clauses 9.6(a), (b) and (c), if at the time of the payment of any such insurance proceeds a Default has occurred and is continuing all such proceeds will be paid to or retained by the Lessor (or any mortgagee designated by Lessor) to be applied toward payment of any amounts then due and payable by the Lessee in such order as the Lessor sees fit or as the Lessor may elect. In the event that the Lessee remedies any such Default to the reasonable satisfaction of the Lessor, the Lessor shall procure that all such insurance proceeds then held by the Lessor in excess of the amounts (if any) applied by the Lessor (or any mortgagee designated by Lessor) in accordance with this sub-clause (d) shall be paid promptly to the Lessee.

9.7.     Additional  InsuranceAdditional  Insurance
         ---------------------

The Lessee agrees to procure any additional Insurances as at any time requested by the Lessor and Lessor agrees to reimburse the Lessee for the cost of, and all reasonable expenses incurred in obtaining, any such additional Insurances.

10.     INDEMNITYINDEMNITY
        ---------

10.1.     GeneralGeneral
          -------

The Lessee shall defend, indemnify and hold harmless the Indemnitees from and against any and all claims, proceedings, losses, liabilities, suits, judgments, costs, expenses, penalties or fines (each a "Claim") regardless of when the same is made or incurred, whether during or after the Term (but not before):

a. that may at any time be suffered or incurred directly or indirectly as a result of or connected with possession, delivery, performance, management, registration, control, maintenance, condition, service, repair, overhaul, leasing, sub-leasing, use, operation or return of the Aircraft, any Engine or Part (either in the air or on the ground) whether or not the Claim may be attributable to any defect in the Aircraft, any Engine or any Part or to its design, testing, use or otherwise, and regardless of when the same arises or whether it arises out of or is attributable to any act or omission, negligent or otherwise, of any Indemnitee;

b. that arise out of any act or omission that invalidates or that renders voidable any of the Insurances;

c. that may at any time be suffered or incurred as a consequence of any design, article or material in the Aircraft, any Engine or any Part or its operation or use constituting an infringement of patent, copyright, trademark, design or other proprietary right or a breach of any obligation of confidentiality owed to any Person, but  excluding  any  Claim  to  the  extent  that:

i. it arises as a result of the willful misconduct or gross negligence of such Indemnitee;

ii. it arises as a result of a breach by the Lessor of its express obligations under this Agreement or as a result of a representation or warranty given by the Lessor in this Agreement not being true and correct at the date when, or when deemed to have been, given or made;

iii.     it  constitutes  a  Lessor  Tax  or  Lessor  Lien;

iv. it represents a Tax or loss of tax benefits (the Lessee's liabilities for which, to the extent thereof, are set out in Clauses 5.5, 5.6 and 5.8);

v. it constitutes a cost or expense that is required to be borne by the Lessor in accordance with any other provision of this Agreement;

vi. it results from any voluntary disposition by the Lessor of all or any part of its rights, title or interest in or to the Aircraft or under this Agreement, unless such disposition occurs as a consequence of an Event of Default; or

vii. it is attributable to an event occurring after the Term unless the Claim results from or arises out of an act or omission by the Lessee, or any circumstance existing, during the Term.

10.2.     MitigationMitigation
          ----------

a. The Lessor agrees that it shall, as soon as reasonably practicable after it becomes aware of any circumstances that would, or would reasonably be expected to, become the subject of a claim for indemnification pursuant to Clause 10.1, notify the Lessee in writing accordingly. The Lessor (and any other Indemnitee seeking indemnification, as the case may be) and the Lessee shall then consult with one another in good faith in order to determine what action (if any) may reasonably be taken to avoid or mitigate such Claim. The Lessee shall have the right to take all reasonable action (on behalf and, if necessary, in the name of the Lessor or such other Indemnitee) in order to resist, defend or settle (provided such settlement is accompanied by payment in full and requires no admissions or covenants by Lessor) any claims by third parties giving rise to such Claim, provided always that the Lessee shall not be entitled to take any such action unless adequate provision, reasonably satisfactory to the Lessor and such other Indemnitee, shall have been made in respect of the third party claim and the costs thereof. The Lessee or, if the Lessee's insurers have confirmed that the Claim is covered by Lessee's Insurances, the Lessee's insurers shall be entitled to select any counsel to represent it or them, the Lessor and such other Indemnitee in connection with any such action, subject in the case of Lessee to the approval of the Lessor and such other Indemnitee (such approval not to be unreasonably withheld) and any action taken by the Lessee shall be on a full indemnity basis in respect of the Lessor and such other Indemnitee.

b. Any sums paid by the Lessee to the Lessor or any Indemnitee in respect of any Claim pursuant to Clause 10.1 shall be paid subject to the condition that, in the event that the Lessor or such Indemnitee is subsequently reimbursed in respect of that Claim by any other Person, the Lessor or such Indemnitee shall, provided no Default shall have occurred and be continuing, promptly pay to the Lessee an amount equal to the sum paid to it by the Lessee, including any interest on such amount to the extent attributable thereto and received by the Lessor or such Indemnitee, less any Tax payable by the Lessor or such Indemnitee in respect of such reimbursement.

c. Upon the making of any indemnity payment pursuant to Clause 10.1, the Lessee, without any further action, shall be subrogated to any claims the Lessor may have relating thereto to the extent of such payment. The Lessor agrees to give such further assurances or agreements and to cooperate with the Lessee to permit the Lessee to pursue such claims, if any, to the extent reasonably requested by the Lessee and at the Lessee's sole cost and expense.

d. In the event that the Lessee shall have paid an amount to the Lessor pursuant to Clause 10.1, and the Lessor subsequently shall be reimbursed in respect of such indemnified amount from any other person, the Lessor shall promptly (but not before the Lessee shall have made all payments then due to the Lessor under this Agreement) pay to the Lessee an amount equal to the amount of such reimbursement.

10.3.     Duration02Duration
          --------

The indemnities contained in this Agreement will survive and continue in full force after the Expiry Date.

11.     EVENTS  OF  LOSSEVENTS  OF  LOSS
        ----------------

11.1.     Total  LossTotal  Loss
          -----------

a.     Pre-delivery:  If  a  Total Loss occurs prior to Delivery, this Agreement
       ------------
will immediately terminate and, except as expressly stated in this Agreement, neither party will have any further obligation or liability under this Agreement except that the Lessor will return to the Lessee the Deposit and any other amounts paid by the Lessee to the Lessor with respect to the Aircraft prior to Delivery.

b.     Post-delivery:  If  a  Total  Loss occurs after Delivery, the Lessee will
       -------------
pay to the Lessor (or any mortgagee designated by Lessor), no later than 90 days after the Total Loss Date (the "Settlement Date"), the Termination Value on the Settlement Date, less any portion of Basic Rent previously paid by the Lessee and corresponding to periods after the date of such payment, unless the Aircraft is restored to the Lessor or the Lessee within that period (or, in the case of a Total Loss coming within paragraph (c) of the definition of Total Loss and involving the loss of the Lessor's title to the Aircraft, if both the Aircraft and the Lessor's title thereto are restored to the Lessor or, in the case of the Aircraft, to the Lessee). The receipt by the Lessor (or any mortgagee designated by Lessor) of the insurance proceeds in respect of the Total Loss on or prior to the Settlement Date shall discharge the Lessee from its obligation to pay the Termination Value to the Lessor pursuant to this sub-clause (b), provided such proceeds are not less than an amount equal to the Termination Value less an amount equal to the portion of any Basic Rent previously paid by the Lessee and corresponding to periods after the date of such payment. In the event that the insurance proceeds are paid initially to the Lessee and not to the Lessor, they may be retained by the Lessee if the Lessee shall have paid the Termination Value, less an amount equal to the portion of any Basic Rent previously paid by the Lessee and corresponding to periods after the date of such payment, to the Lessor; otherwise, the Lessee shall pay the Termination Value, less an amount equal to the portion of any Basic Rent previously paid by the Lessee and corresponding to periods after the date of such payment, to the Lessor within two (2) Business Days following receipt by the Lessee of such proceeds. In the event that the Lessee pays the Termination Value, less an amount equal to the portion of any Basic Rent previously paid by the Lessee and corresponding to periods after the date of such payment, to the Lessor in accordance with this sub-clause (b), the Lessor shall promptly assign to the Lessee its rights under the Insurances to receive the insurance proceeds in respect of the Total Loss to the extent that such proceeds shall not have been paid to the Lessee. Subject to the rights of any insurers and reinsurers or other third parties, upon irrevocable payment in full to the Lessor of that amount and all other amounts then due and payable to the Lessor under this Agreement, the Lessor shall, without recourse or warranty (except as to the absence of Lessor Liens and as to good and marketable title), and without further act, be deemed to have transferred to the Lessee all of the Lessor's rights to any Engines or Parts not installed when the Total Loss occurred, all on an "as-is, where is" basis, and shall, at the Lessee's expense, execute and deliver such bills of sale and other documents and instruments as the Lessee may reasonably request to evidence (on the public record or otherwise) the transfer and the vesting of the Lessor's rights in such Engines and Parts in the Lessee, free and clear of all rights of the Lessor and any Lessor Liens.

c.     Engine  Loss:  Upon  the occurrence of an Engine Loss (including, for the
       ------------
avoidance of doubt, at a time when the Engine is not installed on the Airframe) in circumstances in which there has not also occurred a Total Loss, the Lessee shall give the Lessor written notice promptly upon becoming aware of the same and shall (unless the Lessor has received the insurance proceeds relating to such Engine Loss), within 90 days after the Engine Loss Date, convey or cause to be conveyed to the Lessor, as replacement for such Engine, title to a replacement engine that is in the same or better operating condition, has as many or more Flight Hours and Cycles available until the next scheduled checks, inspections, overhauls and shop visits and has the same or greater value and utility as the lost Engine and that complies with the conditions set out in Clause 8.13(a). The Lessee will at its own expense take all such steps and execute, and procure the execution of, all such instruments that are necessary to ensure that title to the replacement engine passes to the Lessor according to all applicable laws, and if requested by the Lessor, will provide evidence to the Lessor's reasonable satisfaction (including the provision, if required, to the Lessor of a legal opinion of counsel to Lessee reasonably satisfactory to Lessor) that title has so passed to the Lessor, whereupon the leasing of the replaced Engine the subject of the Engine Loss shall cease and title to such replaced Engine shall (subject to any salvage rights of insurers) vest in the Lessee pursuant to Clause 8.17(c). If the Lessor subsequently receives any insurance proceeds relating to such Engine Loss, the Lessor shall promptly remit such proceeds to the Lessee. No Engine Loss with respect to any Engine that is replaced in accordance with the provisions of this Clause 11.1(c) shall result in any increase or decrease in Basic Rent or the Termination Value.

11.2.     RequisitionRequisition
          -----------

During any requisition for use or hire of the Aircraft, any Engine or Part that does not constitute a Total Loss:

a. the Basic Rent and Supplemental Rent payable under this Agreement will not be suspended or abated either in whole or in part, and the Lessee will not be released from any of its other obligations under this Agreement (other than operational obligations with which the Lessee is unable to comply solely by virtue of the requisition); and

b. so long as no Event of Default has occurred and is continuing, the Lessee will be entitled to any compensation payable by the requisitioning authority in respect of the Term. The Lessee will, as soon as practicable after the end of any such requisition, cause the Aircraft to be put into the condition required by this Agreement. The Lessor will be entitled to all compensation payable by the requisitioning authority in respect of any change in the structure, state or condition of the Aircraft arising during the period of requisition, and the Lessor will apply such compensation in reimbursing the Lessee for the cost of complying with its obligations under this Agreement in respect of any such change, but so that, if any Event of Default has occurred and is continuing, the Lessor may apply the compensation in or towards settlement of any amounts owing by the Lessee under this Agreement. The Lessor shall hold all such sums.

12.     RETURN  OF  AIRCRAFTRETURN  OF  AIRCRAFT
        --------------------

12.1.     RedeliveryRedelivery
          ----------

On the Expiry Date or termination of the leasing of the Aircraft under this Agreement, the Lessee shall, unless a Total Loss has occurred, at its expense, redeliver the Aircraft and Aircraft Documents to the Lessor at the Redelivery Location in a condition complying with this Clause 12 and Schedule 5, free and clear of all Security Interests (other than Lessor Liens); provided, however, that if Lessor designates an alternate Redelivery Location in the continental United States of America then the Lessor shall reimburse the Lessee for the cost of a ferry flight from Mexico City International Airport (or such closer location at which Lessee has then placed the Aircraft) to such alternate Redelivery Location, provided, however, that if such cost is in excess of $15,000.00 any excess shall not be reimbursed and shall be borne by the Lessee.

12.2.     Final  ChecksFinal  Checks
          -------------

Immediately prior to return of the Aircraft, Lessee shall perform the following:

a.     Lessee  shall  perform  (or  have  performed  by  an  Agreed  Maintenance
Performer) a "C" check or its equivalent, the work, if any, required to be performed within thirty (30) days thereafter in accordance with the heavy work cards, the corresponding lower checks ("A" and "B" or equivalent) and any other maintenance and inspections tasks that are a part thereof, all in accordance with the Agreed Maintenance Program. At return, the Airframe will have zero Flight Hours since such "C" check or its equivalent and any such heavy maintenance work, except for the acceptance flights and the ferry flight to the Redelivery Location. Lessee will also weigh the Aircraft. Lessee shall also perform during such check any other work reasonably requested by Lessor (and not otherwise required under this Agreement) so long as such work does not prevent Lessee from returning the Aircraft on the Expiry Date, and Lessor shall reimburse Lessee for the cost of such work based on its third-party labor rates. The Lessor shall indemnify and hold harmless the Lessee from and against any and all costs and expenses incurred by the Lessee in the event the performance of such additional work causes a delay in the return of the Aircraft.

b. Lessee shall perform (or have performed by an Agreed Maintenance Performer) an internal and external corrosion inspection in accordance with the manufacturer's corrosion prevention and control program ("CPCP") specified for the model type and correct any discrepancies in accordance with the recommendations of the manufacturer and the manufacturer's structural repair manual ("SRM"). In addition, all inspected areas will be properly treated with corrosion inhibitor as recommended by the manufacturer.

c.     With  respect  to  the  Engines:

i. Lessee shall perform a videotape borescope inspection of the low pressure and high pressure compressors and the turbine area of the Engines. All items beyond the applicable Engine manufacturer's maintenance manual limits will be rectified at Lessee's sole cost and expense. No Engine will be "on watch" for any reason requiring special or out of sequence inspection.

ii. In accordance with the applicable manufacturer's maintenance manual, Lessee shall perform a maximum power assurance run and condition, acceleration and bleed valve scheduling checks on the Engines, and Lessee will record and evaluate the Engine performance with Lessor and/or its representative entitled to be present. The performance and all operating parameters of each Engine will be within the limits specified in the Engine manufacturer's maintenance manual.

iii. If the Engine historical and technical records and the condition trend monitoring data of any Engine or the APU indicate an abnormal acceleration (as determined with reference to the applicable maintenance manual) in the rate of deterioration in the performance of such Engine or APU, Lessee shall correct such conditions causing the accelerated rate of deterioration.

d.     Lessee  shall  remove  its  logo  and  exterior  markings.

12.3     Final  InspectionFinal  Inspection
         -----------------

a. At least 45 days before the redelivery of the Aircraft, the Lessee will make available to the Lessor at its maintenance base (i) the Aircraft Documents,
(ii) a current and complete copy of the Agreed Maintenance Program, (iii) a copy of all Engine and APU trend monitoring data, (iv) a written summary of all sampling programs involving or affecting the Aircraft, and (v) a copy of all other documentation and data reasonably requested by Lessor and required to be maintained by FAR Part 129 operators for review and inspection in order to prepare for the Final Inspection of the Aircraft and in order to facilitate the Aircraft's integration into any subsequent operator's fleet. The Lessor agrees that it will not disclose the contents of the Agreed Maintenance Program to any Person except to the extent necessary to monitor the Lessee's compliance with this Agreement and/or to bridge the maintenance program for the Aircraft from the Agreed Maintenance Program to another program after the Expiry Date.

b. During the 30 days immediately prior to redelivery of the Aircraft, the Lessee will make the Aircraft available to the Lessor at the Lessee's maintenance base for inspection (the "Final Inspection") in order to verify that the condition of the Aircraft complies with this Agreement.

c. At the request of Lessor, Lessee shall perform "bridging" maintenance procedures for the purpose of standardizing the Aircraft to the maintenance program of any subsequent operator of the Aircraft; provided, however, that Lessor shall pay to Lessee all costs and expenses incurred by the Lessee relating to the "bridging" procedures and the performance of such bridging procedures shall not materially disrupt Lessee's business or operations. The Lessor shall indemnify and hold harmless the Lessee from and against any and all costs and expenses incurred by the Lessee in the event the performance of such "bridging" causes a delay in the return of the Aircraft.

d. The Lessor shall also be entitled, as part of the Final Inspection, to require the Lessee to perform an acceptance flight of up to two hours (which Lessee may perform as part of the ferry flight to the Redelivery Location, if any) at the Lessee's cost (with up to three of the Lessor's representatives as on-board observers) and such further acceptance flights as may be necessary in the event that the first or subsequent flights do not confirm that the Aircraft complies with the requirements of this Agreement. The Lessee's pilots shall be in control of such acceptance flights at all times.

12.4.     Non-ComplianceNon-Compliance
          --------------

To the extent that, on the Expiry Date, the condition of the Aircraft does not comply with this Agreement, the Lessee shall at the option of the Lessor:

a. immediately rectify the non-compliance and, to the extent the non-compliance extends beyond the Expiry Date due to acts or omissions of the Lessee, the Term will be automatically extended until the non-compliance has been rectified; or

b. redeliver the Aircraft to the Lessor and indemnify the Lessor, and provide security reasonably acceptable to the Lessor for that indemnity, against the cost of putting the Aircraft into the condition required by this Agreement.

During any extension of the Term pursuant to sub-clause (a), this Agreement will remain in full force and effect, including the obligation to pay rent (which Lessee shall pay at the rate of $4,271.00 per day weekly in arrears); provided, however, that Lessee shall not operate, or permit others to operate, the Aircraft after the Expiry Date except for acceptance flights pursuant to Clause
12.2  and  a  ferry  flight  to  the  Redelivery  Location.

c. The Lessor may require the Lessee to remove any Equipment Change that would diminish or impair the value, utility, condition or airworthiness of the Aircraft and to restore the Aircraft to its condition prior to that Equipment Change.

12.5.     Export  DocumentationExport  Documentation
          ---------------------

Upon redelivery and upon request by the Lessor, the Lessee shall provide to the Lessor all documents necessary to export the Aircraft from the State of Incorporation (including a valid and subsisting export license for the Aircraft, if any).

12.6.     AcknowledgmentAcknowledgment
          --------------

Provided the Lessee has complied with its obligations under this Agreement, upon redelivery of the Aircraft by the Lessee to the Lessor at the Redelivery
Location, the Lessor will deliver to the Lessee a written acknowledgment confirming that the Lessor is satisfied that the Aircraft is in the condition required by this Agreement and has been redelivered to the Lessor in accordance with this Agreement. Within one (1) Business Day of the delivery of such acknowledgment the Lessor shall return the balance, if any, of the Deposit to Lessee, plus accrued interest (if the Deposit was in cash) in accordance with Clause 5.14, and shall send the letter of credit to the applicable bank for cancellation.

13.     DEFAULTDEFAULT
        -------

13.1.     EventsEvents
          ------

Each of the following events will constitute an Event of Default and a repudiation of this Agreement by the Lessee:

a.     Non-payment:  the  Lessee  fails to pay any amount of Basic Rent and such
       -----------
failure continues for three Business Days after written notice from Lessor, or Lessee fails to pay any amount of Termination Value when due, or, after the Lessor gives written notice to the Lessee that Supplemental Rent is due, fails to make any payment of Supplemental Rent in accordance with the terms of this Agreement and such failure continues for 15 days; or

b.     Insurance:  the  Lessee fails to comply with any provision of clause 9 or
       ---------
any insurance required to be maintained under this Agreement is canceled or terminated; or

c.     Breach:  the  Lessee  fails  to  comply  with any other provision of this
       ------
Agreement and the failure continues for 30 days after written notice from the Lessor to the Lessee, provided however, that, if such failure cannot reasonably be remedied within such 30 day period and the Lessee is diligently undertaking all necessary remedial action, the 30 day period shall be extended once for a further 30 days; or

d.     Representation:  any  representation  or  warranty  made by the Lessee in
       --------------
this Agreement or in any document or certificate furnished to the Lessor pursuant to or in connection with this Agreement is or proves to have been incorrect in any material respect when made and the Lessee's ability to comply with its obligations under this Agreement, and/or the Lessor's or any mortgagee 's rights, title and interest to and in the Aircraft and/or under this Agreement, are thereby materially and adversely affected and, if the effect of such misrepresentation is curable, shall not have been cured within thirty days after the Lessee's receipt of written notice thereof from the Lessor; or

e.     Cross  Default:
       --------------

i. any Financial Indebtedness of the Lessee that exceeds $7,500,000 is not paid when due and any applicable grace period shall have expired;

ii.     the  security  for  any  such  Financial  Indebtedness  is  enforced; or

iii. any material lease, conditional sale, installment sale or forward purchase agreement of the Lessee in respect of an aircraft is terminated as a consequence of an event of default or termination event (however described);

provided always, in any such case, it shall not constitute an Event of Default under this Agreement:

i. if the relevant Financial Indebtedness constitutes non-recourse borrowing or financing; or

ii. if the non-payment, acceleration, termination or event in question is being contested by the Lessee in good faith and on reasonable grounds and any termination of agreement or enforcement of security through judicial process has been stayed by a court of competent jurisdiction; or

f.     Approvals:  any  consent, authorization, license, certificate or approval
       ---------
of or registration with or declaration to any Government Entity in connection with this Agreement, including:

i. any authorization required by the Lessee of, or in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or the performance by the Lessee of its obligations under this Agreement; or

ii. any airline license, air transport license, franchise, concession, permit, certificate, right or privilege required by the Lessee for the conduct of its business,

is modified, withheld, revoked, suspended, canceled, withdrawn, terminated or not renewed, or otherwise ceases to be in full force and is not reissued, reinstated or renewed within 30 days, provided however that any such modification, withholding, revocation, suspension, cancellation, withdrawal, termination or non-renewal shall only constitute an Event of Default if it has a material adverse effect on the Lessee's ability to perform its obligations under this Agreement or the Lessor's rights, title and interest to and in the Aircraft or under this Agreement; or

g.     Insolvency:
       ----------

i. the Lessee is, or is deemed for the purposes of any relevant law to be, unable to pay its debts as they fall due or to be insolvent, or admits in writing its inability to pay its debts as they fall due (disregarding for that purpose any assumed, and not actual acceleration of such debts made solely for the purpose of complying with applicable accounting rules); or

ii. the Lessee suspends making payments on all or any class of its debts or a moratorium is declared in respect of any of its indebtedness; or

h.     Bankruptcy  and  Similar  Proceedings:
       -------------------------------------

i. Lessee shall consent to the appointment of a receiver, trustee or liquidator for itself or for a substantial part of its property and such appointment has a material adverse effect on the Lessee's ability to perform its obligations under this Agreement; or

ii. Lessee shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking reorganization in a proceeding under any laws dealing with bankruptcy, concurso mercantil, insolvency, moratorium or creditors' rights generally (any or all of which are hereinafter referred to as "Bankruptcy Laws") or an answer admitting the material allegations of a petition filed against Lessee in any such proceeding, or Lessee shall by voluntary petition answer or consent to or seek relief under the provisions of any Bankruptcy Laws; or

iii. any order, judgment or decree is entered by a court of competent jurisdiction appointing a receiver, trustee or liquidator of Lessee or a substantial part of its property and such appointment will have a material adverse effect on the Lessee's ability to perform its obligations under this Agreement, or ordering a substantial part of Lessee's property to be sequestered and such sequestering will have a material adverse effect on the Lessee's ability to perform its obligations under this Agreement, and such actions are instituted or done with the consent of Lessee or, if instituted by another Person, the order, judgment or decree is not dismissed, remedied or relinquished within 60 days; or

iv. a petition against Lessee in a proceeding under any Bankruptcy Laws shall be filed and shall not be withdrawn or dismissed within 60 days thereafter, or if, under the provisions of any Bankruptcy Laws that may apply to Lessee, any court of competent jurisdiction shall assume jurisdiction, custody or control of Lessee or of any substantial part of its property and such assumption of jurisdiction, custody or control will have a material adverse effect on the Lessee's ability to perform its obligations under this Agreement and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of 60 days; or

v. the Lessee enters into a concurso mercantil, composition, assignment or arrangement with any creditors of, or the reorganization, rehabilitation, administration, liquidation, or dissolution of, the Lessee; or

i.     Unlawful:  it  becomes  unlawful  for  the  Lessee  to perform any of its
       --------
material obligations under this Agreement or this Agreement becomes wholly or partly invalid or unenforceable, provided that any such partial invalidity or unenforceability shall only constitute an Event of Default if it has a material adverse effect on the Lessee's ability to perform its obligations under this Agreement or the Lessor's rights, title and interest in and to the Aircraft or under this Agreement; or

j.     Suspension  of  Business:  the  Lessee  suspends  or ceases to carry on a
       ------------------------
substantial part of its business and such suspension or cessation of business will have a material adverse effect on the Lessee's ability to perform its obligations under this Agreement; or

k.     Disposal:  the  Lessee  disposes  of a substantial part of its assets and
       --------
the disposal of such assets will have a material adverse effect on the Lessee's ability to perform its obligations under this Agreement, whether by one or a series of transactions, related or not, other than pursuant to a merger or consolidation as referred to in, and subject to, Clause 8.8(b) or for the purpose of any other reorganization or amalgamation the terms of which have received the previous consent in writing of the Lessor; or

l.     Rights:  the  existence,  validity,  enforceability  or  priority  of the
       ------
rights of the Lessor as owner and lessor in respect of the Aircraft is challenged by the Lessee or any other Person lawfully claiming by or through the Lessee; or

m.     Change  of  Ownership:  any  single  Person  or  group of Persons acquire
       ---------------------
control, directly or indirectly, of the Lessee where such acquisition of control will have a materially adverse effect on the Lessee's ability to perform its obligations under this Agreement or the Lessor's rights, title and interest in and to the Aircraft or under this Agreement).

13.2.     RightsRights
          ------

If an Event of Default occurs, and for as long as it shall continue, the Lessor may at its option (and without prejudice to any of its other rights under this Agreement):

a. treat such event as a repudiation by the Lessee of its obligations under this Agreement and by notice to the Lessee with immediate effect terminate the leasing of the Aircraft (but without prejudice to the continuing obligations of the Lessee under this Agreement), whereupon all rights of the Lessee under this Agreement shall cease; and/or

b. proceed by appropriate court action or actions to enforce performance of this Agreement or to recover damages for the breach of this Agreement; and/or

c.     either:

i. take possession of the Aircraft, for which purpose the Lessor may enter any premises belonging to, occupied by or under the control of the Lessee (for which purpose the Lessee hereby grants to the Lessor an irrevocable license to the extent permitted by applicable law) where the Aircraft may be located, or cause the Aircraft to be redelivered to the Lessor at the Redelivery Location; or

ii.     by  serving  notice, require the Lessee to redeliver the Aircraft to the
Lessor  at  the  Redelivery  Location.
13.3.     Repossession  and  RemovalRepossession  and  Removal
          --------------------------

If an Event of Default occurs, and for as long as it shall continue, the Lessor may sell or otherwise deal with the Aircraft as if this Agreement had never been made and the Lessee will, at the request of the Lessor, take all steps necessary to return the Aircraft to Lessor, including if requested by Lessor to export the Aircraft from the country where the Aircraft is for the time being situated, and any other steps necessary to enable the Aircraft to be redelivered to the Lessor in accordance with this Agreement.

13.4.     Default  PaymentsDefault  Payments
          -----------------

If an Event of Default occurs, the Lessee will indemnify the Lessor on demand against any loss, damage, expense, cost or liability which the Lessor may sustain or incur directly or indirectly as a result, including:

a. all unpaid Basic Rent and Supplemental Rent to and including the date the Aircraft is returned to Lessor (the "Return Date") then due and unpaid;

b. if the Aircraft is re-leased, the amount, if any, by which the present value of the remaining Basic Rent due under this Lease, discounted at the rate of 9.5% per annum to the Return Date ("PV Lease Rent"), exceeds the present value of the periodic rent due under such re-lease commencing on the Return Date and continuing for the period that is co-extensive with the unexpired term of this Lease or such lesser period if the term of such re-lease is shorter than such unexpired term, discounted to present value at the rate of 9.5% per annum to the Return Date;

c. if the Aircraft is not re-leased or is sold, the amount, if any, by which the PV Lease Rent exceeds the present value of the fair market rent value for the Aircraft as of the Return Date, discounted to present value at the rate of 9.5% per annum to the Return Date; for purposes hereof, the "fair market rent value" of the Aircraft shall be as specified in an appraisal by a recognized independent aircraft appraiser selected by Lessor and carried out pursuant to prevailing industry standards for such appraisals;

d. any amount of principal, interest, fees or other sums whatsoever paid or payable on account of funds borrowed in order to carry any amount unpaid by the Lessee;

e. any loss, premium, penalty or expense that may be incurred in repaying funds raised to finance the Aircraft or in unwinding any swap, forward interest rate agreement or other financial instrument relating in whole or in part to the Lessor's financing of the Aircraft; and

f. any loss, cost, expense or liability sustained or incurred by Lessor owing to Lessee's failure to redeliver the Aircraft on the date, at the place and in the condition required by this Agreement.

For the avoidance of doubt, the provisions of Clause 5.9 will apply to any sums payable by the Lessee pursuant to this Clause 13.4.

14.     ASSIGNMENT  and  TRANSFERASSIGNMENT  and  TRANSFER
        -------------------------

14.1.     No  Assignment  by  LesseeNo  Assignment  by  Lessee
          --------------------------

The Lessee will not assign or create or permit to exist any Security Interest over any of its rights under this Agreement, except as expressly permitted hereunder, including under Clause 8.5 hereof.

14.2.     Lessor  AssignmentLessor  Assignment
          ------------------

The Lessor may sell, assign or transfer all or any of its rights under this Agreement and in the Aircraft (a "Transfer") and the Lessor will, other than in the case of an assignment for security purposes, have no further obligation under this Agreement following a Transfer but, notwithstanding any Transfer, will remain entitled to the benefit of each indemnity under this Agreement.

a.     In  connection  with  any Transfer, the following conditions shall apply:

i. Lessor shall give Lessee written notice of such Transfer at least ten Business Days before the date of such Transfer, specifying the name and address of the proposed purchaser, assignee or transferee (the "Transferee");

ii. the Transfer will not adversely affect the Lessee's rights and interests in the Aircraft and/or this Agreement, nor subject the Lessee to any Tax or Claim or any other obligation or liability to which it would not have been subject had such assignment or transfer not taken place;

iii. the Transferee will have full corporate power and authority to enter into and perform the transactions contemplated by this Agreement on the part of "Lessor";

iv. on the Transfer date the Lessor and the Transferee shall enter into an agreement or agreements in which the Transferee confirms that it shall be deemed a party to this Agreement and agrees to be bound by all the terms of, and to undertake all of the obligations of, the Lessor contained in this Agreement;

v. either (x) the Transferee shall be a financial institution, a corporation or a partnership having experience in aircraft leasing and with a net worth of U.S. $10,000,000 (United States Dollars Ten Million) and shall not be an entity operating or having a bona fide intent to operate on the same routes as the Lessee; or (y) the Lessee has given its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed);

vi. in connection with such assignment, the Aircraft may be registered in the jurisdiction where it is registered prior to such assignment under the relevant laws and rules and regulations of such jurisdiction; and

vii. the Lessor shall pay all reasonable, out-of-pocket costs and expenses (including, without limitation, reasonable legal fees and registration costs) imposed on or incurred by the Lessee as a result of the entering into of such assignment.

b. Upon any Transfer, the Transferee shall be deemed Lessor for all purposes of this Agreement, each reference in this Agreement to the "Lessor" shall thereafter be deemed for all purposes to refer to the Transferee, and the transferor shall be relieved of all obligations of the "Lessor" under this Agreement arising after the time of such Transfer except to the extent attributable to acts or events occurring prior to the time of such Transfer.

c. Upon compliance by Lessor and a Transferee with the terms and conditions of Clause 14.2(a), Lessee shall at the time of Transfer, at the specific written request and at the sole cost and expense of Lessor:

i. execute and deliver to Lessor and to such Transferee an agreement, in form and substance satisfactory to Lessor, Lessee and such Transferee, dated the date of such transfer, consenting to such transfer, agreeing to pay all or such portion of the Basic Rent and other payments under this Agreement to such Transferee or its designee as such Transferee shall direct, and agreeing that such Transferee shall be entitled to rely on all representations and warranties made by Lessee in this Agreement or in any certificate or document furnished by Lessee in connection with this Agreement as though such Transferee was the original "Lessor";

ii. deliver to Lessor and to such Transferee a certificate, signed by a duly authorized officer or Lessee, dated the date of such transfer, to the effect that no Event of Default has occurred and is continuing or, if one is then continuing, describing such Event of Default;

iii. cause to be delivered to Lessor and such Transferee certificates of insurance (and where appropriate certificates of reinsurance) and broker's (and any reinsurance brokers') letter of undertaking substantially in the form set out in Parts 2 and 3 of Schedule 6, detailing the coverage and confirming the insurers' (and any reinsurers') agreement to the specified insurance requirements of this Agreement and listing the Lessor and Transferee as additional insureds and the Transferee as sole loss payee (subject to other direction by the Lessor);

iv. deliver to Lessor and to such Transferee an opinion of Lessee's chief internal counsel to the effect that such Transferee may rely on the opinion delivered by such counsel or its predecessor counsel in connection with this Agreement on the Delivery Date with the same force and effect as if such Transferee was an original addressee of such opinion when given;

v. deliver to Lessor and such Transferee information on the location of the Airframe and Engines at all times requested by Lessor in order to permit the Transfer to take place at a time and on a date so as to eliminate or minimize any Taxes applicable to the Transfer; and

vi. such other documents as Lessor or such Transferee may reasonable request, so long as such documents do not adversely affect the rights or obligations of Lessee under this Agreement or otherwise adversely affect Lessee.

14.3.     Grants  of  Security  InterestsGrants  of  Security  Interests
          -------------------------------

The Lessor shall be entitled at any time after Delivery to grant a security interest in the Aircraft or its right, title and interest in this Agreement (each, a "Mortgage") in favor of any Person (each, a "Mortgagee"). In the case of any such grant by Lessor of a Mortgage to a Mortgagee in all or any portion of Lessor's rights, title and interest in and to the Aircraft and this Agreement, Lessee shall promptly, at the specific written request and at the sole cost and expense of Lessor:

a. execute and delivery to Lessor and to such Mortgagee an agreement, in form and substance satisfactory to Lessor, such Mortgagee and Lessee, dated the date of the grant of such Mortgage, (i) consenting to such Mortgage and to any assignment of Lessor's rights, title and interest in and to this Agreement to such Mortgagee for security purposes, (ii) if requested in writing by Lessor, agreeing that Lessee will pay the Basic Rent and other payments under this Agreement to such Mortgagee, and (iii) agreeing that such Mortgagee shall be entitled to rely on all representations and warranties made by Lessee in this Agreement or in any certificate or document furnished by Lessee in connection with this Agreement as though such Mortgagee was originally the "Lessor";

b. execute and deliver to Lessor and such Mortgagee such agreements as the Lessor may reasonably require for the purposes of effecting all necessary amendments to this Agreement (including Clauses 8, 9 and 10 and Schedule 6);

c. deliver to Lessor and such Mortgagee a certificate, signed by a duly authorized officer of Lessee, dated the date of the grant of the Mortgage, to the effect that no Event of Default has occurred and is continuing or, if one is then continuing, describing such Event of Default;

d. cause to be delivered to Lessor and such Mortgagee certificates of insurance (and where appropriate certificates of reinsurance) and broker's (and any reinsurance brokers') letter of undertaking substantially in the form set out in Parts 2 and 3 of Schedule 6, detailing the coverage and confirming the insurers' (and any reinsurers') agreement to the specified insurance requirements of this Agreement, adding such Mortgagee as an additional insured and, if requested by Lessor, listing such Mortgagee as sole loss payee;

e. deliver to Lessor and such Mortgagee an opinion of Lessee's chief internal counsel to the effect that such Mortgagee may rely on the opinion delivered by such counsel or its predecessor counsel in connection with this Agreement on the Delivery Date with the same force and effect as if such Mortgagee was an original addressee of such opinion when given; and

f. such other documents as Lessor or such Mortgagee may reasonably request so long as such documents do not adversely affect the rights or obligations of Lessee under this Agreement or otherwise adversely affect Lessee.

14.4.     Sale  and  Leaseback  by  LessorSale  and  Leaseback  by  Lessor
          --------------------------------

In addition to the Transfers and grants of Security Interests permitted by Clauses 14.2 and 14.3, Lessor shall be entitled to transfer its right, title and interests in and to the Aircraft to any Person and lease the Aircraft from such Person (a "Head Lessor"), and in such event Lessor shall retain its rights and obligations as the "Lessor" under this Agreement. In the event of such a sale and lease-back by Lessor, (a) the Lessor shall be entitled to assign its rights in this Agreement to such Head Lessor as security for its obligations under the lease from the Head Lessor (the "Head Lease"), (b) the Head Lessor shall be entitled to grant a Mortgage covering the Aircraft and this Agreement, (c) at the sole cost and expense of Lessor, Lessee shall execute and deliver to Lessor, such Head Lessor and such Mortgagee, as appropriate, the documents specified in Clauses 14.2(c)(i) through (vi) and Clauses 14.3(a) through (f) above, and Lessee shall cooperate with Lessor to make such other changes to this Agreement, such as including such Head Lessor and such Mortgagee as additional insureds and "Indemnitees", as Lessor may reasonably request so long as such changes do not adversely affect the rights or obligations of Lessee under this Agreement or otherwise adversely affect Lessee.

14.5.     Further  AcknowledgmentsFurther  Acknowledgments
          ------------------------

Lessee further acknowledges that any Transferee or Mortgagee shall in turn have the rights of, and be subject to the conditions to, transfer and grants of Security Interests set forth above in this Clause 14.

14.6.     Certain  Protections  for  Lessee's  BenefitCertain  Protections  for
          --------------------------------------------
Lessee's  Benefit

The rights of Lessee under this Agreement shall be superior to the rights of any Mortgagee or Head Lessor, and the Lessor shall require each Mortgagee and Head Lessor to agree in writing with the Lessee that such Mortgagee's and Head Lessor's rights in and to the Aircraft shall be subject to the terms of this Agreement, including to the Lessee's rights to the quiet use, possession and enjoyment provisions contained in this Agreement. Prior to or at closing of any financing arrangement pertaining to the Aircraft, the Lessee shall be entitled to receive from each Lessor Lender a letter of quiet enjoyment in form and substance reasonably satisfactory to the Lessee. Except as expressly set forth in this Agreement, no Mortgage or Head Lease shall increase the responsibilities, obligations or liabilities (including with respect to Taxes) of the Lessee or deprive the Lessee of any of its rights or privileges under this Agreement (including the right to register the Aircraft in the State of Registration). The Lessor's obligations to perform the terms and conditions of this Agreement shall remain in full force and effect notwithstanding the creation of any Mortgage or Head Lease. Lessor shall not create any Mortgage or enter into any Head Lease that violates the terms of this Clause 14.6.

15.     MISCELLANEOUSMISCELLANEOUS
        -------------

15.1.     Waivers;  Remedies  CumulativeWaivers;  Remedies  Cumulative
          ------------------------------

The  rights  of  either  party  under  this  Agreement:

a.     may  be  exercised  as  often  as  necessary;

b.     are  cumulative  and  not exclusive of that party's rights under any law;
and

c.     may  be  waived  only  in  writing  and  specifically.

Delay in exercising or non-exercise of any such right is not a waiver of that right.

15.2.     DelegationDelegation
          ----------

The Lessor may delegate to any Person or Persons all or any of the trusts, powers or discretions vested in it by this Agreement and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate) as the Lessor in its absolute discretion thinks fit; provided, that any such delegation shall be subject to the conditions set forth in Clause 14.2(a).

15.3.     CertificatesCertificates
          ------------

Except where expressly provided in this Agreement, any certificate or determination by the Lessor as to any rate of interest or as to any other amount payable under this Agreement will, in the absence of manifest error, be conclusive and binding on the Lessee.

15.4.     AppropriationAppropriation
          -------------

If any sum paid or recovered in respect of the liabilities of the Lessee under this Agreement is less than the amount then due, the Lessor may apply that sum to amounts due under this Agreement in such proportions and order and generally in such manner as the Lessor may determine.


15.5.     Currency  Indemnity2Currency  Indemnity
          -------------------

a. If the Lessor receives an amount in respect of the Lessee's liability under this Agreement or if such liability is converted into a claim, proof, judgment or order in a currency other than United States Dollars (the "contract currency") in which the amount is expressed to be payable under this Agreement:

i. the Lessee will indemnify the Lessor, as an independent obligation, against any loss arising out of or as a result of such conversion;

ii. if the amount received by the Lessor, when converted into the contract currency (at the market rate at which the Lessor is able on the relevant date to purchase the contract currency in New York City with that other currency) is less than the amount owed in the contract currency, the Lessee will, forthwith on demand, pay to the Lessor an amount in the contract currency equal to the deficit; and

iii. the Lessee will pay to the Lessor on demand any exchange costs and Taxes (other than Lessor Taxes) payable in connection with the conversion.

b. The Lessee waives, to the extent permitted by applicable law, any right it may have in any jurisdiction to pay any amount under this Agreement in a currency other than that in which it is expressed to be payable.

15.6.     SeverabilitySeverability
          ------------

If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

a. the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

b. the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement.

15.7.     RemedyRemedy
          ------

If the Lessee fails to comply with any provision of this Agreement, the Lessor may, without being in any way obliged to do so or responsible for so doing and without prejudice to the ability of the Lessor to treat the non-compliance as a Default, effect compliance on behalf of the Lessee, whereupon the Lessee shall become liable to pay immediately any sums expended by the Lessor together with all costs and expenses (including reasonable legal costs) necessarily incurred in connection therewith.

15.8.     ExpensesExpenses
          --------

Each party shall bear its own expenses incurred or payable in connection with the negotiation, preparation and execution of this Agreement, and shall share the fees and expenses of special FAA counsel retained by Lessor and Lessee.

15.9.     Time  of  EssenceTime  of  Essence
          -----------------

The time stipulated in this Agreement for all payments payable by the Lessee to the Lessor and for the performance of the Lessee's other obligations under this Agreement will be of the essence of this Agreement (subject always to any applicable grace period).

15.10.     NoticesNotices
           -------

a. All notices and other communications given under or in connection with this Agreement shall be in writing (including telefax) and in English, and shall be deemed to have been received as follows:

i. If sent by telefax, at the time of receipt by the sender of a transmission report indicating that all pages of the telefax transmission were properly transmitted (unless the recipient notifies the sender promptly, or if received after 5:30 p.m. local time, by no later than 10:00 a.m. local time the following Business Day, that the transmission was incomplete or illegible, in which case the telefax shall be deemed to have been received at the time of receipt by the sender of a further clear transmission report on re-transmitting the telefax), provided the relevant telefax transmission (or retransmission, as the case may be) was transmitted to the receiver between 9:00 a.m. and 5:30 p.m. local time. If it was transmitted later, then it shall be deemed to have been received at 9:00 a.m. local time on the succeeding Business Day.

ii.     In  any  other  case,  when delivered to the address specified in Clause
15.10(b).

b. All such notices, requests, demands and other communications shall be sent:

if  to  the  Lessor,  to  it  at::          Investors  Asset  Holding  Corp.
88  Broad  Street
Boston,  MA  02110
Attention:  James  Coyne
Telefax  No.:  +1-617-695-0596

with  a  copy  to:     Sigma  Aircraft  Management  LLC
     232  East  50th  Street
     New  York,  NY  10022
     Attention:  Jan  Melgaard,  President
     Telefax  No:  +1-212-752-9801

if  to  the  Lessee,  to  it  at:     Paseo  de  la  Reforma  445,  Piso  10
Mexico  City
Mexico  D.F.  06500
Attention:   Director  of  Finance
Telefax  No.:  +011-552-133-4606

or to such other address or telefax number as shall have been notified by one party to the other in the manner set out in this Clause 15.10.

15.11.     Law  and  JurisdictionLaw  and  Jurisdiction
           ----------------------

a. THIS AGREEMENT SHALL, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO IN THE STATE OF NEW YORK BY RESIDENTS OF SUCH STATE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

b. The Lessor and the Lessee hereby irrevocably agree to submit to the jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of the State of New York located in the Borough of Manhattan, County of New York (the "Agreed Courts") in the event of any claims or disputes arising under this Agreement. Such submission to jurisdiction shall not be construed so as to limit the right of either party to take proceedings against the other in whatsoever jurisdiction shall to it seem fit nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. Final judgment against Lessor or Lessee in any such suit shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or as otherwise permitted by applicable law, a certified or true copy of which shall be conclusive evidence of the facts and of the amount of any indebtedness or liability of Lessor or Lessee. Each of Lessor and Lessee hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue in any suit, action or proceeding brought in any Agreed Court, and irrevocably waives any claim that any such suit, action or proceeding brought in any Agreed Court has been brought in an inconvenient forum.

c. THE LESSEE AND THE LESSOR HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT.

d. Without prejudice to any other mode of service, the Lessee (i) appoints CT Corporation System, 1633 Broadway, New York, New York 10019, as its agent for service of process relating to any proceedings before the Federal and State courts of New York in connection with this Agreement and agrees to maintain a process agent in New York City, and (ii) agrees that any failure by the process agent to notify the Lessee of the process shall not invalidate the proceedings concerned.

15.12.     Sole  and  Entire  AgreementSole  and  Entire  Agreement
           ----------------------------

This Agreement, and a Delivery and Discrepancy Procedures Agreement of even date herewith, are the sole and entire agreements between the Lessor and the Lessee in relation to the leasing of the Aircraft, and supersede all previous agreements in relation to that leasing. The terms and conditions of this Agreement can only be varied by an instrument in writing executed by both parties or by their duly authorized representatives.

15.13.     IndemnitiesIndemnities
           -----------

All rights expressed to be granted to each Indemnitee under this Agreement are given to the Lessor as agent for and on behalf of that Indemnitee.

15.14.     CounterpartsCounterparts
           ------------

This Agreement may be executed, manually or by telefacsimile signatures, in counterparts each of which will constitute one and the same document.



15.15.     ConfidentialityConfidentiality
           ---------------

Neither the Lessor nor the Lessee shall, without the other's prior written consent, communicate or disclose the terms of this Agreement or any information or documents furnished pursuant to this Agreement (except to the extent that the same are within the public domain) to any third party (other than any prospective Transferee, Mortgagee or Head Lessor, the respective external legal advisers, auditors, insurance brokers or underwriters of Lessor, Lessee and such parties, the Manufacturer and the Engine Manufacturer); provided however that disclosure will be permitted, to the extent required:

a.     pursuant  to  an  order  of  any  court  of  competent  jurisdiction;  or

b. pursuant to any procedure for discovery of documents in any proceedings before any such court; or

c.     pursuant  to  any  law  or  regulation  having  the  force  of  law;  or

d. pursuant to a lawful requirement of any authority with whose requirements the disclosing party is legally obliged to comply; or

e.     in  order  to  perfect  any  assignment  of  any  assignable  warranties.

     [SIGNATURE  PAGE  FOLLOWS]

     IN WITNESS WHEREOF Lessor and Lessee have executed this Lease Agreement on the date shown at the beginning of this Agreement.


INVESTORS ASSET HOLDING CORP., not in its individual capacity except as set forth in this Agreement but as owner trustee pursuant to the Trust Agreement



     By:_________________________________
Name:
Title:


     AEROVIAS  de  MEXICO,  S.A.  de  C.V.



By:_________________________________
Name:
Title:


     By:_________________________________
Name:
Title:

     This is the "Original Executed Counterpart" of this Lease Agreement received this ___ day of June, 2001 by the undersigned.

[                          ]



     By:_________________________________
Name:
Title:

                                       -1-
 SCHEDULE 1 -- TERMINATION VALUESCHEDULE 1 -- TERMINATION VALUE; TERMINATION FEE

     (Termination  Value)

The Termination Value shall be $13,000,000 but shall reduce by $900,000 on each anniversary of the Delivery Date.

   SCHEDULE 2 -- DESCRIPTION OF AIRCRAFTSCHEDULE 2 -- DESCRIPTION OF AIRCRAFT

     Part  1

     (Aircraft  Specifications)



Manufacturer:  Boeing/McDonnell  Douglas
Model:  MD-87
Manufacturer's  Serial  No:  49587
U.S.  Registration  No.:  N753RA
Configuration:  12F  and  100Y
Engine  Type:  Pratt  &  Whitney  JT8D-219
Engine  Serial  Numbers:  708147  and  708177

     Part  2

     (Aircraft  Documents)



 1.    *Aircraft Maintenance Manual      Rev 71 dated 02/01/01   4 each tapes
 2.    *Illustrated Parts Catalog (IPC)  Rev 276 dated 02/01/01  5 each tapes
 3.    *Wiring Diagram                   Rev 70 dated 02/01/01   2 each tapes
 4.    LAMMS                                        1 each book
 5.    SRM/NDT Manual                    Rev 84 dated 03/15/01   2 each tapes
 6.    Wiring Diagram-wire list                     1 each tape
 7.    Wiring Diagram Hook Up Chart                 1 each tape
 8.    Component Maintenance Manual      Rev 35 dated 02/01/01    2 each tape
 9.    Engine Manuals (P&W)              Rev 74 dated 11/05/00   4 each tapes
10.    Engine IPC (P&W)                  Rev 72 dated 11/15/00    1 each tape
11.    Standard Practices (P&W)          Rev 108 dated 12/01/00   1 each tape
12.    *Aircraft Flight Manual           dated 02/00              1 each book


          a.     operating  procedures
          b.     system  description
          c.     JT8D  performance
     NOTE          *(manuals/books  given  to  Lessee  and  sent to Mexico City)

      SCHEDULE 3 -- CERTIFICATE OF ACCEPTANCE3 -- CERTIFICATE OF ACCEPTANCE


     This Certificate of Acceptance is delivered on the date set forth in paragraph 1 below by Aerovias de Mexico, S.A. de C.V. (the "Lessee") to
Investors Asset Holding Corp., not in its individual capacity except as set forth in this Agreement but as owner trustee pursuant to the Trust Agreement (the "Lessor") pursuant to the Lease Agreement, dated __ June, 2001, between the Lessor and the Lessee (the "Agreement"). Capitalized terms used but not defined in this Certificate of Acceptance shall have the meaning given to such terms in the Agreement.

1.     Details of Acceptance.  The Lessee hereby confirms to the Lessor that the
       ---------------------
Lessee has at [ ] a.m/p.m. local time on this _____ day of June, 2001, at Oklahoma City, Oklahoma, U.S.A., accepted the following, in accordance with the provisions of the Agreement and the Annex attached hereto:

(a) Airframe: Boeing/McDonnell Douglas MD-87 airframe, Manufacturer's Serial 49587, U.S. Registration No. N753RA;

(b)     Engines:   two  Pratt & Whitney JT8D-219 Engines, bearing Manufacturer's
Serial Nos. 708147 and 708177, each of which has 750 or more rated takeoff horsepower;

(c) All Parts installed on, attached to or appurtenant to the Airframe and Engines; and

(d)     Aircraft Documents as specified in Schedule 2 - Part 2 of the Agreement.

2.     Lessee's  Confirmation.  The Lessee confirms to the Lessor that as at the
       ----------------------
time  indicated  above,  being  the  time  of  Delivery:

(a)     the Lessee's representations and warranties contained in Clauses 2.1 and
2.2  (other  than  Clause  2.2(c))  of  the  Agreement  are  hereby  repeated;

(b)     the  Aircraft  is  insured  as  required  by  the  Agreement;  and

(c) the Aircraft and Aircraft Documents have been made available for inspection by Lessee to Lessee's satisfaction prior to this date, Lessee has performed such inspections as it deems necessary and, pursuant to such inspections, all of the Aircraft and the Aircraft Documents are in acceptable condition for Lessee to enter into this Certificate of Acceptance, to take Delivery of the Aircraft and Aircraft Documents and to lease the Aircraft and Aircraft Documents pursuant to the Agreement.

3.     Lessor's Confirmation.  The Lessor confirms to the Lessee that, as at the
       ---------------------
time indicated above, being the time of Delivery, the Lessor's representations and warranties contained in Clause 2.4 of the Agreement are hereby repeated.


                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF Lessor and Lessee have executed this Certificate on the date shown at the beginning of this Agreement.

     INVESTORS  ASSET  HOLDING  CORP.,
     as  Owner  Trustee



     By:_____________________________________
     Name:
Title:



     AEROVIAS  de  MEXICO,  S.A.  de  C.V.




     By:_____________________________________
     Name:
Title:




     By:_____________________________________
     Name:
                              Title:

                                       -2-
     ANNEX  1

     MAINTENANCE  STATUS  AT  DELIVERY

     DATE:  June  __  ,  2001


AIRFRAME  TIME:

     Total  Flight  Hours     [          ]
Total  Cycles          [          ]

AIRFRAME  LIMITS:

     Type  of  Check:
Check  Interval:
Time  Since  Last  Check:

ENGINE  DATA:


Position       No. 1     No. 2
Type           JT8D-219  JT8D-219
Serial Number    708147    708177




Total Flight Hours:                            [   ][  ]
Total Cycles:                                  [   ][  ]
Flight Hours Since Last Shop Visit:            [   ][  ]
Cycles Since Last Shop Visit:                  [   ][  ]
Flight Hours to Next Hard Limit:               [   ][  ]
Cycles to Next Hard Limit:                     [   ][  ]
Time Since Last Engine Refurbishment      [   ][    ]



APU:


Type:                                                     [  ]
Serial Number:                                            [  ]
Total Flight Hours:                                       [  ]
Total Cycles:                                             [  ]
Flight Hours Since Last HSI Inspection:                   [  ]
Cycles Since Last HSI Inspection:                         [  ]
Flight Hours Remaining on Turbine and Compressor LLPs:    [  ]
Cycles Remaining on Turbine and Compressor LLPs:          [  ]



LANDING  GEAR  LIMITS:

     Position:               Nose          Left          Right
Overhaul  Interval:
Time  Since  Overhaul:
Time  to  Next  Overhaul:

     SCHEDULE 4 -- CONDITION AT DELIVERYSCHEDULE 4 -- CONDITION AT DELIVERY

On the Delivery Date, the Aircraft shall be delivered by Lessor to Lessee in accordance with the procedures and, in any event, in the condition set out below:
1.1     FINAL  INSPECTION
Immediately prior to the Delivery Date for the Aircraft, Lessor will make the Aircraft available to Lessee for inspection ("Final Inspection") in order to verify that the condition of the Aircraft complies with this Agreement. The Final Inspection will include, and be long enough to permit Lessee to:
(a)     inspect  the  Aircraft  Manuals  and  Technical  Records;
(b)     inspect  the  Aircraft  and  uninstalled  Parts;  and
(c) inspect the Engines, including without limitation a complete video borescope inspection and a maximum power assurance run of each Engine and APU.
Following the Final Inspection and the Lessee's acceptance of the Aircraft in accordance with the Agreement, the Lessee shall conduct a ferry flight of the Aircraft to Mexico City International Airport during which discrepancies shall be noted for the first and the last hour of the flight (collectively the "Observation Period"). All amounts reasonably incurred by Lessee for parts (but not for labor expense) necessary to correct discrepancies from the delivery conditions specified in this Exhibit 4 which are noted during the Observation Period and relate solely to the operation of the Aircraft (and not to records or issues which would otherwise be corrected during a periodical "C" check) shall be reimbursed by Lessor in accordance with, and subject to the limitations set forth in, Schedule 10(b).

1.2     GENERAL  CONDITION
The  Aircraft  shall:

(a) be equipped with 2 Pratt & Whitney JT8D-219 Engines, one of which will have a minimum of 6,400 Cycles remaining and the other with a minimum of 3,100 Cycles remaining to removal of the most life limited part or scheduled repair visit under the previous operator's maintenance program;

(b)     have  an  MTOW  of  140,000  lbs;

(c)     be  equipped  with  both  ACAS  and  FMS;

(d) be delivered with all records in the English language satisfactory to the Aviation Authority, including, but not limited to traceability to birth on life limited parts and hard time components;

(e) have a valid U.S. certificate of airworthiness under FAR Part 121 and be registered in the United States;

(f) be due a C Check in accordance with the previous operator's approved maintenance program.

1.3     LANDING  GEAR
          The  landing  gears  shall  be  in  the  following  condition:
     NLG:     July  27,  1995  -  last  overhaul
               Less  than  16,400  hours  since  last  overhaul
               Less  than  12,700  cycles  since  last  overhaul

     MLG:     October  15,  1998  -  last  overhaul
               Less  than  6,800  hours  since  last  overhaul
               Less  than  5,800  cycles  since  last  overhaul

1.4     ADDITIONAL  DELIVERY  CONDITIONS
The Aircraft shall additionally be delivered by Lessor to Lessee in accordance with the following procedures and in the following condition:
(a)     the  Aircraft  shall  have  a  valid  U.S. Certificate of Airworthiness;

(b) the Aircraft shall be in good operating condition and airworthy in accordance with the previous operator's Maintenance Program applicable to the Aircraft and the Manufacturer's structural repair manual. Except as provided otherwise in this Annex I, all of the Aircraft equipment, components, and systems shall be functioning in accordance with the previous operator's Maintenance Program;

(c) the Aircraft shall be delivered in the 12F and 100Y passenger cabin configuration, and all spare seats provided by the previous operator shall be delivered to Lessee;

(d) no special or unique Manufacturer, Engine manufacturer or FAA inspection or check requirements, which are specific to the Aircraft or Engines (as opposed to all aircraft or engines of their types) will exist with respect to the Airframe, Engines and Aircraft equipment, components and systems;

(e) Lessor will provide Lessee with a list of all Airworthiness Directives and other instructions of the FAA applicable to the Aircraft, which were issued prior to the Delivery Date (either by means of repetitive inspections, modifications or terminating action) and which have not been complied with prior to the Delivery Date. Lessor will also provide Lessee with the material, parts or components necessary to accomplish such Airworthiness Directives at the next "C" Check immediately following delivery of the Aircraft to Lessee;

(f) Lessor will provide Lessee with a list of all Manufacturer's Corrosion Prevention and Control Program (CPCP) task cards to be accomplished at the next "C" Check in accordance with the previous operator's Maintenance Program immediately prior to delivery of the Aircraft to Lessee;

(g) all no-charge vendor and Manufacturer's service bulletin kits for the Aircraft received by Lessor from the previous operator but not installed thereon will be on board the Aircraft as cargo, and, at Lessee's request, any other service bulletin kit which the previous operator paid for will also be delivered to Lessee on board of the Aircraft, but Lessee will reimburse the previous operator for its actual out-of-pocket costs for such kit;

(h) the Aircraft will be free of any system-related leaks and any damage resulting therefrom. All repairs will have been performed on a permanent basis in accordance with the applicable manufacturer's instructions;

(i) if any waivers, alternate means of compliance (unless there exists no permanent terminating action repair and such alternate means of compliance is transferable to other operators of the Aircraft), dispensations, extensions or carry-overs with respect to Airworthiness Directives or operating or maintenance requirements are granted by the FAA or permitted by the previous operator's Maintenance Program, Lessor will cause the previous operator at its sole cost and expense to nonetheless perform such Airworthiness Directives and other operating or maintenance requirements on a terminating action basis as if such waivers, alternate means of compliance, dispensations or extensions did not exist, provided, however, if such waivers, alternate means of compliance,
        --------   -------
dispensations or extensions are generally available to operators of MD-87 aircraft, Lessor shall not be required to cause the previous operator to terminate such Airworthiness Directives and/or other operating or maintenance requirements but shall be required to cause the previous operator to perform such maintenance and inspections as it is performing on its MD-87 fleet on a non-discriminatory basis;

(j) at Lessee's request, Lessor will provide Lessee with a written summary of all sampling programs involving or affecting the Aircraft;

(k) prior to Delivery, Lessor shall cause the previous operator to paint over or otherwise remove from the Aircraft its logos, trade names and trade dress, in accordance with the previous operator's Maintenance Program;

(l)     at  the  time  of  Delivery  of  the  Aircraft,  the  Aircraft  shall:

(i) have installed the full complement of Engines, which Engines shall be Pratt & Whitney JT8D-219 Engines, and Parts and other equipment, accessories and loose equipment as would remain installed in such Aircraft and shall be in a condition suitable for operation in commercial service; and

(ii) comply with the Manufacturer's and Engine Manufacturer's original specifications therefor and/or supported by relevant documentation approved by the Manufacturer and Engine Manufacturer, as the case may be;

(m) the Aircraft shall meet the requirements of FAR Part 36, Appendix C, Stage 3 noise regulations without the need to obtain a waiver or exemption therefrom;

(n) Lessee may, at its sole cost and expense, immediately prior to return of the Aircraft to Lessor by the previous operator, perform a borescope inspection of the Engines (hot and cold sections) and the APU. Lessor shall cause all items beyond the applicable Engine Manufacturer's or APU manufacturer's, as the case may be, maintenance manual limits to be rectified at the previous operator's sole cost and expense. No Engine will be "on watch" for any reason requiring special or out of sequence inspection;

(o) in accordance with the applicable maintenance manual, Lessor shall cause the previous operator to accomplish a maximum power assurance run and condition, acceleration and bleed valve scheduling checks on the Engines. Lessor shall cause the previous operator to record and evaluate the Engine performance, with Lessor, Lessee and/or their respective representative entitled to be present. The performance and all operating parameters of each Engine will be within the limits specified in the Manufacturer's maintenance manual. For the avoidance of doubt, such maximum power assurance run shall be a ground run at the redelivery location prior to the redelivery of the Aircraft to Lessor by the previous operator;

(p) the APU shall be in serviceable condition having completed a hot section inspection no later than April 17, 2001;

(q) Lessor shall provide to Lessee a list of all components or Parts of the Aircraft which have a hard time limit to overhaul and of all life-limited components or Parts, and Lessor and Lessee will determine if any hard time limit and life-limited components or Parts will have less than twelve (12) months or 2,000 Cycles remaining to operate pursuant to the previous operator's Maintenance Program. In the event any of the hard time limit or life-limited components or Parts will have less than the limits established in the previous sentence, Lessee will replace such non-compliant components and Parts at the "C" Check immediately after delivery of the Aircraft with compliant components and Parts which Lessor shall supply, at its sole cost and expense (including cost of the components and Parts and shipment to the Lessee, but explicitly excluding any labor cost), and Lessee shall immediately return the exchanged, non-compliant components and Parts to the previous operator at its Reno, Nevada, location, at Lessor's sole cost and expense;

(r) Lessor shall provide to Lessee a list of all components or Parts of the Aircraft which have a calendar limit, and Lessor and Lessee will determine if each such calendar limit component or Part will have remaining to operate pursuant to the previous operator's Maintenance Program at least one (1) year from the Delivery Date, except that emergency equipment will have remaining to operate at least six (6) months from the Delivery Date. In the event any of the calendar limit components or Parts will have less than the limits established in the previous sentence, Lessee will replace such non-compliant components and Parts at the next "C" Check immediately after delivery of the Aircraft with compliant components and Parts which Lessor shall supply, at its sole cost and expense (including cost of the components and Parts and shipment to the Lessee, but explicitly excluding any labor cost), and Lessee shall immediately return the exchanged, non-compliant components and Parts to the previous operator at its Reno, Nevada, location, at Lessor's sole cost and expense;

(s) the Aircraft fluid reservoirs (including oil, oxygen, hydraulic and water) will be serviced to full and the waste tank serviced in accordance with Manufacturer's instructions;

(t) all technical records and manuals shall be up to date, in form reasonably acceptable to Lessee and with no deferred maintenance items outstanding under the previous operator's Maintenance Program, unless normally deferred until the next heavy maintenance visit under the previous operator's Maintenance Program. All technical records shall be in English;

(u)     the Aircraft shall be equipped with TCAS and windshear alert system; and

(v) fuselage repairs shall be terminated and mapped in accordance with RAP requirements.

SCHEDULE 5 -- OPERATING CONDITION AT REDELIVERYSCHEDULE 5 -- OPERATING CONDITION
                                  AT REDELIVERY

     On the Expiry Date the Aircraft, subject to fair wear and tear generally, will be in the condition set out below.

1.     General  Condition

The  Aircraft  will:

(a)     be  clean  by  international  airline  standards;

(b) have installed the full complement of engines and other material equipment, parts and accessories and loose equipment required under the Agreed Maintenance Program and installed in the other Boeing/McDonnell Douglas MD-87 aircraft operated by Lessee (together with any additions and improvements thereto, or replacements thereof, effected pursuant to and in accordance with this Agreement) and be in a condition suitable for immediate operation in commercial service;

(c) be airworthy, conform to type design and be in a condition for safe operation with all equipment, components and systems operating in accordance with their intended use and within limits established by the manufacturer and approved by the Aviation Authority, and all pilot discrepancies and deferred maintenance items cleared on a terminating action basis;

(d) have a U.S. Standard Transport Category Certificate of Airworthiness issued by the FAA in accordance with FAR Part 129 (or if required by the Lessor, be eligible for a valid export certificate of airworthiness with respect to the Aircraft issued by the Aviation Authority) and unconditionally meet all FAA requirements for immediate operations under FAR Part 129;

(e) comply with the manufacturer's original specification to the extent that it so complied on the date of this Agreement and subject to any alterations made pursuant to and in accordance with this Agreement after such date;

(f) have undergone, immediately prior to redelivery, the MSG-3 equivalent of a "C" Check in accordance with the Agreed Maintenance Program so that all Airframe inspections falling due within the next 3,000 hours, 3,000 cycles or twelve months (whichever is applicable and most limiting) of operation in accordance with the Agreed Maintenance Program have been accomplished;

(g) if the Flight Hours of the Airframe remaining until the scheduled completion of the Major Checks (collectively, a "Complete Heavy Work Package") on the Expiry Date are:

(i) less than on the Delivery Date, then the Lessee shall pay to the Lessor an amount equal to the product of (a) the number of Flight Hours remaining until the scheduled completion of a Complete Heavy Work Package as of the Expiry Date that are less than the number of Flight Hours that were remaining until the scheduled  completion  of  a Complete Heavy Work Package as of the Delivery Date
(b) multiplied by US$50.00, provided, however, that no payment shall be due from
                            --------  -------
Lessee under this clause (g)(i) if, immediately preceding the redelivery of the Aircraft, the Lessee has performed a Complete Heavy Work Package;

(ii) more than on the Delivery Date, then the Lessor shall pay to the Lessee an amount equal to the product of (a) the number of Flight Hours remaining until the scheduled completion of a Complete Heavy Work Package as of the Expiry Date that are more than the number of Flight Hours that were remaining until the scheduled completion of a Complete Heavy Work Package as of the Delivery Date
(b)  multiplied  by  US$50.00;

For the avoidance of doubt, any amounts due to the Lessor pursuant to this clause (g) may be set off against any amounts due to Lessee pursuant to paragraphs (b) or (d) of Schedule 10 and a payment made for the net amount due;

(h) have complied with all airworthiness directives and mandatory orders affecting that model of Aircraft issued by the Aviation Authority (and, if different, the FAA) that are required terminating action during the Term;

(i) no special or unique manufacturer inspection or check requirements specific to the Aircraft will exist unless there is no terminating action available from any source;

(j) have installed all applicable vendor's and manufacturer's service bulletin kits received free of charge by the Lessee that are appropriate for the Aircraft and, to the extent not installed, those kits which have been received with respect to this Aircraft will be furnished free of charge to the Lessor;

(k) be free of any system-related leaks which are outside maintenance manual limitations;

(l) all fluid reservoirs (including fuel, oil, oxygen, hydraulic and water) will be full, and the waste tank serviced in accordance with the manufacturer's instructions;

(m) if required under the Approved Maintenance Program, all fuel tanks will have recently undergone an anti-fungus/biological growth contamination laboratory evaluation, and any excessive levels of contamination corrected;

(n)     have an FAA-approved aging aircraft program in operation and up-to-date;
and

(o)     have  all  signs  and  decals  clean,  secure  and  legible.

2.     Engines

(a) Each engine installed on the Aircraft shall be an Engine and (if not the engine installed at Delivery) shall, to the extent not previously provided to the Lessor, be accompanied by all documentation the Lessor may require to evidence that title thereto is properly vested in the Lessor in accordance with this Agreement and will have at least 3,000 Cycles remaining until the next scheduled removal for engine heavy maintenance under the Agreed Maintenance Program or removal of the most life limited part or known scheduled repair visit under the Manufacturer's maintenance program.

(b) On the Expiry Date, the condition of each Engine shall be compared with its condition on the Delivery Date. Then:
          (i)     Engines:
          (aa) to the extent that, on the Expiry Date, there are more Cycles since the last off-wing engine (turbine, not section and compressor) full restoration based on an ESV2 under the manufacturer's maintenance program (an "Engine Refurbishment") as when compared with the condition of such Engines since the last Engine Refurbishment as of the Delivery Date, Lessee shall pay compensation to Lessor in an amount equal to US$80.00 multiplied by the number
                                                       -------------
of  Cycles  in  the  difference;  or
          (bb) to the extent that, on the Expiry Date, there are less Cycles since the last Engine Refurbishment as when compared with the condition of such Engines since the last Engine Refurbishment as of the Delivery Date, Lessor shall pay compensation to Lessee in an amount equal to US$80.00 multiplied by the number of Cycles in the difference; and
(ii)     Life  Limited  Parts:
Payment for Engine life limited part ("LLP") replacements shall be adjusted on redelivery for the pro-rata value of any LLP changes accomplished during the Term based on the then current Pratt & Whitney catalogue prices in accordance with the following:
(aa) to the extent that, on the Expiry Date, there are more Cycles flown on any LLP as compared with the condition of such LLP on the Delivery Date, then Lessee shall pay compensation to Lessor in an amount equal to the relevant LLP cycle cost (defined for 2000 in Schedule 7 and as amended over time by manufacturer's price list and which in the aggregate for 2000 is US$38.00 per Cycle) multiplied by the number of Cycles in the difference; or
        --------------
(bb) to the extent that, on the Expiry Date, there are less Cycles flown on any LLP as compared with the condition of such LLP on the Delivery Date, then Lessor shall pay compensation to Lessee in an amount equal to the relevant LLP cycle cost (defined as per (aa) above) multiplied by the number of Cycles in the
                                       -------------
difference.
     Lessor shall consent to the workscope for the last Engine shop visit in order to avoid a situation where, on redelivery of the Aircraft, the Engines would have a materially greater remaining life until overhaul than they had at the Delivery Date. Upon any default by Lessor of its obligation to pay any compensation due to Lessee pursuant to Clause 2(b)(i)(bb) or Clause 2(b)(ii)(bb) of this Schedule 5, Lessee shall have the right, at its expense, to remove from the Aircraft the Engine or Engines (each such Engine so removed, a "Replaced Engine") giving rise to such payment obligation and to replace such Replaced Engine with an engine that complies with Clause 8.13(a) of the Agreement and this Schedule 5 (a
"Replacement Engine") in order to avoid or reduce the amount of the compensation due to Lessee hereunder. Upon any such removal and replacement of a Replaced
Engine, Lessee shall convey or cause to be conveyed to Lessor title to the Replacement Engine, free and clear of all Security Interests other than Permitted Liens. Prior to or at the time of any such conveyance, Lessee shall
(i) furnish Lessor with a bill of sale with respect to the Replacement Engine and (ii) take such other action and furnish such other certificates and documents as Lessor may reasonably require in order to ensure that the Replacement Engine is duly and properly conveyed to Lessor. Upon full compliance with this Clause 2(b), title to each Replaced Engine shall pass to Lessee in accordance with Section 8.17(b) of the Agreement;
(c) have no defect that reduces the Cycles of remaining life pursuant to manufacturer's or airworthiness requirements until overhaul to less than 3,000; and

(d) be in a condition that can operate at maximum rated take-off power at sea level at a temperature of 26C.

3.     Fuselage,  Windows  and  Doors

(a) the fuselage will be free of major dents and abrasions that exceed the prescribed parameters under the SRM and shall be free of scab patches which are temporary or out of maintenance manual limits and loose, pulled or missing rivets (normal wear and tear excepted);

(b) the windows will not contain any de-lamination, blemishes or crazing that exceed the prescribed parameters under the Manufacturer's maintenance manual and will be properly sealed (normal wear and tear excepted); and

(c) the doors will be free moving, correctly rigged and fitted with serviceable seals.

4.     Wings  and  Empennage

(a) leading edges will not contain any damage that exceeds the prescribed parameters under the SRM;

(b)     control  surfaces  will  be  properly  polished;

(c) unpainted cowlings and fairings will be polished to the same standard as on Lessee's other MD-80 aircraft; and

(d)     wings  will  be  free  of  fuel  leaks.

5.     Interior

(a)     the  interior  will  be  fully  serviceable;

(b) emergency equipment having a calendar life will have a minimum of 1 year or 100% of its total approved life remaining, whichever is less; and

(c) curtains, carpets, seat covers and seat cushions will be clean and free from material stains and worn out (threadbare) areas and will conform to FAR fire resistance regulations as applicable to an FAR Part 129 operator.

6.     Cockpit

(a) fairing panels shall be substantially free of stains and cracks, clean, secure and repainted as necessary;

(b)     floor  coverings  will  be  clean  and  effectively  sealed;

(c) seat covers will be in good condition, clean and substantially free of stains and will conform to FAR fire resistance regulations as applicable to an FAR Part 129 operator; and

(d)     seats  will  be  serviceable  and  in  good  condition.

7.     Cargo  Compartments

(a)     panels  will  be  in  good  condition;

(b)     nets  will  be  in  good  condition;  and

(c) the compartments will comply with FAR fire resistance and containment regulations as applicable to an FAR Part 129 operator.

8.     Landing  Gear

(a) The installed main and nose landing gear components and their associated actuators and parts will have a minimum of eighteen (18) months calendar life, 4,500 hours and 3,000 Cycles remaining to the next scheduled overhaul or shop visit under the manufacturer's maintenance program.

(b)     If  any  Landing  Gear:

1) has fewer Cycles remaining until the next scheduled removal for overhaul under the Agreed Maintenance Program than it had on the Delivery Date, then the Lessee shall pay to the Lessor an amount equal to the product of (i) such difference, multiplied by (ii) US$12.00 per Cycle; and

2) has a greater number of Cycles remaining until the next scheduled removal for overhaul under the Agreed Maintenance Program than it had on the Delivery Date, then the Lessor shall pay to the Lessee an amount equal to the product of
(i)  such  difference,  multiplied  by  (ii)  US$12.00  per  Cycle.

(c) The tires and brakes will have at least half-life remaining until next removal.

(d) The landing gear and wheel wells will be clean, free of leaks and repaired as necessary.

10.     APU

(a) The APU shall be serviceable in accordance with the Approved Maintenance Program parameters;

(b) The APU will have not less than half-time remaining to the next shop visit based upon the AMR reliability program and the APU manufacturer's MTBR statistics; and

(c)     If  the  APU:

(i) has fewer Flight Hours remaining until the next scheduled removal for overhaul under the Agreed Maintenance Program than it had on the Delivery Date, then the Lessee shall pay to the Lessor an amount equal to the product of (i) such difference, multiplied by (ii) US$9.00 per Flight Hour; and

(ii) has a greater number of Flight Hours remaining until the next scheduled removal for overhaul under the Agreed Maintenance Program than it had on the Delivery Date, then the Lessor shall pay to the Lessee an amount equal to the product of (i) such difference, multiplied by (ii) US$9.00 per Flight Hour.

11.     Corrosion

(a) The Aircraft will be in compliance with the CPCP and will have been inspected and treated with respect to corrosion as required by the CPCP; and

(b) Fuel tanks will be free from contamination and corrosion which exceed the allowable limits contained in the Approved Maintenance Program and a tank treatment program will be in operation and up-to-date if required under the Approved Maintenance Program.

12.     Net  Payment  on  Return

(a) Any amounts due to amounts due to the Lessor pursuant to this Schedule 5 may be may be set off against any amounts due to Lessee pursuant to paragraphs
(b)  or  (d)  of  Schedule  10  and  a  payment  made  for  the  net amount due.

13.     Fuel

Upon redelivery of the Aircraft to Lessor, an adjustment will be made in respect of fuel on board the Aircraft on the Delivery Date and on the Expiry Date at the price then prevailing at the Redelivery Location.

      SCHEDULE 6 -- INSURANCE PROVISIONSSCHEDULE 6 -- INSURANCE PROVISIONS

     Part  1

     (Insurance  Requirements)

1.     The  Insurances  required  to  be  maintained  are  as  follows:

(a) HULL "ALL RISKS" of Loss or Damage while flying and on the ground with respect to the Aircraft for the Termination Value and with a deductible not exceeding $250,000 (such deductible being protected by separate insurance to pay up to $200,000 in excess of the first $50,000 thereof, subject to any aggregate limit stipulated in such insurance).

(b) HULL WAR AND ALLIED PERILS, covering those risks excluded from the Hull "All Risks" Policy to the extent such coverage is available from the leading international insurance markets, including confiscation and requisition by the State of Registration, for the Termination Value;

(c) "ALL RISKS" PROPERTY INSURANCE (INCLUDING WAR AND ALLIED RISK except when on the ground or in transit other than by air or sea) on all Engines and Parts when not installed on the Aircraft (to the extent not covered under the Aircraft hull insurances described in paragraphs (a) and (b) above), including Engine test and running risks, in an amount equal to replacement value in the case of the Engines;

(d) AIRCRAFT THIRD PARTY, BODILY INJURY/PROPERTY DAMAGE, PASSENGER, BAGGAGE, CARGO AND MAIL AND AIRLINE GENERAL THIRD PARTY (INCLUDING PRODUCTS) LEGAL LIABILITY for a combined single limit (Bodily Injury/Property Damage) of an amount not less than the Minimum Liability Coverage for the time being in respect of any one occurrence (but, in respect of products liability, this limit may be an aggregate limit for any and all losses occurring during the currency of the policy; War and Allied Risks are also to be covered under the Policy to the extent available from the leading international insurance markets.

2. All required hull and spares insurance (specified in (1)(a), (b) and (c) above), so far as it relates to the Aircraft, will:

(a) include the Indemnitees as additional insureds (warranted no operational interest);

(b) provide that any loss will be settled jointly with the Lessor and the Lessee, and any claim that becomes payable on the basis of a Total Loss shall be paid in Dollars to the Lessor as sole loss payee, with any other claim being payable as may be necessary for the repair of the damage to which it relates;

(c) if separate Hull "All Risks" and "War Risks" insurances are arranged, include a 50/50 provision in the terms of Lloyd's endorsement AVS103; and

(d) confirm that the Insurers are not entitled to replace the Aircraft in the event of a Total Loss.

3.     All  required  liability  insurances  (specified  in  (1)(d) above) will:

(a) include the Indemnitees as additional insureds for their respective rights and interests, warranted (each as to itself only) no operational interest; but the coverage provided will not include claims arising out of their legal liability as manufacturer, repairer or servicing agent;

(b)     include  a  severability  of  interest  clause;

(c) contain a provision confirming that the policy is primary without right of contribution and that the liability of the insurers will not be affected by any other insurance of which the Lessor or the Lessee have the benefit; and

(d) accept and insure the indemnity provisions of this Agreement to the extent of the risks covered by the relevant policy or policies.

4.     All  Insurances  will:

(a) be in accordance with normal industry practice of Persons operating similar aircraft in similar circumstances;

(b) operate on a worldwide basis subject to such limitations and exclusions as may be notified to the Lessor;

(c) acknowledge that the insurers are aware that the Aircraft is owned by the Lessor and is subject to this Agreement;

(d) provide that, in relation to the interests of each of the additional insureds, the Insurances will not be invalidated by any act or omission of any other Person which results in a breach of any terms conditions or warranty of the policies; provided, that the additional assured so protected has not caused, contributed to or knowingly condoned such act or omission;

(e) provide all terms of Lloyd's endorsement AVN 67B including a statement that the Insurers will waive any rights of recourse and/or subrogation against the additional insureds, subject to and in accordance with Clause 3.4 of such endorsement;

(f) provide that the additional insureds will have no obligation or responsibility for the payment of any premiums (but reserve the right to pay the same should any of them elect to do so) and that the Insurers will waive any right of offset or counterclaim against the respective additional insureds other than for outstanding premiums in respect of the Aircraft, any Engine or Part;

(g) provide that, except in the case of any provision for cancellation or automatic termination specified in the policies or endorsements thereof, the Insurance can only be canceled or materially altered in a manner adverse to the additional insureds by giving at least 30 days' written notice to the Lessor, except in the case of war risks (or radioactive contamination), for which seven days' written notice (or such lesser period as is or may be customarily available in respect thereof) will be given; and

(h) contain a provision entitling the Lessor to initiate a claim under any policy, if so desired.

5.     All  Reinsurances  will:

(a) be on the same terms as the Insurances and will include the provisions of this Schedule;

(b) provide that, notwithstanding any bankruptcy, insolvency, liquidation, dissolution or similar proceedings of or affecting the reinsured, the reinsurers' liability will be to make such payment as would have fallen due under the relevant policy of reinsurance if the reinsured had (immediately before such bankruptcy, insolvency, liquidation, dissolution or similar proceedings) discharged its obligations in full under the original insurance policies in respect of which the then relevant policy of reinsurance has been effected; and

(c) contain a "cut-through" clause in the following form (or such other form as is reasonably satisfactory to the Lessor), subject to the provisions of such clause not contravening any law of the State of Incorporation:

"The Reinsurers and the Reinsured hereby agree that, in the event of any claim arising under the Reinsurances in respect of a total loss or other claim where, as provided by the Lease Agreement, dated June __, 2001 and made between Investors Asset Holding Corp., as Owner Trustee, and Aerovias de Mexico, S.A. de C.V., such claim is to be paid to the person named as sole loss payee under the primary insurances, the Reinsurers will, in lieu of payment to the Reinsured, its successors in interest and assigns, pay to the person named as sole loss payee under the primary insurances effected by the Reinsured that portion of any loss for which the Reinsurers would otherwise be liable to pay the Reinsured (subject to proof of loss), it being understood and agreed that any such payment by the Reinsurers will (to the extent of such payment) fully discharge and release the Reinsurers from any and all further liability in connection therewith".

                                     PART 2

     (Form  of  Broker's  Undertaking)



     [Separately  delivered  by  Lessee's  Broker]

                                     PART 3

     (Form  of  Insurance  Certificate)




     [Separately  delivered  by  Lessee's  Broker]

80
                                       --




     SCHEDULE 7 -- FORM OF LEGAL OPINIONSCHEDULE 7 -- FORM OF LEGAL OPINION





     [Separately  delivered  by  Lessee's  counsel]

          SCHEDULE 8 -- FORM OF MONTHLY STATUS REPORTSCHEDULE 8 -- FORM
                            OF MONTHLY STATUS REPORT




     AIRCRAFT  TYPE     REG.  MARK     SERIAL  NO.     MONTH  ENDING

     Boeing/McDonnell
         Douglas  MD-87      N753RA          49587


1.     AIRCRAFT  UTILIZATION:

(a)     Airframe  Total  Flight  Hours

(b)     Airframe  Total  Cycles

(c)     Airframe  Flight  Hours  for  Month

(d)     Airframe  Flight  Cycles  for  Month


2.     POWERPLANT  STATUS:          No.1     No.2


(a)     Serial  Nos.  of  Delivered  Engines     708147     708177

(b)     Serial  Nos.  of  Replacement  Engines
     (if  applicable)

(c)     Serial  Nos.  of  Installed  Engines
     (if  different  from  (a)  or  (b)  above)

(d)     Current  Location  of  Delivered  or
     Replacement  Engines  (as  applicable)
(if  not  installed  on  Airframe)

(e)     Total  Time  Since  New  of  Delivered
     or  Replacement  Engines  (as  applicable)

(f) Total Cycles Since New of Delivered or Replacement Engines (as applicable)

(g) Total Flight Hours for the Month for each Delivered or Replacement Engine
(as  applicable)

(h) Total Cycles for the Month for each Delivered or Replacement Engine
(as  applicable)


3.     APU  STATUS:

(a)     Serial  No.  of  Delivered  APU

(b)     Serial  No.  of  Replacement  APU
     (if  applicable)

(c)     Serial  No.  of  Installed  APU
     (if  different  from  (a)  or  (b)  above)

(d)     Current  Location  of  Delivered  or
     Replacement  APU  (as  applicable)
(if  not  installed  on  Airframe)

(e)     Total  Time  Since  New  of  Delivered
     or  Replacement  APU  (as  applicable)

(f) Total Cycles Since New of Delivered or Replacement APU (as applicable)

(g)     Total  Hours  for  the  Month  for
     Delivered  or  Replacement  APU
(as  applicable)

(h)     Total  Cycles  for  the  Month  for
     Delivered  or  Replacement  APU
(as  applicable)



4.     ROUTINE  CHECKS  /  A.D.  AND  S.B.  COMPLIANCE:

(a)     Routine  Checks  (A  and  above)  performed  during  Month:


(b)     Airworthiness  Directives  complied  with  during  Month:


(c)     Service  Bulletins  complied  with  during  Month:


5.     AIRCRAFT  DAMAGE  OR  ENGINE  CHANGES:

Details of any repairs carried out to the Aircraft beyond SRM limits and Engine changes, giving reasons for repair or change:


6.     UPCOMING  MAINTENANCE  CHECKS

(a) Maintenance Checks (C segment and above) scheduled or expected to be performed on the Airframe during the next 12 months:


(b) Scheduled shop visits or heavy maintenance visits scheduled or expected to be performed on the Engines during the next 12 months:


(c) Overhauls, or replacements scheduled or expected to be performed on the APU or Landing Gear during the next 12 months:



Date:  ___________,  20__     CERTIFIED  FOR  AND  ON BEHALF OF      AEROVIAS DE
MEXICO,  S.A.  DE  C.V.



     By:_______________________________
     Name:
Title:

                SCHEDULE 9 -- BASIC RENT AND DEPOSIT8 -- FORM OF
                              MONTHLY STATUS REPORT



A.  BASIC  RENT:     U.S.$130,000  in  respect  of  the  Term,  in  immediately
    -----------
available  funds.
    ----

B.  DEPOSIT:          (i)  the  amount of U.S.$130,000 previously paid by Lessee
    -------
to Lessor pursuant to the terms of a Letter of Intent, dated April 27, 2001, between the Lessor and the Lessee, or (ii) any letter of credit or other security which Lessee, Lessor and any Lessor Lender agree shall be substituted for such amount and which Lessee has delivered to Lessor (or, at Lessor's written direction, to one or more Lessor Lenders).

C.  LETTERS  OF  CREDIT:     Any  letter of credit ("LOC") provided by Lessee as
    -------------------
the Deposit hereunder, or any part thereof, shall be issued or confirmed by a U.S. bank, be in substantially in the form of Schedule 9-A hereto and be subject to the following provisions:

(a) Any LOC shall be delivered to such address as Lessor shall specify and shall be maintained for the benefit of Lessor or its designee including any Lessor Lender. Lessee or the issuer of the LOC shall (i) renew or cause the renewal of each outstanding Letter of Credit on a timely basis as provided in the relevant LOC, (ii) if the bank that issued an outstanding LOC has indicated its intent not to renew such LOC, provide either a substitute LOC or other acceptable Deposit, in each case at least twenty (20) Business Days prior to the expiration of the outstanding LOC, and (iii) if a bank issuing a LOC shall fail to honor Lessor's properly documented request to draw on an outstanding LOC, provide for the benefit of Lessor and its designees either a substitute LOC that is issued by a bank acceptable to Lessor or other acceptable Deposit, in each case within two (2) Business Days after such refusal.

(b) Upon the occurrence of an LOC Default, Lessee agrees to deliver to Lessor (or any applicable Lessor Lender) either a substitute LOC or other acceptable Deposit, in each case on or before the second Business Day after the occurrence thereof. "LOC Default" shall mean with respect to an outstanding LOC, the
           ------------
occurrence of any of the following events: (i) the issuer of such LOC shall fail to maintain an unsecured credit rating of at least "AA" by Standard & Poor's Ratings Services or "___" by Moody's Investor Service, Inc.; (ii) the issuer of the LOC shall fail to comply with or perform its obligations under such LOC if such failure shall be continuing after the lapse of any applicable grace period; (iii) the issuer of such LOC shall disaffirm, disclaim, repudiate or reject, in whole or in part, or challenge the validity of, such LOC; (iv) such LOC shall expire or terminate, or shall fail or cease to be in full force and effect at any time during the term of this Agreement; or (v) any of the events of the type specified in Clauses 13.1(g) or (h) of this Agreement shall occur with respect to the issuer of such LOC.

(c) (i) A LOC shall provide that Lessor or its designee may draw upon the LOC in an amount that is equal to all amounts that are due and owing from Lessee but have not been paid to Lessor within the time allowed for such payments under this Agreement. A LOC shall provide that a drawing may be made on the LOC upon submission to the bank issuing the LOC of one or more certificates of Lessor in accordance with the specific requirements of the LOC.

(ii) Upon or at any time after the occurrence of an Event of Default under this Agreement, Lessor or its designee may draw on the entire, undrawn portion of any outstanding LOC upon submission to the bank issuing such LOC of one or more certificates in accordance with the specific requirements of the LOC. Cash proceeds received from drawing upon the LOC shall be deemed a cash Deposit until applied in accordance with this Agreement. Notwithstanding Lessor's receipt of cash under the LOC, Lessee shall remain liable to Lessor for any failure to maintain a sufficient Deposit in accordance with the terms of this Agreement. In addition, Lessee shall remain liable for any amounts owing to Lessor and remaining unpaid after the application of the amounts so drawn by Lessor.

                                  SCHEDULE 9-A

           [FORM OF] IRREVOCABLE TRANSFERABLE STANDBY LETTER OF CREDIT
                                Date Of Issuance:

[Name  of  Lessor/designated  Lessor  Lender]
[Address]

     Re:  Credit  No.  _______________

     We hereby establish our Irrevocable Transferable Standby Letter of Credit in your favor for the account of Aerovias de Mexico, S.A. de C.V. (the "Account Party"), for the aggregate amount not exceeding ____________ United States Dollars ($_______), available to you at sight upon demand at our counters at (Location) on or before the expiration hereof against presentation to us of the
   ------
following  statement,  dated  and signed by a representative of the beneficiary:
     "The amounts of US$________ is due to Investors Asset Holding Corp., as owner trustee, and is unpaid pursuant to the Lease Agreement, dated June __, 2001, between Investors Asset Holding Corp., as lessor, and the Account Party, as lessee, as the same may have been amended (the "Agreement")."
The amount which may be drawn by you under this Letter of Credit shall be automatically reduced by the amount of any drawings paid through the Issuing Bank referencing this Letter of Credit No. ____. Partial drawings are permitted hereunder.
     This Letter of Credit shall expire ________________ (____) days from the date of issuance, but shall automatically extend without amendment for additional _____________ (_____)-day periods from such expiration date and from subsequent expiration dates, if you, as beneficiary, and the Account Party have not received due notice of our intention not to renew ninety (90) days prior to any such expiration date.
     We hereby agree with you that documents drawn under and in compliance with the terms of this Letter of Credit shall be duly honored upon presentation as specified.
     This Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 (the "UCP"), except to the extent that the terms hereof are inconsistent with the provisions of the UCP, including but not limited to Articles 13(b) and 17 of the UCP, in which case the terms of this Letter of Credit shall govern.

     In the event of an Act of God, riot, civil commotion, insurrection, war or any other cause beyond our control that interrupts our business (collectively, an "Interruption Event") and causes the place for presentation of this Letter of Credit to be closed for business on the last day for presentation, the expiry date of this Letter of Credit will be automatically extended without amendment to a date thirty (30) calendar days after the place for presentation reopens for business.
     This Letter of Credit is transferable, and we hereby consent to such transfer, but otherwise may not be amended, changed or modified without the express written consent of the beneficiary, the Issuing Bank and the Account Party.
[BANK  SIGNATURE]

                      SCHEDULE 10 -- SUBSEQUENT INVESTMENTS

In accordance with Clause 7.7, the Lessor shall make each applicable Subsequent Investment, as follows:

(a) reimburse the Lessee, within five (5) Business Days after the Delivery Date and against Lessee's invoice therefor, for four hundred thousand dollars ($400,000.00) in respect of the "C" Check to be completed by Lessee after the Delivery Date;

(b) reimburse the Lessee, within ten (10) Business Days after Lessor's receipt of Lessee's itemized invoice, for all amounts reasonably incurred by Lessee for parts (but not for labor expense) necessary to correct discrepancies from the delivery conditions specified in Exhibit 4 which are noted during the Observation Period of the ferry flight of the Aircraft from the Delivery Location to Mexico City International Airport and relate solely to the operation of the Aircraft (and not to records or issues which would otherwise be corrected during a periodical "C" check); provided, however, that the Lessor's liability with respect to the Lessor Contribution shall not exceed two hundred fifty thousand dollars ($250,000.00) and any excess shall be the sole responsibility of the Lessee;

(c) reimburse the Lessee, within ten (10) Business Days after Lessor's receipt of Lessee's itemized invoice, for sixty five percent (65%) of all amounts reasonably incurred by Lessee for parts and labor expense for any modifications made promptly following Delivery (the "Lessor Contribution");
provided, however, that the Lessor's liability with respect to the Lessor Contribution shall not exceed eight hundred thousand dollars ($800,000.00) and any excess shall be the sole responsibility of the Lessee;

(d) if the Lessee shall have caused compliance with the insulation airworthiness directive issued by the FAA on May 25, 2000 (the "Insulation AD") to have been duly effected during the Term, or, if the Lessee shall have exercised the extension option pursuant to Clause 5.3, during the extension of the Term, reimburse the Lessee, within ten (10) Business Days after Lessor's receipt of Lessee's invoice together with any supporting documentation reasonably requested by Lessor (which invoice and supporting documentation shall in no event be tendered or delivered to the Lessor for payment prior to the date which is eighteen (18) months after the Delivery Date), for the sum of (i) one hundred percent (100%) of its cost with no markups for parts and labor expense for performance of the Insulation AD, and (ii) sixty six percent (66%) of the Basic Rent for the month of the Term during which the Insulation AD is completed; provided, however, that the Lessor's liability with respect to the cost of the Insulation AD shall not exceed three hundred thousand dollars ($300,000.00) (exclusive or any rent abatement or reimbursement), and any excess shall be the sole responsibility of the Lessee;

(e) if (i) the Aircraft shall be subject to any mandatory manufacturer's service bulletin or FAA airworthiness directive (other that the Insulation AD) which requires compliance during the Term, (ii) the Lessee shall have caused compliance with such service bulletin or airworthiness directive to have been duly effected, and (iii) the Lessee's parts and labor expense for performance of such service bulletin or airworthiness directive shall have exceeded fifty thousand dollars ($50,000.00), reimburse the Lessee, within ten (10) Business
                                  ---------------------
Days after Lessor's receipt of Lessee's invoice together with any supporting documentation reasonably requested by Lessor, for the prorated value of the remaining useful life of the resulting improvement determined as follows. The first fifty thousand dollars ($50,000.00) of such expense for each service bulletin  or  airworthiness  directive  shall  be the sole responsibility of the
Lessee. Any excess shall be prorated, with the Lessee's liability being determined by multiplying the excess by the quotient resulting from the following formula:
            R
-------------
120  -  (Term  -  R)
(with R equal to the number of months remaining in the Term after the completion of all conditions for such reimbursement) and with the balance being the pro rata amount due from the Lessor; and

(f) upon the return of the Aircraft and the due performance of all other obligations due in connection with such return in accordance with this Agreement, pay to the Lessee, within ten (10) Business Days after Lessor's receipt of Lessee's invoice together with any supporting documentation reasonably requested by Lessor, one hundred percent (100%) of any Redelivery Credit; provided, however, that the Lessor shall have no liability with respect to any Redelivery Credit relating to the Engines except to the extent either (i) such liability has been generated as a result of regularly scheduled or otherwise required maintenance work performed on any Engine under the Agreed Maintenance Program, or (ii) Lessor (and if so required, any Lessor Lender) has consented in writing (with such consent not to be unreasonably withheld or delayed) the work scope of any heavy maintenance performed on the Engines (and any other or excess maintenance shall not be eligible for any such credit). Lessee agrees that such consent may properly be refused if in the non-consenting party's sole judgment it appears that the probable result would be that on return of the Aircraft the Engines would have a materially greater remaining life until overhaul than they had on the Delivery Date.

Lessee shall give prompt notice to Lessor of any mandatory service bulletin or airworthiness directive for which Lessor is reasonably expected to have any liability pursuant to this Schedule 10 or Clause 7.7. Additionally, in the event that the Lessor's aggregate liability under this Agreement with respect to mandatory service bulletins and airworthiness directives is reasonably expected to exceed one million dollars ($1,000,000.00), Lessee shall give Lessor prompt notice thereof and Lessor shall thereafter have the option to terminate the Term on not less than one hundred eighty (180) days' notice to Lessee; provided, however, that Lessor shall have no such termination option if Lessee agrees in such notice to bear all costs relating to such service bulletins and airworthiness directives from and after the point at which Lessor's aggregate liability under this Agreement with respect to service bulletins and airworthiness directives is equal to one million dollars ($1,000,000.00).

Any amounts due to Lessee pursuant to paragraphs (d) or (f) of this Schedule 10 may be set off against any amounts due to the Lessor pursuant to Schedule 5 and a payment made for the net amount due.